UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XFONE, INC.
(Name of small business issuer in its charter)

Nevada	7389	11-3618510
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011.44.845.1087777

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal place of business)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1
Las Vegas, NV 89120-3481, USA
Telephone number: 702.866.2500
(Name, address and telephone number of agent for service)

Copies to:

Gersten Savage LLP

Arthur S. Marcus, Esq.
600 Lexington Avenue
New York, NY 10022-6018

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value (1)	1,199,150	$ 2.85(1)	$3,417,577.5	$402.24
Common Stock, $.001 par value underlying A Warrants (2) to Purchase Common Stock	287,625	$3.00	$862,875	$101.56
Common Stock, $.001 par value underlying B Warrants (3) to Purchase Common Stock	287,625	$3.25	$934,781.3	$110
Common Stock, $.001 par value underlying C (4) Warrants to Purchase Common Stock	245,000	$3.15	$771,750	$90.83
Common Stock, $.001 par value underlying D (5) Warrants to Purchase Common Stock	10,370	$3.50	$36,295	$4.27
Group, LLC Common Stock, $.001 par value underlying E (6) Warrants to Purchase Common Stock	32,500	$5.10	$165,750	$19.50
Common Stock, $.001 par value underlying F (7) Warrants to Purchase Common Stock	32,500	$6.80	$221,000	$26
Common Stock, $.001 par value underlying G Warrants (8) to Purchase Common Stock	157,500	$3.80	$598,500	$70.44
Common Stock, $.001 par value underlying options (9) to Purchase Common Stock	1,282,500	$3.50	$4,488,750	$528.32
Convertible Term Note To purchase Common Stock, $.001 par value(10)	574,713	$3.48	$2,000,000	$235.40
Total	4,109,483			$1,588.56

For purpose of this document ONLY we will name the Warrants discussed herein A through G Warrant for the purposes of differentiating the different exercise prices of the particular warrants.

(1) Estimated solely to calculate the registration fee pursuant to Rule 457 of the Securities Act. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the American Stock Exchange on November 15, 2005.

(2) Represents shares of common stock issuable upon the exercise of A Warrants. Each A Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.00 per share.

(3) Represents shares of common stock issuable upon the exercise of B Warrants. Each B Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.25 per share.

(4) Represents shares of common stock issuable upon the exercise of C Warrants. Each C Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.15 per share.

(5) Represents shares of common stock issuable upon the exercise of D Warrants. Each D Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.50 per share.

(6) Represents shares of common stock underlying E Warrants. Each E Warrant entitles the Holder to purchase shares of common stock at an exercise price of $5.10 per share.

(7) Represents shares of common stock underlying F Warrants. Each F Warrant entitles the Holder to purchase shares of common stock at an exercise price of $6.80 per share

(8) Represents shares of common stock underlying G Warrants. Each G Warrant entitles the Holder to purchase shares of common stock at an exercise price of $3.80 per share

(9) Represents shares of our common stock underlying our stock option plan and are issuable upon exercise of certain options granted to employees at $3.50 per share.

(10) Represents shares of common stock issuable upon the exercise of a Secured Convertible Term Note. The Note converts into shares of common stock at a price of $3.48 per share.

This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

Our common stock shares are quoted on the American Stock Exchange under the symbol "XFN". There is currently only a limited market in our common stock and we do not know whether an active market in our common stock will develop. We will not receive proceeds from the resale of shares by the selling shareholders. We will receive proceeds from the exercise of the warrants if and to the extent that any of the warrants are exercised.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

XFONE, INC.

This prospectus relates to the resale by certain selling shareholders of an aggregate of 4,109,983 shares of our common stock in connection with the resale of: (a) up to 885,000 shares of our common stock which were issued in connection with a Securities Purchase Agreement dated September 28, 2005 with Crestview Capital Mater, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount-Provident Funds (the “Crestview Agreement”) (b) 442,500 shares of our common stock which may be issued upon the exercise of our A and B Warrants issued in connection with the Crestview Agreement (pursuant to the agreement 130% of the total common stock and warrants will be registered under this registration statement); (c) up to 10,370 shares of our common stock which may be issued upon the exercise of our D Warrants issued to Yitzhak Rosenbaum as a legal consulting fee (d) up to 3,150 shares of our common stock which were issued to Shimon Langbart (e) up to 35,000 shares of our common stock which will be issued to Oberon Securities LLC pursuant to consulting/finder agreement upon effectiveness of this Registration Statement. Pursuant to the agreement Oberon will receive $105,000 worth of shares of our common stock based on the market price of the common stock on the date of this prospectus, we are registering 45,500 shares in the event that our stock price declines (f) up to 245,000 shares of our common stock issuable upon exercise of C Warrants in connection with the Oberon consulting/finder agreement; (g) up to 65,000 shares of our common stock issuable upon exercise of E and F Warrants issued to Elite Financial Communication Group LLC (h) up to 157,500 shares of our common stock issuable upon exercise of G Warrants which were issued in connection with a Securities Purchase Agreement dated September 27, 2005 with Laurus Master Fund, Ltd. (the “Laurus Agreement”); (i) up to 574,713 shares of our common stock which may be issued upon the conversion of a Secured Convertible Term Note issued to Laurus Master Fund, Ltd.; (j) and up to 1,282,500 shares of our common stock underlying our stock option plan that are issuable upon exercise of certain of our options granted to employees.

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling shareholders will pay all brokerage commissions and discounts attributable to the sale of the shares plus brokerage fees. We are responsible for all other costs, expenses and fees, including filing, legal, accounting and miscellaneous fees incurred or expected to be incurred of approximately $75,000 in registering the shares offered by this Prospectus. Selling shareholders will pay no offering expenses. Our common stock is traded on the American Stock Exchange (the “AMEX”) under the symbol “XFN.” On November 15, 2004 the closing bid price of our common stock was $2.85.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” DETAILED IN THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 18, 2005

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Xfone, Inc, or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you read the entire prospectus.

Prospectus Summary	1
Xfone Inc
The Offering	3

Summary Financial Information	5
Risk Factors	7
Special Note Regarding Forward-Looking Statements	12
Use of Proceeds	12
Market for Our Shares	13
Holders	14
Dividend Policy	14
Management’s Discussion and Analysis of Financial Condition and Results of Operations	14
Business	30
Description of Property	37
Legal Proceedings	38
Management	39
Executive Compensation	42
Security Ownership of Certain Beneficial Owners and Management	44
Certain Relationships and Related Transactions	48
Description of Securities	53
Shares Eligible for Resale	53
Selling Stockholders	53
Plan of Distribution	60
Legal Representation	62
Experts	62
Where You Can find Additional Information	63
Index to Financial Statements	F-1

PROSPECTUS SUMMARY

WHERE YOU CAN FIND US

Our principal executive offices are located at Britannia House, 960 High Road, London N12 9RY, United Kingdom.

Our telephone number is 011.44.845.1087777.

ABOUT OUR BUSINESS

Overview

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; cable television; high speed Internet services provided by Xfone USA; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need for heavy investments and with low expenses for operations and registration of new customers.

On April 15, 2004, we established an Israeli based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with international carrier services.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005.Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA’s utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

Recent Developments

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., a Louisiana corporation (the “Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55 Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the "Management Agreement") that provides that I-55 Internet Services hires and appoints Xfone USA as a manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

On August 26, 2005, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation (“I-55 Telecommunications”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the “Management Agreement”), providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

THE OFFERING

SHARES OUTSTANDING
PRIOR TO OFFERING

7,772,671
Common Stock, $0.001
par value

Common Stock Offered by Selling Security Holders
And Warrants Issued

This prospectus relates to the resale by certain security holders of up to 4,108,983 shares of our common stock in connection with the resale of:

•	up to *885,000 shares of our common stock which were issued in a private placement completed on September 28, 2005, at $2.50 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of A Warrants at $3.00 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of B Warrants at $3.25 per share;
•	up to 245,000 shares of our common stock which may be issued upon the exercise of C Warrants at $3.15 per share;
•	up to 10,370 shares of our common stock which may be issued upon the exercise of D Warrants at $3.50 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of E Warrants at $5.10 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of F Warrants at $6.80 per share;

•	up to 157,500 shares of our common stock which may be issued upon the exercise of G Warrants at $3.80 per share in connection with our Stock Purchase agreement September 27 2005;
•	up to 3,150 shares of our common stock which were issued to Shimon Langbart;
•	up to **45,500 shares of our common stock which are to be issued to Oberon Securities LLC upon effectiveness of this Registration Statement.
•	up to 574,713 shares of our common stock issued upon conversion of a $2,000,000 Secured Convertible Term Note dated September 27, 2005, which is convertible at $3.47 per share; and
•	up to 1,282,500 shares of our common stock underlying 1,282,500 options under our 2004 stock option plan.

*Pursuant to the Securities Purchase Agreement dated September 28, 2005, we are obligated to register 130% of the securities issued to the investors in connection with this financing transaction.
**The Company agreed to register $105,000 worth of common stock it owes Oberon Securities pursuant to the Letter Agreement dated November 15, 2005. The Company is registering 45,500 shares in the event that the stock price declines from today's market price.

Use of Proceeds

We will not receive any proceeds from the resale of the common stock by the selling shareholders; however, we will receive proceeds from any exercise of the warrants if and to the extent that any of the warrants are exercised. We have agreed to pay all offering expenses. The selling shareholders are offering 923,150 shares of common stock which they already own and an additional 2,202,870 shares of common stock issuable upon exercise of the warrants/options and an additional 574,713 shares of common stock issuable upon the conversion of the secured convertible term note which they currently hold. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with Crestview Capital Mater, LLC, Burlingame Equity Investors, LP Burlingame Equity Investors II, LP, Burlingame Equity Investors (Offshore), Ltd., and Mercantile Discount-Provident Funds, dated September 28, 2005; the Securities Purchase Agreement with Laurus Master Fund Ltd, dated September 27, 2005, and the agreement with Oberon Securities LLC; and agreements with other securities holders (the “Selling Shareholders”). Net proceeds from the financial transaction with Laurus Master Fund, Ltd. are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. Net proceeds of the equity financial transactions are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

Risk Factors

An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

American Stock Exchange Symbol

XFN

On November 15, 2005, the closing bid price of our common stock was $2.85.

Executive Offices

Britannia House
960 High Road
London N12 9RY, United Kingdom

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

December 31

IN POUNDS:	2004 Audited	2003 Audited	2002 Audited	2001 Audited	2000 Audited
REVENUES	11,330,116	7,282,181	3,741,436	2,658,905	1,354,746
OPERATING PROFIT	112,782	666,367	315,602	235,336	97,687
NET INCOME	39,874	421,445	240,981	145,606	69,559
BASIC EPS	0.007	0.08	0.05	0.03	0.02
TOTAL ASSETS	5,343,284	3,290,227	2,169,816	1,569,336	968,544
LONG TERM LIABILITY	651,863	125,838	66,193	50,488	40,676

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

Xfone, Inc. and Subsidiaries

STATEMENTS OF OPERATIONS

	Nine months Ended
	September 30,
	2005	2004
	Unaudited	Unaudited
Revenues	£9,912,515	£7,244,644
Cost of revenues	(6,662,272)	(5,181,121)

Gross profit	3,250,243	2,063,523

Operating expenses:
Research and development	(15,625)	(33,890)
Marketing and selling	(991,802)	(1,114,656)
General and administrative	(2,098,173)	(786,188)

Total operating expenses	(3,105,600)	(1,934,734)

Operating profit (loss)	144,643	128,789
Financing expenses - net	(68,203)	(26,368)
Equity in income of affiliated company	43,843	-
Loss from hurricane Katrina	(181,055)	-
Other income	17,452	48,459

Income before minority interest and taxes	(43,320)	150,880

Minority Interest	59,584	-

Income Before taxes	16,265	150,880

Taxes on income	(31,734)	(49,831)

Net (loss) income	£(15,469)	£101,049

(Loss) Earnings Per Share:
Basic	£-0.002	£0.020

Diluted	£-0.002	£0.010

BALANCE SHEET

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$
Current assets

Cash	£1,598,897	£797,097	$2,811,660

Accounts receivable, net	3,113,272	2,271,448	5,474,688

Prepaid expenses and other receivables	959,143	693,524	1,686,654

Loan to shareholder	123,965	123,965	217,992

Total Current Assets	£5,795,277	£3,886,034	$10,190,994

Loan to shareholder	123,966	123,966	217,994

Investments	64,728	20,885	113,824

Fixed assets

Cost	2,460,478	1,516,854	4,326,751

Less - accumulated depreciation	(446,574)	(261,561)	(785,300)

Total fixed assets, net	2,013,904	1,255,293	3,541,451

Other Assets, net	2,523,958	57,106	4,438,380

Total assets	£10,521,833	£5,343,284	$18,502,643

The accompanying notes are an integral part of these consolidated financial statements

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE PROSPECTIVE INVESTORS THAT WE WILL CONTINUE OPERATIONS OR MAKE A PROFIT IN THE FUTURE. NO PURCHASE OF THE COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER INVESTMENT.

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any shares of our common stock.

WE ARE SUBJECT TO EXTENSIVE REGULATION IN THE UNITED STATES, THE UNITED KINGDOM, ISRAEL AND OTHER FOREIGN COUNTRIES WHICH MAY LEAD US TO INCUR INCREASED BUSINESS COSTS AND HAVE NEGATIVE EFFECTS UPON OUR REVENUES AND POTENTIAL PROFITABILITY.

We serve customers in many countries, all of which have different regulations, jurisdictions, and standards and controls related to licensing, telecommunications, import/export, currency and trade. Regulatory changes pertaining to future regulatory classification of Internet related telephone services, otherwise known as VOIP telephony, may lead to burdensome regulatory requirements and fees, as well as additional interconnection fees to carriers and changes in access charges, universal service, and regulatory fee payments, which would affect our long distance services related costs and may have a material impact upon our ability to conduct business, as well as our revenues. Our compliance with foreign rules and regulations may lead to increased costs of doing business or reduced revenues from having to decrease or eliminate our business in certain foreign countries, all of which may negatively affect our potential profitability. For more detailed information regarding our foreign business, please see our "Description of Business" Section.

IF OUR INFORMATION AND BILLINGS SYSTEMS ARE UNABLE TO FUNCTION PROPERLY AS OUR OPERATIONS GROW, WE MAY EXPERIENCE SYSTEM DISRUPTIONS, REDUCED LEVELS OF CUSTOMER SERVICE AND A DECLINING CUSTOMER BASE AND REVENUES.

Over the past two years, our business revenues and operations have almost doubled. We now handle millions of transactions on a daily basis with over 100,000 customers and users located in dozens of countries. Accordingly, our information and billing systems are under increasing stress. We use internally developed and acquired systems to operate our services and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to add software and hardware or develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems or provide new features or functionality, may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, collection difficulties, and delays in reporting accurate financial information. Any such failure could cause system disruptions, reduced levels of customer service, and a declining customer base and revenues.

TERRORIST ATTACKS, WAR, OR ARMED CONFLICT OR POLITICAL/ECONOMIC EVENTS OR UPHEAVALS IN FOREIGN COUNTRIES WHERE WE CONDUCT BUSINESS MAY NEGATIVELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

Terrorist attacks in the United States, Great Britain and/or Israel as well as the United States of America and Great Britain’s involvement in the war with Iraq or other armed conflict or political/economic events in other countries where we conduct business, may negatively impact consumer confidence and spending in the countries where we conduct our business. Any such occurrences could lead to an interruption in our services and could negatively affect our revenues and results of operations.

NATURAL DISASTERS AND ACTS OF GOD MAY NEGATIVELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

Our wholly owned subsidiary Xfone USA, Inc. is positioned in an environment which has a higher than average propensity to experience hurricanes. Most recently we suffered some adverse affects to our business from Hurricane Katrina. There is no guarantee that we will not be negatively affected in the future by other natural disasters, hurricanes or Acts of God.

IF WE ARE NOT ABLE TO OBTAIN FINANCING AS WE GROW OUR BUSINESS, WE WILL HAVE TO CURTAIL THESE PLANS AND THE VALUE OF YOUR INVESTMENT MAY BE NEGATIVELY AFFECTED.

Our future business will involve substantial costs, primarily those costs associated with marketing, business development, and possible acquisitions. If our revenues are insufficient to fund our operations as we grow our business, we may need traditional bank financing or financing from debt or equity offerings. However, if we are unable to obtain financing when needed, we may be forced to curtail our operations, which could negatively affect our revenues and potential profitability and the value of your investment. There can be no assurance that we will be able to obtain additional financing when needed or if available that it will be on commercially reasonable terms.

SHOULD OUR AGREEMENTS WITH STORY TELECOM, WORLDNET OR BRITISH TELECOM BE CANCELLED, OUR REVENUES WILL BE NEGATIVELY IMPACTED.

During 2004, there were two customers that accounted for more than 10% of our revenues: (a) our affiliate, Story Telecom, represented approximately 44% of our total revenues; and (b) British Telecom represented approximately 22% of our total revenues. Collectively, in 2004 the United Kingdom accounts for approximately 75% of our revenues. Our largest non-affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2% of our revenues during the first nine months of the year 2005. We anticipate that WorldNet will continue to contribute approximately the same amount to our revenues in the years 2005 and 2006. As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom.

Should our agreements involving Story Telecom, WorldNet or British Telecom be cancelled, our revenues will be negatively affected.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT

Our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to developing and expanding our services. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or services or by increasing their efforts to gain and retain market share through competitive pricing. As the market for our services matures, price competition and penetration into the market will intensify. Such competition may adversely affect our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

OUR REVENUES AND OUR POTENTIAL PROFITABILITY MAY BE NEGATIVELY AFFECTED BECAUSE WE DO NOT HAVE A CONTROLLING INTEREST OR MANAGEMENT CONTROL OF STORY TELECOM AND/OR IF OUR JOINT VENTURE WITH STORY TELECOM IS TERMINATED.

Our subsidiary, Swiftnet, established a joint business with Mr. Nir Davison to develop, sell, market, and distribute telecommunications products bearing the name of Story Telecom. Our joint venture with Story Telecom accounted for approximately 44% of our revenues during 2004, and we expect it to continue to account for a significant percentage in years 2005 and 2006. If for any reason our joint venture with Story Telecom is terminated, our revenues and potential profitability may be adversely affected. In addition, under our agreement with Story Telecom, we have a 40% interest in Story Telecom while Nir Davison has a 60% interest and is Story Telecom's Managing Director. Because we do not have a controlling interest in or management control of Story Telecom, our strategic objectives may be impeded, which also may negatively affect our revenues and potential profitability.

THE DEMAND FOR OUR SERVICES FLUCTUATES DURING CERTAIN PERIODS WHICH WILL NEGATIVELY AFFECT OUR REVENUES AND MAKE IT DIFFICULT FOR YOU TO DETERMINE WHETHER OUR BUSINESS WILL BE SUCCESSFUL.

Our business is characterized by a lower demand for our services during the months of April, August and December. Because our revenues correspond to the demand for our services, our revenues will be lower during those months and will result in lower earnings, and may make it more difficult for you to assess whether our business will be successful.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND CHAIRMAN OF OUR BOARD OF DIRECTORS, ABRAHAM KEINAN, AND OUR CHIEF EXECUTIVE OFFICER/PRESIDENT, GUY NISSENSON; IF WE LOSE THEIR SERVICES, OUR OPERATIONS WILL BE NEGATIVELY IMPACTED.

The success of our business largely is dependent upon the expertise of our Chairman of the Board, Abraham Keinan, and our Chief Executive Officer/President, Guy Nissenson. Because Messrs Keinan and Nissenson are essential to our operations, you must rely on their management decisions. Messrs Keinan and Nissenson will continue to control our business affairs after the offering. We have not entered into any agreement with Messrs Keinan or Nissenson that would prevent them from leaving our company, nor have we obtained any "key man" life insurance relating to them. There is no assurance that we would be able to hire and retain another Chairman of the Board or President/Cheif Executive Officer with comparable experience. As a result, the loss of either Mr. Keinan's or Mr. Nissenson's services would have a materially adverse affect upon our business, financial condition, and results of operation.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS, WHICH MAY AFFECT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE OUR ACTIVITIES.

Our Chairman of the Board, Abraham Keinan, beneficially owns 46.33 % of our common stock. In addition, our Cheif Executive Officer/President, Guy Nissenson has significant influence over an additional 15.48% of our common stock, which is owned by Campbeltown Business, Ltd., an entity controlled by Mr. Nissenson and his family. In addition, Eyal Harish, a director, beneficially owns 0.19% of our common stock. Therefore, our officers/directors potentially may vote 62% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our officers/directors and their affiliates control the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

In addition to the foregoing, our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business, Ltd., an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST BECAUSE OF SWIFTNET'S AGREEMENTS WITH CAMPBELTOWN BUSINESS LTD. AND ABRAHAM KEINAN, WHICH MAY NOT BE RESOLVED IN A MANNER FAVORABLE TO OUR MINORITY SHAREHOLDERS.

Since May 2000, Swiftnet, Ltd., our primary subsidiary, has a consulting agreement with Campbeltown Business, Ltd., a privately held company that is owned and controlled by our Cheif Executive Officer/President, Guy Nissenson, and his family. This agreement expires in May 11, 2006. This agreement provides for cash payments of 2,000 UK Pound Sterling each month to Campbeltown Business, Ltd. for consulting services and an additional monthly performance bonus based upon Swiftnet attaining certain revenue levels. During June 2000, Swiftnet, Ltd. entered into a Stock Purchase Agreement with our Chairman of the Board, Abraham Keinan, and Campbeltown Business, Ltd. This agreement provides for compensation to Campbeltown Business Ltd., in the form of options and stock, including an outstanding option to acquire 500,000 shares for $200,000. In addition, this agreement also prohibits us from issuing additional shares or equity rights without a written agreement from Campbeltown Business, Ltd., and grants them under certain conditions a right of first refusal on any securities offering we conduct until December 31, 2005. These agreements were not negotiated at "arms length" and are subject to potential conflicts of interest that may not be resolved in a manner favorable to our minority shareholders. These agreements will enable Campbeltown Business, Ltd. to exert significant influence over our future operations, including our future equity financing transactions. You should be aware that any stock issuances to Campbeltown Business, Ltd. will dilute your percentage stock ownership. For more detailed information regarding these agreements and other potential conflicts of interest please see our "Certain Relationships and Related Transactions" Section.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK AND AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK MAY NEVER DEVELOP

Trading in the Company’s stock has been limited and has been characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects.

THE PRICE OF OUR COMMON STOCK IS SUBJECT TO DILUTION AND ILLIQUIDITY, AND THE RESALE OF THE SHARES BEING REGISTERED IN THIS PROSPECTUS MAY NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.

As a result of the shares which we are registering for the selling stockholders, you may have difficulty selling your shares at the current trading price of our common stock. When this registration statement is declared effective, the selling shareholders may be reselling up to 4,108,983 shares of our common stock, assuming the selling shareholders resell the 2,202,870 shares of our common stock from the exercise of all of the warrants/options and another 574,713 shares of our common stock upon conversion of the Secured Convertible Term Note. As a result, a substantial number of our shares of common stock will be available for immediate resale, which could have an adverse effect on the price of our common stock. Any such decreases in the price of our common stock may cause purchasers who acquire shares from the selling stockholders, to lose some or all of their investment. To the extent any of the selling stockholders exercise any of their warrants, and then resell the shares of common stock issued to them upon such exercise, the price of our common stock may decrease even further due to the additional shares of common stock in the market. The exercise of the warrants and the conversion of secured convertible note into common stock will substantially dilute existing stockholders and likely have a negative affect on the market price of our common stock. We lack control over the timing of any exercise or the number of shares offered or sold.

SHOULD WE BREACH TERMS OF OUR AGREEMENTS WITH THE SELLING SHAREHOLDERS, WE MAY BE SUBJECT TO PENALTIES OR OTHER LIABILITIES WHICH MAY REDUCE THE VALUE OF OUR COMMON STOCK AND NEGATIVELY AFFECT OUR POTENTIAL PROFITABILITY.

The private placements agreements have liquidated damages clause and penalties conditional upon the inability to obtain the registration statement effective, which could substantially affect our image and our potential profitability.

OTHER RISK FACTORS

There are several risks and uncertainties, including those relating to the Company's ability to raise money and grow its business and potential difficulties in integrating new acquisitions with our current operations, especially as they pertain to foreign markets and market conditions. These risks and uncertainties can materially affect the results predicted. The Company's future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include but are not limited to fluctuating market demand for our services, and general economic conditions.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,”“believe,”“estimate,”“expect,”“intend,”“may,”“plan,”“project,”“should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We have registered these shares because of the registration rights granted to the Selling Shareholders in our recent private placements. We have received gross proceeds of approximately $2,212,500 from the sale of restricted shares of common stock pursuant to the Crestview Agreement and $2,000,000 from the sale of a Secured Convertible Term Note pursuant to the Laurus Agreement. We could receive up to an aggregate of $8,079,701.30 from the exercise of the warrants/options when and if all were exercised. The gross proceeds received will be used as set forth in the table below.

The following table represents estimates only. The actual amounts may vary from these estimates.

Use of Funds	Funds Received from Private Placements and Exercise of warrants/options
Working capital* and/or investment
in equipment** and/or acquisitions
and/or business development***	$11,847,357.5

* Working capital use of funds would be used for possible growth in our business, including general corporate purposes, general and administrative expenses, salaries, and financing additional receivables.

** Investment in equipment would be used for telecommunications equipment, such as a switchs to expand out capacity.

*** Business development would be used to expand activities and operations in existing countries where we do business and additional countries by seeking the following business arrangements of companies or other entities that provide telecom services similar to those that we provide: (a) establishing local companies; or (b) acquiring existing United States or foreign companies; or (c) through joint ventures within the United States or foreign countries. Except as detailed in this prospectus, we currently have no informal or formal agreements, understandings, or plans pertaining to any of these type business arrangements or for specific acquisitions or product lines.

MARKET FOR OUR SHARES

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is a limited trading market for our common stock. There is no assurance that a regular trading market for our common stock will develop or if developed that it will be sustained. A shareholder in all likelihood, therefore, may not be able to resell their securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Below is the market information pertaining to the range of the high and low bid information of our common stock for each quarter since year 2002. As of June 2005, our common stock is quoted under the symbol XFN on the American Stock Exchange ("AMEX"). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	Low	High
2005
Third Quarter	$2.90	$3.40
Second Quarter	$2.80	$3.30
First Quarter	$2.50	$4.29
2004
Fourth Quarter	$1.95	$3.35
Third Quarter	$2.90	$3.75
Second Quarter	$2.80	$3.90
First Quarter	$3.35	$5.75
2003
Fourth Quarter	$3.15	$6.25
Third Quarter	$0.51	$3.60
Second Quarter	$0.30	$0.64
First Quarter	$0.30	$0.77
2002
Fourth Quarter	$0.66	$1.45
Third Quarter	$0.70	$1.33
Second Quarter	$0.70	$3.65
First Quarter	$0.00	$0.00

The source of the above information is http://www.amex.com/ Data Products, Historical Data Service.

Holders

On November 16, 2005, there were 233 holders of record of our common stock. We have one class of common stock outstanding.

Dividends

On December 19, 2002, we declared our first cash dividend in the amount of $0.02 per common share. The cash dividend was payable on January 15, 2003 to our common stockholders of record at the close of business on December 31, 2002. On December 30, 2003, we declared a cash dividend of $.03 per shares on our common stock for all shareholders of record of our common stock at the close of business on December 31, 2003. We paid this dividend on February 16, 2004.

Apart from these dividends, we have not declared any cash dividends on our common stock since our inception and we do not anticipate at the present time paying further dividends in the foreseeable future. Currently, we plan to retain future earnings, if any, for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

OVERVIEW

You should read the following discussion and analysis in conjunction with the Financial Statements in this prospectus and Notes hereto, and the other financial data appearing elsewhere in this prospectus.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the Company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, changing government regulations domestically and internationally affecting our products and businesses.
The Company was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and our focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned and multi-dwelling apartment communities in Mississippi, Alabama, Louisiana, Florida and Georgia. Xfone USA’s integrated multi-media services, combining digital voice, data and video over third-generation broadband infrastructure, are available to customers on a single itemized bill.

On August 18, 2005, we entered into an Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. , a Louisiana corporation (the “Merger Agreement”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55 Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet Services, in order to induce the Company and Xfone USA not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55 Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement ( the "Management Agreement" ) that provides that I-55 Internet Services hires and appoints Xfone USA as a manager to be responsible for the operation and management of all of I-55 Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget.   In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

On August 26, 2005, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation (“I-55 Telecommunications”). On September 13, 2005, we filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the “Management Agreement”), providing that I-55 Telecommunications hires and appoints Xfone USA as manager to be responsible for the operation and management of all of I-55 Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

Financial Information — Percentage of Revenues

Year ended December 31
	2004	2003	2002	2001
Revenues	100.0	100.00	100.00	100.00
Cost of Revenues	-70.53	-61.36	-58.66%	-61.29%
Gross Profit	29.47%	38.64%	41.34	38.71
Operating Expenses:
Research and Development	-0.23%	-0.61%	-0.86%	-1.16%
Marketing and Selling	-14.35	-14.98%	-8.56%	-8.24%
General and Administrative	-13.89	-13.89%	-23.48%	-20.46%
Total Operating Expenses	-28.47	-29.49%	-32.90%	-29.86%
Income before Taxes	0.63%	8.76%	8.39	7.72
Net Income	0.35	5.79%	6.44	5.48

Years ended December 31, 2004 and 2003

Consolidated Statement of Operations

Revenues. Revenues for the year ended December 31, 2004 increased 56% to £11,330,116 from £7,282,181 for the same period in 2003. The increase in our Revenues is primarily attributable to the revenues that derive from the usage of calling cards sold by our affiliate, Story Telecom and to the revenues that generated eXpetel in the USA.

All traffic generated by the Story Telecom calling cards is delivered through our systems.

The breakdown of our revenues for the year ended December 31, 2004 is reflected in the table below:

Amounts in UK sterling

	2004	2003
Telephone and messaging services	5,930,541	3,996,732
Mobile phones	480,451	503,475
Calling Cards	4,919,124	2,781,924
Total	11,330,116	7,282,184

Because both have similar economic characteristics, such as prices that we charge and the nature of the services, we have combined residential and commercial customers as one segment.

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

	2004	2003
Regular telephony voice service and others:	£5,861,345	£4,015,448
Story Telecom	£4,778,564	£2,715,231
WorldNet	£698,832	£551,502
Total Revenues	£11,330,116	£7,282,181

Story telecom contributed 42% of our revenues for the year ended December 31, 2004 as compared with 37% for the same period of 2003. The 1,845,897 (45%) growth in the regular telephony services is mainly attributable to 1,598,344 UKP revenues that was generated in the new US market.

As we started operations in Israel only in December 2004 only 9,244 UKP have been Recorded as revenues from the Israeli market.

For the year ended December 31, 2004 approximately 8% of our revenues were generated by our affiliated entity, Auracall, as compared with approximately 4.4% for the same period of 2003.

We believe that during the year 2005 our new subsidiaries in Israel and the US will generate a greater part of our revenues and will have a major contribution to our expected growth.

In Swiftnet same type of services and customers will continue to generate most of our Revenues. We will offer some new services and billing alternatives to stronger the connection with our registered customers and to enable easy usage of our services to non registered users. Our agreement with resellers can be terminated within a relatively short notice of 7-60 days. Our largest non affiliated reseller is Worldnet that generated approximately 6% of our Revenues in 2004, Worldnet can terminate the agreement with a 7 days notice, which would adversely affect our Revenues. We have approximately 20 additional active resellers, none of which generated more that 3% of our annual revenues. We anticipate that Worldnet will continue to contribute approximately the same amount of UK Pounds to our Revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 56% to £7,991,375 for the year ended December 31, 2004, from (pound) 4,468,420 for the year ended December 31, 2003, representing 70.5% and 61.4% of the total revenues for the year ended December 31, 2004 and December 31, 2003, respectively. The increase in the cost of revenues as a percentage of revenues is attributable to the increase of our revenues that derive from the Story Telecom project that currently focuses on Calling Cards services. The Story Telecom Project, which accounts for approximately 42% of our Revenues in the year ended December 31, 2004 and 36% in the year ended December 31, 2003, our cost of revenues as a percentage of revenues related to Story Telecom project is approximately 94% and for Worldnet is 55%, while the cost of revenues as a percentage of the rest of our revenues was 52% for the year ended December 31, 2004 and 36% for the year ended December 31, 2003. This increase of the cost of revenues as a percentage of revenues for non Story Telecom related revenues is mainly attributable to the 55% cost of revenues in our new US market.

Cost of revenues breakdown:

	2004	2003
Regular Telephony Services and others	2,398,938	1,603,774
Story Telecom	4,508,079	2,561,320
Worldnet	384,358	303,326
Total:	£7,991,375	£4,468,420

Cost of Revenues attributable to our affiliated entity, Auracall, Ltd. were approximately 3.2% of the total cost of revenues for the year ended December 31, 2004 as compared with approximately 2.8% for the year ended December 31, 2003.

Cost of revenues attributable to Story Telecom accounted for 56% of our total cost of revenues for the year ended December 31, 2004 and 2003.

Should revenues that derive from the Story Telecom calling cards , Worldnet and Xfone USA grow faster than our other business segments, our Cost of Revenues as a percentage of Revenues will continue to increase. If market conditions, such as lower prices proposed by competitors in the market, forces us to lower the prices that we charge our customers, our cost of revenues as percentage of revenues will increase.

Research and Development. Research and development expenses were £25,945 and £44,553 for the year ended December 31, 2004 and 2003, respectively. These expenses consist of labor costs of our research and development manager and other related costs. Main developments relate to the maintenance of the Xfone web site and its interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses. Marketing and selling expenses increased to £1,626,288 from £1,091,012 for the year ended December 31, 2004 and 2003, respectively. Marketing and selling expenses as percentage of revenues were 14.4% and 15% for the year ended December 31, 2004 and 2003, respectively. Marketing expenses consist of salaries of related personnel, commissions related activities, including commissions for agents that promote, through our customer British Telecom, the usage of non geographical numbers similar to 1-800 or 1-900 with no specific geographical place. The marketing and selling expenses include £ 30,623 that were incurred by our Israeli subsidiary that started operation in December 2004. For the year ended December 31, 2004 we paid commissions to our affiliated company Auracall in the amount of UKP496,822. For year ended December 31, 2003 commissions paid to Auracall amounted to UKP171,234 The increase in the percentage of total commissions is attributable to growth in the Revenues generated by Auracall.

General and Administrative Expenses. General and administrative expenses increased to £ 1,573,726 from £1,011,829 for the year ended December 31, 2004 from £ for the year ended December 31, 2003. As a percentage of revenues, general and administrative expenses kept the level of 13.9% for the year ended December 31, 2004 compared to 13.9% for the year ended December 31, 2003. The increase in our general and administrative expenses is mainly attributable to: (a) expenses in the amount of £ incurred by our Israeli subsidiary in the process of establishing the company and its operations, and (b) expenses incurred in the US.

Our bad debt increased by £ 15,801 to £ 125,333, most of the bad debt allowance is attributable to two of our customers having filed for bankruptcy during 2002.

Financing Expenses. Financing expenses, net, increased to £ 83,403 for the year ended December 31, 2004 from £44,284 for the year ended December 31, 2003.

Equity in income of affiliated company. Equity income from Auracall amounted to £ 20,885 reflecting our 47.5% portion in our affiliated company Auracall.

Income before Taxes. Income before taxes for the year ended December 31, 2004 decreased by 89% to £71,392 from £637,901 for the year ended December 31, 2003. The decrease of the income before taxes is attributable primarily to the decrease in our gross profit margin from 39% to 29.5% and to app £ 100,000 incurred in the establishment of our Israeli subsidiary.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%-30%. Taxes on income for the year ended December 31, 2004, amounted to £ 31,518 which represents 44% of the income before taxes as compared with £216,456 for the year ended December 31, 2002 that represents 34% of the income before taxes. The increase in the percentage of taxes on such income before taxes is attributable primarily to the income that derived from of our US activity.

Net Income. Net income for the year ended December 31, 2004 was £ 39,874 as compared to £421,445 for the year ended December 31, 2003.

Earning per share

The earning per share of common stock for the year ended December 31, 2004 was £ 0.007 for basic 5,998,252 weighted average shares and £ 0.005 for diluted 8,632,950 shares. Earning per share for the year ended December 31, 2003 £0.08 for the basic weighted average 5,089,286 shares and £0.08 for diluted number of shares.

Balance Sheet

Current Assets. Current assets amounted to £ 3,886,034 as of December 30, 2004 as compared to £2,635,846 as of December 31, 2003. This increase in our current assets is mainly attributable to the growth of £1,007,624 in the account receivables. Our cash positions for December 31, 2004 were £ 797,097 compared with £ 977,008 for year ended December 31, 2003. As of December 31, 2004 48% of our account receivables relate to our affiliated company, Story Telecom as compared with 34% for December 31, 2003. The 48% of our receivables is due to the fact that 42% of our revenues are generated by Story Telecom.

We provided Story Telecom a shareholder loan that balanced £15,960 and £14,725 for years ended December 31, 2003 and 2002 respectively.

As of December 31, 2004 we owe to our Affiliated Auracall for commissions Related to revenues generated for us by Auracall.

Loan to Shareholder. Loan to the shareholder, Mr. Keinan our Chairman of the Board of Directors amounted to £ 247,931 as of December 31, 2004, as compared to £286,736 as of December 31, 2003. The decrease represents a repayment of £38,805. Out of the total amount, £123,695 are classified as current assets as Mr. Keinan agreed with the company to repay this amount during fiscal year 2005 and the remaining 123,966 during fiscal year 2005.

Fixed assets. Fixed assets after accumulated depreciation increased to £ 1,255,293 as of December 31, 2004 as compared with £421,715 as of December 31, 2003. Growth in fixed assets reflects our £ 644,552 investments in equipment and systems in our new Israeli subsidiary.

Current Liabilities. As of December 31, 2004, current liabilities increased to £2,479,429 as compared with £2,174,283 as of December 31, 2003.

The increase in our current liabilities results mainly from an increase of £397,938 in our trade payables attributable to the growth in our revenues.

Liquidity and Capital resources.

Cash as of December 31, 2004 amounted to £ 797,097 as compared with £977,008 for the year ended December 31, 2003 a decrease of £179,911.

Net cash used by operating activities for the Twelve month ended December 31, 2004 was £1,011,980. The cash used by operating activities was mainly attributable to the £1,485,537 increase in our trade and other receivables.

During fiscal year 2004 we used £693,721 for the purchase of capital equipment and other assets and additional £ 187,357 for the repayment of capital lease obligations. Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are lessee of switching and telecom equipment under capital leases expiring in various years through 2007, the minimum lease payments are:

Fiscal year 2005	£164,079
Fiscal year 2006	117,961
Fiscal year 2007	33,674

In the fiscal year 2005 we may procure additional equipment to enhance our capacity in the UK, Israel and the US for the amount of app £300,000. In case that we manage to establish or acquire an operation in a new country, we anticipate an investment of approximately £600,000 in equipment, infrastructure and software.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities. During January and February 2004 we completed a private placement in which we raised gross proceeds that amounted to $2,907,711. Net new cash proceeds of the Financing, approximately $2.3 million are used and are expected to be used for general working capital and investment in equipment and for providing working capital to our US and Israeli subsidiaries.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. We own now 69% of Xfone Communication. On July 4, 2004 the Ministry of Communications of the state of Israel granted Xfone Communication a license to provide international telecom services in Israel. We started providing services in Israel through Xfone Communication by December, 2004.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. We anticipate that this acquisition will require approximately $1,000,000 for working capital.

On July 1, 2004, we entered into a management agreement which provides that Xfone USA will provide management services to WS Telecom pending the consummation of the merger. The management agreement provides that all revenues generated from WS Telecom’s business operations will be assigned and transferred to Xfone USA.

Our Israel based subsidiary, Xfone Communication Ltd., received a credit facility from Bank Hapoalim B.M. in Israel to finance its activities. The credit facility includes a 10 Million NIS (New Israeli Shekel)(approx £1.2M) Bank Guarantee in favor of the Government of Israel, a revolving credit line of 1 million NIS and an on call short term credit line of 850,000 NIS (approx £100,000. In addition, the bank made available for Xfone Communication a long term facility of 3,150,000 NIS (approx £380,000) to procure equipment. As of November 12, 2004, we secured the credit facility with, a floating charge on Xfone Communication’s assets, a fixed charge on Xfone Communication’s switch and a personal collateral by Mr.Keinan. In addition, we, Swiftnet Limited and H.S.N. Communication Investments Ltd. issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone Communication towards the bank.

As of December 31, 2004 we used the Bank Guarantee and approximately £500,000.

We believe that our future cash flow from operations together with our current cash will be sufficient to finance our operation activities through the years 2005 and 2006.

We will consider raising additional capital through a public or private placement to fund possible acquisitions and business development activities and for working capital.

Impact of Inflation and Currency Fluctuations.

As of December 31, 2004 our main functional currency remains the U.K. Pound, we do business also with U.S. Dollars. Following the acquisition of our US subsidiary we shall have a bigger part of our business in US Dollars. In addition we started to do business in Israel with the Israeli currency. App 50% of the direct Traffic costs in Israel are in UKP and the rest in NIS (New Israeli Shekel).

Most of our revenues and current assets are in British Pounds, the long-term liabilities and loan to a shareholder are all in U.K. Pounds and US Dollars. Major part of our cash is in U.S. Dollars.

Our cost of revenues is in British Pounds and Dollars, App 50% of the direct Traffic costs in Israel are in UKP and the rest in NIS (New Israeli Shekel).

Most of our liabilities, operating and financing expenses are in U.K. Pounds. The remainder of the assets, liabilities, revenues and expenditures are in U.S. Dollars and New Israeli Shekels. We anticipate that during 2005 the British Pound will be the main functional currency although the portion of Dollars and New Israeli Shekel will be bigger.

A devaluation of the British Pound or the NIS in relation to the U.S. Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in British Pounds or NIS.

Conversely, any increase in the value of the U.K. Pound in relation to the Dollar has the effect of increasing the Dollar value of all U.K. Pounds assets and the Dollar amounts of any U.K. liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our Revenues with growing expenses caused by inflation.

If rate of inflation will cause a raise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

As of September 30, 2005, approximately 65% of our revenues were derived from our operation in the United Kingdom. Our integrated revenue approach led to revenue from each source as described below and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors:

•	Price competition in telephone rates;

•	Demand for our services;

•	Individual economic conditions in our markets;

•	Our ability to market our services.

We have four major types of customers:

•	Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.

•
Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).

•	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.

•	Resellers - We provide them with our telephone and messaging services for a wholesale price. For WorldNet, our largest reseller, we also provide the billing system.

During the nine months and quarter ended September 30, 2005, our revenues were derived from the following:

	For the 9 months	For the 9 months
	Period Ended	Period Ended
	September 30, 2005	September 30, 2004
	Unaudited	Unaudited

Telephone minute billing plus data and messaging
services, including facsimile, nodal, and e-mail
related services	69%	43%
Mobile phone services	3%	5%
Calling cards	28%	52%
	100%	100%

Our future business plans for the years 2005 and 2006 include the attempt to grow in each market where we operate by promoting additional services and creating new marketing initiatives. We shall continue to look for suitable acquisitions of businesses and companies and implement our business model that is based on automation, relatively low capital investments and low operational costs. We shall purchase and develop new equipment and technology and attempt to negotiate lower rates with carriers.

In our major subsidiary, Swiftnet Limited, based in the United Kingdom we shall continue to provide the same kind of services with some new billing alternatives to try and to attract more customers, to strengthen the connection with our registered customers and to enable easy usage of our services to non registered users.

Our US subsidiary, Xfone USA, Inc. and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., plan to continue to provide the same kind of services being currently provided. We shall look for further acquisitions of local businesses and integrate the traffic through our switch and infrastructure.

In our Israeli subsidiary, Xfone 018 Ltd., we plan to focus our marketing efforts towards specific segments of the population such as providing new immigrants with attractive prices to their original homeland, approaching the business market through independent agents and with original equipment manufacturers to keep part of marketing efforts as variable costs.
Financial Information - Percentage of Revenues:

	Nine months Ended
	September 30,
	2005	2004
	Unaudited	Unaudited
Revenues	100%	100%
Cost of revenues	-67%	-72%

Gross profit	33%	28%
Operating expenses:
Research and development	0%	0%
Marketing and selling	-10%	-15%
General and administrative	-21%	-11%

Total operating expenses	-31%	-26%

Operating profit (loss)	2%	2%
Loss from Hurricane Katrina	-2%
Financing expenses - net	-1%	0%
Equity in income of affiliated company	0%	0%
Income before minority interest and taxes	-1%	2%
Minority Interest	1%	0%
Income (loss) Before taxes	0%	2%
Taxes on income	-0%	-1%
Net income (loss)	0%	1%

Comparison of the nine months ended September 30, 2005 and September 30, 2004

Revenues. Revenues for the nine months ended September 30, 2005, increased 37% to £9,912,515 from £7,244,644 for the nine months ended September 30, 2004. The increase in revenues is primarily attributable to the increase in our telephone and messaging services generated by our United States and Israeli subsidiaries. Revenues were geographically generated as follows: the United Kingdom subsidiary contributed £6,304,092; the United States subsidiary contributed £2,625,530; and the Israeli subsidiary contributed £982,893. The increase in revenues from telephone and messaging services was partially offset by a decrease in revenues from mobile services and calling cards.

The breakdown of our revenues for the nine months ended September 30, 2005, is reflected in the table below:

Amounts in UK Sterling Pounds (“UKP” or “£”)

	For the 9 months Period Ended September 30, 2005	For the 9 months Period Ended September 30, 2004
	Unaudited	Unaudited
R evenues:
Telephone & Messaging	£6,808,991	£3,132,265
Mobile	312,653	378,759
Calling cards	2,790,871	3,733,620
	£9,912,515	£7,244,644

The following table reflects a breakdown of our Revenues according to cost of revenues characteristics and major resellers:

	Nine months Ended
	September 30,
	2005	2004
	Unaudited	Unaudited
Regular telephony voice service
and others:	£6,873,394	£3,387,111
Story Telecom	2,622,294	3,351,620
WorldNet	416,827	505,913
	£9,912,515	£7,244,644

Story Telecom, our affiliated entity, contributed 26% of our revenues for the nine months ended September 30, 2005, as compared with 46% for the same period of the year 2004. The 103% growth in the regular telephony services is mainly attributable to £2,625,530 revenues that were generated by our US subsidiary and £982,893 revenues that were generated by our Israeli subsidiary.

For the nine months ended September 30, 2005, approximately 15% of our revenues were generated by our affiliated entity, Auracall Limited, as compared with approximately 9% for the same period of the year 2004.

We believe that during the fourth quarter of 2005 and year 2006 our subsidiaries in the United States and Israel will generate a greater part of our revenues and will have a major contribution to our expected growth.

In the United Kingdom, we anticipate that the same type of services and customers will continue to generate most of our revenues during the fourth quarter of 2005 and year 2006. We will offer some new services and billing alternatives to strengthen the connection with our registered customers and to enable easy usage of our services to non registered users.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2 % of our revenues during the first nine months of the year 2005. WorldNet can terminate the agreement with us upon 7 days notice, which would adversely affect our revenues. However, we anticipate that during the fourth quarter of 2005 and year 2006 Worldnet will continue to contribute approximately the same amount of UKP to our revenues.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 29% to £6,662,272, for the nine months ended September 30, 2005, from £5,181,121 for the nine months ended September 30, 2004, representing 67% and 72% of the total revenues for the nine months ended September 30, 2005, and September 30, 2004, respectively. This decrease in the percentage of revenues is due to a decrease in revenues derived from our affiliated entity, Story Telecom, primarily related to calling cards services which have generate a higher cost of revenues.

Cost of revenues breakdown:

	Nine months Ended
	September 30,
	2005	2004
	Unaudited	Unaudited
Regular telephony voice service
and others:	£ 3,851,634	£ 1,628,452
Story Telecom	2,473,862	3,161,906
WorldNet	336,776	390,763
Total Cost of Revenues	£ 6,662,272	£ 5,181,121

Cost of revenues as percentage of related revenues:

	Nine months Ended
	September 30,
	2005	2004
	Unaudited	Unaudited
Regular telephony voice service
and others:	56.0%	48.1%
Story Telecom	94.3%	94.3%
WorldNet	80.8%	77.2%

Cost of Revenues attributable to our affiliated entity, Auracall, were approximately 13.7% of the total cost of revenues for the nine months ended September 30, 2005, as compared with approximately 5.5% for the nine months ended September 30, 2004.

Cost of revenues attributable to our affiliated entity, Story Telecom, accounted for 37% of our total cost of revenues for the nine months ended September 30, 2005, as compared with 61% for the nine months ended September 30, 2004. This decrease is mainly attributable to growth in revenues that were generated by our subsidiaries in the US and Israel, and a decrease in revenue generated by Story Telecom.

Should revenues that derive from the Story Telecom calling cards services grow faster than our other business segments, our cost of revenues as a percentage of revenues will increase. If market conditions, such as lower prices proposed by competitors in the market, force us to lower the prices that we charge our customers, our cost of revenues as a percentage of revenues will increase.

Research and Development . Research and development expenses were £15,625 and £33,890 for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. These expenses consist of labor costs of our research and development team and other related costs. Main developments relate to the maintenance of our web sites and their interconnections, the upgrade of software for our telephone platforms, billing systems, messaging services and the resellers support package.

Marketing and Selling Expenses . Marketing and selling expenses decreased to £991,802 from £1,114,656 for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. Marketing and selling expenses as a percentage of revenues were 10.0 % and 15.4% for the nine months ended September 30, 2005, and the nine months ended September 30, 2004, respectively. This decrease in the percentage of revenues is due to relatively lower marketing expenses incurred by our subsidiary in the United States. Marketing expenses consist of salaries of related personnel and commissions related activities, including commissions for agents that promote our services. The marketing and selling expenses for the nine months period ended September 30, 2005, include £370,888 that were incurred by our Israeli subsidiary that started operation in mid-December 2004. For the nine months ended September 30, 2005, we paid commissions to our affiliated company Auracall in the amount of £116,005. For the nine months ended September 30, 2004, commissions paid to Auracall amounted to £300,784.

General and Administrative Expenses . General and administrative expenses increased to £2,098,173 for the nine months ended September 30, 2005, from £786,188 for the nine months ended September 30, 2004. As a percentage of revenues, general and administrative increased to 21% for the nine months ended September 30, 2005, compared to 11% for the nine months ended September 30, 2004. The increase in our general and administrative expenses is mainly attributable to: (a) expenses in the amount of £160,221 incurred by our Israeli subsidiary in the process of initiating its operations, and (b) expenses incurred by the US subsidiary in the amount of £1,215,446. Our bad debt expenses increased from £9,274 for the nine months ended September 30, 2004, to £231,822, for the nine months ended September 30, 2005, attributable to our operation in the US.

Financing Expenses. Financing expenses, net, increased to £68,203 for the nine months ended September 30, 2005, compared to financing income of £26,368 for the nine months ended September 30, 2004.

Equity in Income of Affiliated Company. Equity income from Auracall amounted to £43,843 reflecting our 47.5% portion in our affiliated company Auracall.

Loss from Hurricane Katrina . The Company incurred a one-time loss of £181,055 resulting from damages caused by the Hurricane Katrina to the Company's equipment and operations.

Income before Taxes. Loss before taxes for the nine months ended September 30, 2005, amounted to £16,265 - 0.2% of the revenues - as compared with £150,880 - 2% of the revenues - for the nine months ended September 30, 2004. The decrease in income before taxes is attributable primarily to the loss of £169,586 incurred by our new Israeli subsidiary, causing an increase in general and administrative expenses and due to the one time loss of £181,055 resulting from damages caused by Hurricane Katrina.

Taxes on Income. Taxes on income for the nine months ended September 30, 2005, amounted to £31,734 or 195% of the income before taxes as compared with £49,831 or 33% for the same period of the year 2004. The increase in the percentage of taxes on such income before taxes is attributable primarily to the income that derived from our United Kingdom activities and due to unrecognized expenses for our US subsidiary.

Net Income (Loss). Net loss for the nine months ended September 30, 2005, was £15,469 as compared to a net income of £101,049 for the same period of the year 2004.

Earning Per Share. The loss per share of common stock for the nine months ended September 30, 2005, was £0.002 for basic and diluted 6,720,971 weighted average shares. Earning per share for the nine months ended September 30, 2004, was £0.02 for the basic weighted average number of shares and £0.01 for diluted number of shares including the options to buy 2,623,474 shares.

Comparison of the balance sheet as of September 30, 2005 and December 31, 2004

Current Assets . Current assets amounted to £5,795,277 as of September 30, 2005, as compared with £3,886,034 as of December 31, 2004. This increase in our current assets is mainly attributable to the growth of £526,673 in the account receivables due to the consolidation of our US subsidiary. Our cash positions for September 30, 2005 were £1,598,897 compared with £797,097 as of December 31, 2004. This increase in our current assets is mainly attributable to the sale of a convertible secured term note in the aggregate amount of $2,000,000. As of September 30, 2005, approximately 36% of our account receivables relate to our affiliated company, Story Telecom, as compared with 48% for December 31, 2004. This decrease is a result of a decrease in the revenues generated by Story Telecom to 23% of total revenues for three months ended September 30, 2005, from 42% of total revenues for year ended December 31, 2004.

Loan to Shareholder . Loan to the shareholder, Mr. Abraham Keinan, our Chairman of the Board of Directors, amounted to £247,931 as of September 30, 2005, and the same amount as of December 31, 2004. Out of the total amount, £123,695 is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during fiscal year 2005 and the remaining £123,966 during fiscal year 2006.

Fixed Assets. Fixed assets after accumulated depreciation increased to £2,013,904 as of September 30, 2005, as compared with £1,255,293 as of December 31, 2004. Growth in fixed assets reflects mainly the consolidation of our US subsidiary in our September 30, 2005, balance sheet, as well as investment in fixed assets of our Israeli subsidiary in the process of initiating its operations.

Current Liabilities. As of September 30, 2005, current liabilities increased to £4,516,691 as compared with £2,479,429 as of December 31, 2004. The increase in our current liabilities results mainly from an increase of £675,996 in our other liabilities and accrued expenses mainly relates to accruals of our new United States subsidiary; and an increase of £343,295 in current note payables, mainly incurred by our Israeli subsidiary in the process of initiating its operations.

LIQUIDITY AND CAPITAL RESOURCES

Cash as of September 30, 2005, amounted to £1,598,897 as compared with £797,097 as of December 31, 2004, an increase of £801,800. Net cash provided by operating activities for the nine months ended September 30, 2005, was £488,466. Investing activities in our new subsidiary Xfone 018 Ltd. and purchase of other assets and equipment used was £538,705. Our financing activities provided a net amount of £852,040, mainly attributable to the sale of $2,000,000 secured convertible term note.

Our capital investments are primarily for the purchase of equipment and software for services that we provide or intend to provide.

Capital lease obligations: We are the lessee of switching and telecom equipment under capital leases expiring in various years through the year 2007; during the third quarter of the year 2005 we repaid £39,939 of our capital lease obligations.

The minimum future lease payments are:

Year 1	£138,723
Year 2	£66,793

In the rest of fiscal year 2005 we may procure and or develop additional equipment and software to enhance our capacity in the United Kingdom, United States and Israel for the amount of approximately £100,000. In case that we manage to establish or acquire an operation in a new country, we anticipate that an investment of approximately £600,000 in equipment, infrastructure and software would be required to become operational in each new country.

We shall continue to finance our operations and fund the current commitments for capital expenditures mainly from the cash provided from operating activities and private placements.

During January and February 2004 we completed a private placement in which we raised gross proceeds that amounted to $2,907,711. Net new cash proceeds of the financing, approximately $2.3 million, were used for general working capital and investment in equipment and for providing working capital to our United States and Israeli subsidiaries.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, we entered into a management agreement which provides that Xfone USA, Inc. will provide management services to WS Telecom pending the consummation of the merger. The management agreement provides that all revenues generated from WS Telecom’s business operations will be assigned and transferred to Xfone USA. On March 10, 2005 the merger was consummated and the management agreement was terminated.

Upon the assignment of the Interconnection Agreement between WS Telecom, Inc. and BellSouth Telecommunications, Inc. to Xfone USA, Inc., and consummation of the merger on March 10, 2005, we, the ultimate parent company and our subsidiaries Swiftnet and Xfone 018, individually and/or jointly, agreed to guarantee all undisputed debts owing to BellSouth Telecommunications by Xfone USA in accordance with the assigned Interconnection Agreement. The guarantee was given on December 16, 2004, and became effective upon the consummation of the merger on March 10, 2005.

Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 1,000,000 New Israeli Shekels ("NIS") and a short-term credit line of 850,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

According to agreements signed between the Company and its 26% minority interest partner in Xfone 018 Ltd. (the "Minority Partner"), the Minority Partner provided in the fourth quarter of year 2004, a shareholder loan of approximately £200,000 to Xfone 018. This loan is for four years with annual interest of 4% and linkage to the Israeli consumer price index. Pursuant to these agreements, we were required, upon a need and request by the Board of Directors of Xfone 018, to make a shareholder loan to Xfone 018. So far we have passed in cash, $200,000 during the month of March 2005 and $50,000 during the month of May 2005, a total of $250,000, to be considered as a shareholder loan provided by us to Xfone 018, for four years with annual interest of 4% and linkage to the Israeli consumer price index

As of September 30, 2005, our Israeli subsidiary activities were financed by the shareholders loans and by using £479,157 credit facility from Bank Hapoalim.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial conversion price equal to $3.48 per share. The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, eXpeTel Communications and Gulf Coast Utilities.

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development

We have entered into term sheets with six additional investors to purchase an aggregate of $1,210,000 of securities on the same terms as the Crestview Agreement. The investors will purchase an aggregate of 484,000 shares of our common stock at $2.50 per share and receive 121,000 warrants to purchase common stock at $3.00 per share and 121,000 warrants to purchase common stock at $3.25 per share. The sale of these shares is subject to the execution of a definitive purchase agreement and shareholder approval in accordance with the corporate governance rules of the American Stock Exchange.

We believe that our future cash flow from operations together with our current cash will be sufficient to finance our operation activities through the years 2005 and 2006.

We will consider raising additional capital through a public or private placement to fund possible acquisitions and business development activities and for working capital.

IMPACT OF INFLATION AND CURRENCY FLUCTUATIONS

As of September 30, 2005, our main functional currency remains the UKP ("British Sterling Pounds") as approximately 65% of our revenues derived from our United Kingdom based subsidiary Swiftnet. Following the acquisition of our United States subsidiary in March 10, 2005, 27% of our business is in US Dollars. In addition we started to do business in Israel with the Israeli currency as of mid December 2004. Approximately 50% of the direct traffic costs in Israel are in UKP and the rest in New Israeli Shekels ("NIS"). We believe that the US and Israeli portions of our revenues will increase during the fourth quarter of 2005 and year 2006.

Most of our revenues and current assets are in UKP, and the long-term loans to a shareholder are all in UKP and US Dollars. The major part of our cash is in UKP and in US Dollars.

Our costs of revenues are mainly in UKP and US Dollars.

Most of our liabilities, operating and financing expenses are in UKP. The remainder of the assets, liabilities, revenues and expenditures are in US Dollars and NIS. We anticipate that during the fourth quarter of 2005 the UKP will still remain the main functional currency although the portion of US Dollars and NIS will be greater.

A devaluation of the UKP or the NIS in relation to the US Dollar will have the effect of decreasing the Dollar value of all assets or liabilities that are in UKP or NIS.

Conversely, any increase in the value of the UKP in relation to the US Dollar has the effect of increasing the US Dollar value of all UKP assets and the US Dollar amounts of any UKP liabilities and expenses.

Inflation in any of the countries where we operate would affect our operational results if we shall not be able to match our revenues with growing expenses caused by inflation.

If the rate of inflation will cause a rise in salaries or other expenses and the market conditions will not allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

BUSINESS

Background

Xfone, Inc. was incorporated in Nevada, U.S.A. in September 2000. We are a holding company providing international voice and data communications services with operations in the United Kingdom, the United States and Israel that offer a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers across Europe, Australia, North America, South America, Asia and Africa.

On October 4, 2000, we acquired Swiftnet Limited which had a business plan to provide comprehensive telecommunication services and products by integrating new and old products, services and ideas through one website. Swiftnet was incorporated in 1990 under the laws of the United Kingdom. Until 1999, the main revenues for Swiftnet were derived from messaging and fax broadcast services. During the year 2000, Swiftnet shifted its business focus and its focus has remained on telephony voice services offering comprehensive support packages to resellers and new services. Utilizing automation and proprietary software packages, Swiftnet's strategy is to grow without the need of heavy investments and with lower expenses for operations and registration of new customers.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system. Xfone 018 provides residential and business customers with high quality international carrier services.

On May 28, 2004, we entered into an agreement to acquire WS Telecom Inc., a Mississippi corporation, and its two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc., through the merger of WS Telecom into our wholly owned subsidiary Xfone USA, Inc. On July 1, 2004, Xfone USA entered into a management agreement with WS Telecom which provided that Xfone USA provide management services to WS Telecom pending the consummation of the merger. The management agreement provided that all revenues generated from WS Telecom business operations would be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004, and continued until the consummation of the merger on March 10, 2005. In connection with the acquisition of WS Telecom, we issued a promissory note to Wade Spooner, an officer of WS Telecom; the promissory note is for an aggregate amount of $200,000 to replace a note of WS Telecom in favor of M. Spooner. This note was amended to provide for quarterly payment beginning in October 2004, provided that such payment may not be made in any quarter when it would exceed 50% of the net profits of Xfone USA and in the event of a negative quarterly, no payment will be made.

Headquartered in Jackson, Mississippi, Xfone USA, Inc. is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA’s utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill

Our Principal Services and their Markets:

Although we own switches which connect to other telephone operators, our long distance and international voice and data communications services require the services of other telephone operators that operate switches which are electronic devices that receive calls from customers on one side and move them on to their destination on the other side. We use the network switching and transport facilities of long distance providers in which calls are transferred either by more established large telephone operators or smaller telephone operators. The more established large telephone operators typically provide a better quality of communications, such as better sound, less interference, and less sudden disconnections. However, the large telephone operators are more expensive compared with small telephone operators that have lower cost prices, but typically lower service quality in these areas.

In the United States and the United Kingdom we operate a live customer service center that operates 24 hours a day, 7 days a week. In Israel our customer service center operates 24 hours a day, 6 days a week.

We provide through our United Kingdom operations the following telecommunication services:

•
Indirect telephone service: Using a four digit access code, either manually or automatically, we resell telephone services provided by other carriers or through the use of our own platform. This four-digit access code is used so that that people in Great Britain can dial in order to reach certain other carriers. This enables us to take calls originated by customers and route them to different destinations.

•
PIN access using 0800 free numbers: Using 0800 free numbers and PIN access codes for client identification, our customers can call from almost any phone, including British Telecom pay phones, to access our platform and make calls to any destination.

•
Mobile access using 0800 free numbers: This service is similar to our PIN access service but uses mobile telephone devices. The identification of the client is automatic and PIN identifier numbers are not required.

•
Email to Facsimile service: Our Email2Fax service allows customers with an Internet Email account to send facsimiles at a discounted cost. The email arrives at our Internet server that we send via facsimile through high-speed facsimile modems to the proper destination. We issue a confirmation every 15 minutes indicating: (a) all successful or failed facsimile transmissions; and (b) a complete list of transmissions, including date and time of delivery, destination number, pages, duration, subject, and answerback of the transmission. Email2Fax will send a facsimile based on a pre-defined table of retries. If a facsimile does not go through within the pre-defined time, Email2Fax will cancel the facsimile and a report of the failed transmission will be included in the next status report.

•
Print to Facsimile service: Similar to our Email2Fax service, anyone with Windows 95 / XP and an Internet browser will be able to utilize our Print2Fax service to send a facsimile through their printer driver, usually at a discounted cost. Using any Windows application that supports printing, the user selects the printer driver to receive a dialog box that allows entry of: (a) the recipient name and fax number including multiple recipients, sent directly “To” or copied “CC”; (b) the sender’s name; and (c) the subject.

•	Facsimile to Email or Cyber Number: This service allows the user to receive facsimile messages directly to an email address through the use of a personal identification number.

•
Nodal Services: This service enables our business customers to use a small platform located in their respective country, to establish their own messaging services within that country, including sending and receiving customer facsimiles.

•
Auracall: This is a service that was introduced in approximately March 2002, which permits any individual with a British Telecom line to make international calls at a lower cost and without prepayment for setting up an account with another carrier. The Auracall service can be accessed by any business or residential user through our website at www.auracall.com. When customers need to make an international or national call they can dial the appropriate designed number for that country and save on calling rates over the current British Telecommunications published rates by gaining access to our switch and providing savings on a per minute basis.

•
Story Telecom: Initiates, markets and distributes prepaid calling cards that are served by our switch and systems. Story supplies the prepaid calling cards to retail stores through its network of dealers. The calling card enables the holder to call anywhere in the world by dialing a toll free number from any telephone that routes the holder’s call to our Interactive Voice Response System that automatically asks for the holder’s private pin code, validates the code dialed by the customer, and tells the credit balance of the card. The holder is then instructed to dial to his or her desired destination, at which time our Interactive Voice Response System tells the holder how long he or she can speak according to the balance on the card and what the cost per minute is. The holder of the card can use the card repeatedly until the balance is zero.

•
International Toll Free Calling Card Service: We began offering international toll free calling card service in approximately June 2002 from the United States, Canada, France, Germany, Greece, Israel, Chile, Columbia, Japan, Thailand, Hong Kong, Indonesia, Australia, New Zealand, Belgium, Netherlands, Austria, Italy, Switzerland, Spain, Poland, Hungary, Ireland, Norway, Philippines, South Korea and Sweden.

•
Internet Based Customer Service and Billing Interface: In June 2002, we completed the creation of our Internet based customer service and billing interface at www.xfone.com, which includes on-line registration, full account control, and payment and billing functions and information retrieval.

Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned communities in Mississippi. Xfone USA is licensed to provide telecommunications services in Alabama, Florida, Georgia, Louisiana and Mississippi. Xfone USA utilizes integrated multi-media offerings - combining digital voice, data and video services over broadband technologies - all on one single itemized bill.

Our Israeli subsidiary, Xfone 018 Ltd., launched its international carrier services, marketed as “018” on December 14, 2004. Xfone 018 is operating with significantly lower overhead than its competitors in the Israeli market by utilizing and building on our previous business models. At present, Xfone 018 is increasing the performance for billable minutes in each quarter and we believe that Xfone 018 will generate a greater part of our revenues and will have a major contribution to our expected growth.

Our Distribution and Marketing Methods:

We use the following distribution methods to market our services:

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We actively recruit independent contractor agents and resellers who purchase telephone traffic directly from us at a discount, and who then resell this telephone traffic to their customers at a mark-up according to their own price lists;

•	We use direct marketing, including by newspaper and radio advertisements;

•	We utilize agents that sell our services directly to customers at our established prices; these agents receive a commission of approximately 5%-10% of the total sale amount less any bad debts;

•	We attend telecommunications trade shows to promote our services;

•	We utilize the Internet as an additional distribution channel for our services. We utilize Xfone.com as our brand name for our new e-commerce telecommunications operations.

Our Billing Practices:

We charge our customers based on monthly fixed amount or on actual usage by full or partial minutes. Our rates vary with distance, duration, time, and type of call, but are not dependent upon the facilities selected for the call transmission. The standard terms for our regular telephone customers require that payments are due 30 days from the date of the invoice. Our supplier's standard terms are payment within 30 days from invoice date; however, some new suppliers ask for shorter payment terms.

Carriers and Negotiating Lower Rates:

Our increased sales in 2004 and 2005 have enabled us to negotiate significantly lower rates with the carriers we use to carry our international call traffic, which gives us the opportunity to increase our margins or offer significant reductions to secure deals with major clients. If our sales increase, we anticipate that we will continue to negotiate for lower rates. There can be no assurance that we will be successful in negotiating lower rates.

Discontinued Service:

From approximately 1990 until January 2002, we offered an Email2telex service which allowed a user with an Internet email account to send telexes to anywhere in the world at a discounted cost. In January 2002, we discontinued offering this service due to low demand.

Divisions:

In 2005 we operated the following divisions:

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Partner Division - Our Partner Division operates as a separate profit center by attempting to recruit new resellers and agents to market our products and services and to provide support and guidance to resellers and agents.

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Operations Division - Our Operations Division provides the following operational functions to our business: (a) 24 hour/7 day a week technical support; (b) inter-company network; (c) hardware and software installations; and (d) operating switch and other platforms.

•	Administration Division - Our Administration Division provides the billing, collection, credit control, and customer support aspects of our business.

•	Research and Development - The function of our Research and Development Division is to develop and improve our billing system, switch and telephony platforms, websites and special projects.

•	Retail - Our Retail Division is responsible for our marketing and selling campaigns that target potential and existing retail customers.

Geographic Markets:

Our primary geographic markets are the United States, the United Kingdom and Israel. However, we serve customers across Europe, Australia, North America, South America, Asia and Africa.

Competitive Business Conditions:

The communications and information services industry is highly competitive and varied. In 2004 we had only approximately 0.3% of the market share of the United Kingdom long distance and international telecom market, based on our revenues of $18,764,479 (approximately 9.7 million United Kingdom pounds) during 2004, compared with a $4.1 billion long distance and international telecom market in the United Kingdom (approximately 2.3 billion United Kingdom pounds), according to the United Kingdom regulatory oversight of these companies, the Office of Communications - United Kingdom, otherwise known as Ofcam, the website of which may be accessed at www.ofcom.org.uk.

a). Principal Suppliers:

In 2004 our principal suppliers of telephone routing and switching services according to the percentage that each provided were:

•	Teleglobe International - 35%

•	British Telecommunications - 24%

•	Worldcom - 20%

•	ITXC Corporation - 15%

b). Dependence on Major Customers:

During 2004, there were two customers that accounted for more than 10% of our revenues: (a) our affiliate, Story Telecom, represented approximately 44% of our total revenues; and (b) British Telecom represented approximately 22% of our total revenues. Collectively, in 2004 the United Kingdom accounts for approximately 75% of our revenues.

Our largest non affiliated reseller is WorldNet Global Communications Ltd. that generated approximately 4.2% of our revenues during the first nine months of the year 2005. We anticipate that Worldnet will continue to contribute approximately the same amount of UKP to our revenues in year 2006.  As of September 30, 2005, approximately 65% of our revenues were derived from our operations in the United Kingdom. Our integrated revenue approach led to revenue from each source as described below and is partially driven by the activities of other revenue sources. Our revenues are dependent upon the following factors:

•	Price competition in telephone rates;

•	Demand for our services;

•	Individual economic conditions in our markets;

•	Our ability to market our services.

We have four major types of customers:

•	Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.

•
Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).

•	Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and the Israeli Embassy.

•	Resellers - We provide them with our telephone and messaging services for a wholesale price. For WorldNet, our largest reseller, we also provide the billing system.

Regulatory Matters. In 1996, our subsidiary, Swiftnet Limited was granted a license to operate a telecommunications system from the Secretary of State for Trade and Industry of the United Kingdom. The license may be revoked by this agency upon thirty days notice in the event of certain conditions such as misconduct or breach of various telecommunications laws.

We are affected by regulations introduced by Secretary of State for Trade and Industry of the United Kingdom. Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecom and Mercury in 1991 it has been the stated goal of Secretary of State for Trade and Industry to create a competitive marketplace. Secretary of State for Trade and Industry has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the near future. We do not believe that any regulations introduced by Secretary of State for Trade and Industry will interfere with or substantially hurt our business.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd., renamed to Xfone 018 Ltd in March 2005. On July 4, 2004 the Ministry of Communications of the State of Israel granted Xfone Communication Ltd. a license to provide international telecom services in Israel. The license may be revoked by this agency in the event of certain conditions such as breach of telecommunication laws and regulations or breach of certain provisions of the license.

Xfone USA is licensed as a Competitive Local Exchange Company and an Inter-exchange Carrier to provide local telephone and long distance services in the states of Alabama, Florida, Georgia, Louisiana and Mississippi. Internet and data services provided by Xfone USA are not regulated services.

"On March 9, 2005, the Mississippi Public Service Commission (“Commission”) issued an Order opening a Generic Change of Law Proceeding (“Commission Proceeding”) to consider amendments to existing Interconnection Agreements between BellSouth Telecommunications, Inc. and all Competitive Local Exchange Carriers (“CLECs”) in Mississippi.  As an interested party and as a CLEC, Xfone USA, Inc. petitioned and was granted permission to intervene in the Commission Proceeding for regulatory purposes. On October 26, 2005 the Commission held its hearing on the Commission Proceeding and the Commission is taking the results of the Proceeding under advisement and has not issued a ruling. After the Commission Proceeding was opened, BellSouth sued the Commission in federal district court alleging that the Proceeding was preempted by federal law (the “Federal Proceeding”).  On March 22, 2005, Xfone USA, Inc. filed a motion to intervene in the Federal Proceeding to support the Commission’s regulatory jurisdiction over the subject Interconnection Agreements.  Subsequently, upon Xfone USA's request, the Federal Disrtict Court allowed Xfone USA to withdraw its Motion to intervene in the Federal Proceeding. The issues presented in both the Commission Proceeding and the Federal Proceeding are regulatory in nature and do not involve monetary damages."

As of March 10, 2005, and upon consummation of the merger of WS Telecom, a Mississippi based telecom operator, with and into our wholly owned subsidiary, Xfone USA, Inc., we become subject to applicable US state and federal telecommunications laws and regulations. Compliance with such laws will involve higher costs than we had in Europe during 2004.

We provide our services in many countries, all of which have different regulations, standards and controls related to licensing, telecommunications, import/export, currency and trade. We believe that we are in substantial compliance with these laws and regulations.

Cost of Compliance with Environmental Laws. We currently have no costs associated with compliance with environmental regulations. We do not anticipate any future costs associated with environmental compliance; however, there can be no assurance that we will not incur such costs in the future.

Employees. As of September 30, 2005, we have 16 employees in the United Kingdom; 28 employees in the United States, and 30 full time and 5 part time employees is Israel.

Reports to Security Holders. We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the Securities and Exchange Commission at www.sec.gov

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 960 High Road, London N12 9RY - United Kingdom. This 3,000 square foot facility has seven offices, one board room, one computer room, one operation room that controls the computer room, entrance hall, main hall, accounting, secretarial and administration and 2 kitchens. Our office is located on the fifth floor of a six floor building with a concierge, two elevators and parking facilities. Our premises were leased on a 5 year term, which was due to expire on December 12, 2001. The yearly lease payments are approximately 15,900 UK Pound ($30,687). On December 20, 2002, we renewed our lease for a period of 10 years, with a five year cancellation option. Our current lease expires on December 20, 2012. The yearly lease payments have been increased to 24,000 UK Pound ($46,320).

Our subsidiary in Israel, Xfone 018 Ltd., is located at 1 Haodem Street, Petach Tikva, Israel. This 334 square meter facility has eight offices, one board room, one computer room, one operation room that controls the computer room, open space with costumer service stations, accounting, secretarial and administration, one kitchen, entrance hall and main hall. Our office is located on the third floor of a four floor building with an elevator and parking facilities. Our premises were leased on a five year term which is due to expire on August 1, 2009. However, we have the option to extend the term of the lease for an additional five year period, subject to a prior notice to be given no later than June 1, 2009. The lease payments for the first 30 months are $1,670.00 per month. The lease payments for the 31-48 months are $2,004.00 per month. The lease payments for the 49-60 months are $2,171.00 per month. The lease payments for the 61-72 months are $2,338.00 per month. The lease payments for the 73-84 months are $2,505.00 per month. The lease payments fro the 85 month are $2,672.00 per month. We also pay $50 a month for each parking. We presently use three parking spaces. Xfone, inc. is guarantor to the lease. In addition, we have two switches which are located at two different locations in Israel. we are renting the cages in which our switches are located.

The headquarters of our subsidiary, Xfone USA are located at 2506 Lakeland Drive, Flowood, Mississippi, 39232. This 7,500 square foot facility has ten offices, one large open area fitted with work stations for provisioning, billing and network operations, another large area fitted with work stations for customer service and one board room, one computer room, reception area, accounting, secretarial and administration and 2 kitchens. Xfone USA's office spaces are located on the first, fourth and fifth floors of a six floor building with two elevators and parking facilities. Its premises were leased on a 3 year term, which is due to expire in December, 2007. The yearly lease payments are approximately $104,000.

Our offices are in good condition and are sufficient to conduct our operations.

We do not own any property nor do we have any plans to acquire any property in the future. We do not intend to renovate, improve or develop any properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. We have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

MG Telecom Ltd.

In August 2002, the Company’s wholly-owned UK based subsidiary, Swiftnet Limited filed a summary procedure lawsuit in the court of Tel - Aviv, Israel against MG Telecom Ltd. and its Chief Executive Officer, Mr. Avner Shur. In this lawsuit, we allege an unpaid debt due to us in the amount of $50,000 from MG Telecom for services rendered by us to MG Telecom. The debt arose from an agreement between us and MG Telecom, a provider of calling card services, in which traffic originating from MG Telecom calling cards was delivered through our system in London, England. Mr. Shur signed a personal guarantee agreement to secure MG Telecom’s obligations under the agreement. On August 16, 2005, the court has rendered a judgment in this matter, rejecting our claims. On October 16, 2005, Swiftnet filed an appeal with the district court of Tel - Aviv. Swiftnet believes that it has a meritous ground supporting its claim.

Ryfcom Ltd.

In July 2001 the Company’s wholly-owned UK based subsidiary, Swiftnet Limited filed a lawsuit in the court of Petach - Tikva, Israel against Ryfcom, Ltd., a former provider of calling card services, and its Chief Executive Officer, Mr. Paltiel Porat. In this lawsuit, we allege an unpaid debt due to us in the amount of $107,528 from Ryfcom for services rendered by us. The debt arose from an agreement between us and Ryfcom, in which traffic originating from Ryfcom calling cards was delivered through our system in London. Mr. Porat signed a personal guarantee agreement to secure the all of Ryfcom’s obligations under our agreement with Ryfcom. Before the judgment, Mr. Paltiel repaid the amount of approximately $15,000. On January 6, 2003, the court of Petach - Tikva, rendered a judgment in favor of us. According to the judgment Mr. Paltiel has to repay the remainder of the money, approximately $92,000, plus the court fee that was paid by us of approximately $1,500, plus expenses in the amount of $9,300. All amounts are linked until fully paid by the Israeli Consumer Price Index. Mr. Paltiel failed to comply with the January 6, 2003 judgment and as a result thereof Swiftnet filed on May 17, 2004 with the court a request to send Mr. Paltiel a warning that his failure to satisfy the January 6, 2003 judgment will result in Mr. Paltiel being declared insolvent. We are still awaiting the decision of the court.

BellSouth Telecommunications, Inc.

On December 1, 2004, we filed before the Public Service Commission (“Commission”) a formal complaint against BellSouth Telecommunications, Inc. (“BellSouth”) for expedited relief, for negotiations, or in the alternative, for final resolution of disputes. This complaint sought credits to our account with BellSouth in the total amount of $386,292.40. We alleged that these charges were improperly billed by BellSouth to our account. BellSouth filed an answer to our complaint denying that the charges were improperly billed. In July 2005 the parties have reached a confidential settlement arrangement regarding the disputed charges.

MCI Worldcom Limited

The Company’s wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 14, 2005 that was filed by MCI Worldcom Limited (“MCI”) in an English court for the sum of English Sterling Pounds of 1,732,756.74, including interest (although interest will continue to accrue on a daily basis), for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to MCI for telecommunications services provided by MCI to Swiftnet and has been conducting discussions and negotiations with MCI concerning this matter for the last few months. Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim. Swiftnet intends to vigorously defend the suit and believes that it has a meritous defense in relation to a significant portion of the amount claimed.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Directors and Executive Officers

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies of our Board of Directors. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our bylaws provide that we have at least one director. Our directors and executive officers are as follows:

Name	Age	Director Since
Abraham Keinan	56	Chairman of the Board of Directors, since our inception

Guy Nissenson	31	Director, since our inception

Eyal J. Harish	53	Director, since December 19, 2002

Shemer S. Schwartz	31	Director, since December 19, 2002, and is an independent director and a member of the Audit Committee

Arie Czertok	65	Director, since November 23, 2004, and is an independent director and Chairman of the Audit Committee

Aviu Ben-Horrin	57	Director, since November 23, 2004, and is an independent director and a member of the Audit Committee.

Mr. Abraham Keinan has been our Chairman of the Board of Directors since our inception. Abraham Keinan founded Swiftnet, Limited, our wholly owned UK based subsidiary, in February 1990. Mr. Keinan has been the Chairman of the Board of Directors of Swiftnet since its inception. From 1991 to October 2003, Mr. Keinan was Swiftnet’s Managing Director. In or about January 2002, Mr. Keinan became a Director of Auracall Limited, our UK based affiliated entity. Mr. Keinan has been a Director of Xfone 018 Ltd., our majority owned Israel based subsidiary, since its inception in April 2004. In March 2005, Mr. Keinan became the Chairman of the Board of Directors of Xfone 018. Mr. Keinan has been a Director of Xfone USA, Inc., our wholly owned US based subsidiary, since its inception in May 2004. In 1975, Mr. Keinan received a Bachelor of Science Degree in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mr. Guy Nissenson has been our President, Chief Executive Officer and a Director since our inception. Mr. Nissenson joined Swiftnet Limited. in October 1999, became a Director of Swiftnet in May 2000 and its Managing Director in October 2003. In October 2002, Mr. Nissenson became a Director of Story Telecom Limited, our UK based affiliated entity. In or about January 2002, Mr. Nissenson became a Director of Auracall Limited. Mr. Nissenson has been a Director of Xfone 018 Ltd. since its inception in April 2004. Mr. Nissenson has been a Director of Xfone USA, Inc. since its inception in May 2004. In March 2005, Mr. Nissenson became the Chairman of the Board of Directors of Xfone USA. Mr. Nissenson was a marketing manager of RADA Electronic Industries Ltd. in Israel from May 1997 to October 1998. Mr. Nissenson was an audit and control officer with the rank of Lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. In July 2000, Mr. Nissenson received a Bachelor of Science Degree in Business Management from Kings College - University of London. In September 2001, Mr. Nissenson received a Master of Business Administration in International Business from Royal Holloway at the University of London in London, United Kingdom.

Dr. Eyal J. Harish has been a member of our Board of Directors since December 19, 2002. Dr. Harish has been a Director of Xfone USA, Inc. since March 2005. From 1980 to present, Dr. Harish has been in his own private practice in Israel as a dentist. Prior to becoming a dentist, from 1974 to 1980, Dr. Harish was an Administration Manager with Consortium Holdings, an Israel based communication company. Dr. Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

Mr. Shemer S. Schwartz has been a member of our Board of Directors since December 19, 2002, is an independent director and a member of the Audit Committee. Mr. Schwartz has been a Director of Xfone USA, Inc. since March 2005. From March 2003 to present, Mr. Schwartz has been the co-founder and research and development expert of XIV Ltd., a data storage start up company located in Tel-Aviv, Israel. From November 2001 to March 2003, Mr. Schwartz has been an Application Team Leader of RF Waves, an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwartz was a Captain in the Research and Development Center of the Israeli Defense Forces Intelligence. In July 1995, Mr. Schwartz received a BS degree in Physics and Mathematics from the Hebrew University in Jerusalem. In September 2003, Mr. Schwartz received an MS degree in Computer science from the Tel-Aviv University in Tel-Aviv, Israel.

Mr. Arie Czertok has been a member of our Board of Directors since November 23, 2004, and is an independent director and Chairman of the Audit Committee. From 1980 to present, Mr. Czetock managed his own law firm and held various other senior management and financial positions including Chairman and CEO of Safety “L” Ltd., an Israeli based company in the field of computerized simulations systems (from 1985 to 1991) where he oversaw all financial, accounting and operational aspects of the company for more then six years. From 1976 to 1980, Mr. Czertok was the assistant district attorney of Tel-Aviv - representing the attorney general in civil and criminal matters. From 1963 to 1973, Mr. Czertok was a director and owner of a public relations firm. Mr. Czertok was the legal adviser of the United States Consulate in Tel Aviv. Mr. Czertok has represented many Israeli publicly traded companies such as Bezek, Electostar, Koor and others. Mr. Czertok led Eshed Robotec Ltd. to a successful IPO and was responsible for all matters, including SEC issues in the US and Israel as well as overseeing the financial accounts. From 1992 to 2004, Mr. Czertok was the Chairman of the Control Committee of Friends of Rabin Medical Center, a multimillion turnover facility where he was controlling all legal and financial proceedings. Mr. Czertok holds the following public posts: Chairman in the Israeli Bar Committees, an active lecturer and publisher of legal articles, President of Parents association for Soldiers, representative of Israeli Bar Association in the Israeli Parliament, examiner in oral bar exams, acting Judge in the police disciplinary court and in the disciplinary court of the Israeli Journalist Association. Mr. Czertok is an active arbitrator. Mr. Czertok is a Public Notary since 1998. In 1976, Mr. Czertok received a LLB degree from the Tel Aviv University in Tel Aviv. Mr. Czertok was severely wounded in the 1973 Yom Kippur war while commanding in the Syrian front.

Mr. Aviu Ben-Horrin has been a member of our Board of Directors since November 23, 2004, and is an independent director and a member of the Audit Committee. From 2001 to present Mr. Ben-Horrin directs, controls and manages various real state projects together with Bonei RMAG Ltd. and MPK Ltd. From 1996 to 2001 Mr.Ben-Horrin managed real estate projects for Lear Or Ltd. and was an engineering consultant for Orik Ltd., a construction company. From 1994 to 1996, Mr. Ben-Horrin worked for the Ministry of Construction and Housing of the state of Israel as a manager of various projects. From 1975 to 1992, Mr. Ben-Horrin was an officer with the rank of Colonel in the Israel Defense Forces and served in various engineering and commanding posts. In 1975 Mr. Ben-Horrin received a BS in Mechanical Engineering from the Technion University in Haifa. In 1987 Mr. Ben-Horrin received a BA in Economics from the Bar-Ilan University in Ramat Gan.

Except as set forth herein, no officer or director of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy of for the two years prior thereto.

Committee of the Board of Directors

We have an Audit Committee that was formed in a November 24, 2004 Board of Directors meeting. The Audit Committee is composed of three directors: Messrs Czertok, Ben-Horrin and Schwartz (all 3 are considered independent directors). Mr. Czertok who satisfies the “financial sophistication” requirement was appointed as the Chairman of the Audit Committee. The Audit Committee makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding the Company’s 2004 Stock Option Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

Audit Committee financial expert

Mr. Arie Czertok who satisfies the “financial sophistication” requirement is the Audit Committee financial expert as defined by Item 401(e)(2) of Regulation S-B of the Securities exchange Act of 1934 and the Chairman of the Audit Committee.

EXECUTIVE COMPENSATION

Executives and Directors compensation

The following table sets forth summary information concerning the compensation received for services rendered to the Company during the years ended December 31, 2002 and 2003, and 2004 respectively by our Chairman of the Board, Abraham Keinan and Guy Nissenson, who is our Chief Executive Officer/ President.

Summary Compensation Chart

	Annual Compensation				Long Term Compensation
Name & Position	Year	Salary ($)	Bonus($)	Other($)	Restricted Stock Awards	Options($)	L/Tip($)	All Other
Abraham Keinan Chairman Guy Nissenson President & Chief Executive Officer	2004 2003 2002 2004 2003 2002	$116,510 (60,368 Pound) $69,057(1) (40,622 Pound) $51,000 (30,000 Pound) $116,510 (60,368 Pound) $74,820(4) (43,500 Pound) $52,800 (33,000 Pound)	$9,650 (5,000 Pound) $112,576 (63,245 Pound) $9,588 (6,372 Pound) ---- $171,302(5) (96,237 Pound)	$196,171 (7) (101,643 Pound) $97,900(2) (55,000 Pound) $67,500 (45,000 Pound) $196,171 (8) (101,643 Pound)	1,500,000 (9) 400,000(3) 0 Pound 1,500,000 (9) 200,000(6)	0 Pound	0 Pound	0 Pound

(1) On April 15, 2003, our Board of Directors approved of a salary increase for our Chairman of the Board from $1,473 to $4,000 per month. Abraham Keinan’s total salary of $69,057 for 2003, as reflected above, is composed of: (a) $3,250 per month from January 2003 to March 2003; and (b) $4,000 per month from April 2003 to December 2003.

Our chairman of the Board of Directors, Mr. Abraham Keinan, does not have a written employment agreement with us. Since January 2001, we have agreed to pay him a salary of $3,525 (2,500 Pound Sterling) per month. Abraham Keinan receives pension benefits and a company car. On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated from calling cards sold by Story Telecom.

(2) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by A. Keinan, and is further discussed in the paragraph following this table.

(3) On March 1st, 2004, our Board of Directors cancelled these options.

(4) On April 15, 2003, our Board of Directors approved of a salary increase for our Chief Executive Officer from UKP 2,500 ($4,300) to UKP 4,000 ($6,800) per month. Guy Nissenson’s total salary of $73,950 is composed of: (a) $4,250 per month from January to March 2003; and (b) $6,800 per month from April 2003 to December 2003. On May 11, 2000, we entered into a written employment agreement with our Chief Executive Officer/President, Guy Nissenson. Under the agreement, Mr. Nissenson will work on business development, sales and marketing. At that time, we agreed to pay him a salary of $1,473 (1000 Pound Sterling) per month, subject to a future increase of $1,473 (1000 Pound Sterling) if Swiftnet reaches average sales of $257,775 (175,000 Pound Sterling) per month. In addition, we have agreed that if we grant options to Abraham Keinan, we will grant Mr. Nissenson options to buy Swiftnet or us according to the following formula: 50% of the options with same price and conditions that Mr. Keinan will receive, subject to our reaching a benchmark of $176,760 (120,000 Pound Sterling) average sales per month during Mr. Nissenson activities or in the 12 months thereafter. The agreement with Mr. Nissenson can be terminated by either party with one month notice.

(5) This amount represents consultant fees of 41,237 pounds, and a success fee of 55,000 pounds, paid to Campbeltown Business, Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

(6) On March 1st, 2004 our Board of Directors canceled these options.

(7) This amount represents a success fee paid to Vision Consultants, which is solely owned and controlled by A. Keinan.

(8) This amount represents consultant fees of 44,463 pounds ($85,818) and a success fee of 57,000 pounds ($110,010), paid to Campbeltown Business, Ltd., which is owned and controlled by Guy Nissenson and other members of the Nissenson family.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Beneficial Owners and Management

Title of Class	Name & Address of Beneficial Owner	Amount of Beneficial Ownership	Nature of Ownership	Percent of Class

Common	Abraham Keinan	3,600,000	Direct*/****	46.33
	Chairman of the Board
	4 Wycombe Gardens
	London Nw11 8al
	United Kingdom

Common	Crestview Capital	772,367	Direct	9.94**
	Master LLC**
	95 Revere Drive, Suite F
	Northbrook, Illinois 60062

Common	Guy Nissenson	1,203,500	Direct/Indirect***/****	15.48
	Chief Executive Officer
	President/Director
	3A Finchley Park
	London N12 9JS
	United Kingdom

Common	Eyal Harish***** Director 3 Moshe Dayan Street, Raanana, Israel	15,000	Direct	0.19

Common	Mercantile Discount - Provident Funds****** 32 Yavne Street Tel-Aviv 65792, Israel	400,000	Direct	5.15
Total		5,990,867		77.1%

*Until June 23, 2004, Mr. Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual. On August 21, 2003, we issued 400,000 options to Mr. Keinan, but on March 1, 2004, our Board of Directors cancelled these options. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Keinan on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

**Crestview Capital Master LLC. Owns 772,367 shares of our common stock; however, upon the exercise of Warrants issued to Crestview Capital Master, it would hold an additional 642,500 shares of our common stock.

*** Guy Nissenson, our Chief Executive Officer/President, has beneficial ownership of 15.48% or 1,203,500 shares of our common stock, which consists of the following: (a) 703,500 shares of our common stock owned by Campbeltown Business Ltd., a British Virgin Islands corporation controlled by Mr. Nissenson and his family; (b) 500,000 options to purchase shares of our common stock that Campbeltown Business Ltd has the right to acquire and Campbeltown Business, Ltd. has until December 31, 2005 to exercise its option. Campbeltown Business, Ltd. also has a first right of refusal on any of our securities offerings until December 31, 2005, so long as Campbeltown Business, Ltd. owns more than 4% of our outstanding stock. To the extent that we issue any shares to Abraham Keinan, Campbeltown Business, Ltd. has the right to purchase or acquire such number of our shares on the same terms and conditions as Abraham Keinan such that the relative percentage ownership of Abraham Keinan and Campbeltown Business, Ltd. remains the same. On August 21, 2003, we issued 200,000 options to acquire our shares to Mr. Nissenson, but on March 1, 2004 these options were cancelled by our Board of Directors. On November 24, 2004, our board of directors issued 1,500,000 options to Mr. Nissenson on the following terms: Option exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date.

**** Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement is for a term of 10 years and provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

***** Dr. Eyal Harish is the brother-in-law of Mr. Keinan, our Chairman of the Board.

****** Mercantile Discount - Provident Funds owns 400,000 shares of our common stock; however, upon the exercise of Warrants issued to Mercantile Discount - Provident Funds, it would hold an additional 200,000 shares of our common stock.

Our Management has control over stockholder matters, our Chairman of the Board, Abraham Keinan, beneficially owns 46.33 % of our common stock. In addition, our Chief Executive Officer/President, Guy Nissenson has significant influence over an additional 15.48% of our common stock, which is owned by Campbeltown Business, Ltd., an entity controlled by Mr. Nissenson and his family. In addition, Eyal Harish beneficially owns 0.19% of our common stock. Therefore, our officers/directors potentially may vote 62% of our common stock, without giving effect to the issuance of any shares upon the exercise of outstanding warrants or options. As such, our officers/directors and their family members control the outcome of all matters submitted to a vote of the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers/directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

COMPENSATION PLANS

Options/SAR Grants 2004
Name and Principle Position	Number Securities Underlying Options	% of Total Options Granted To Employees in 2003	% of Total Options Granted To Employees in 2004	Exercise Price	Expiration Date
Abraham Keinan Chairman of the Board Guy Nissenson President &Chief Executive Officer TOTAL	(1) 400,000 common stock shares (3)1,500,000 Common stock shares (2)200,000 common stock shares (3)1,500,000 Common stock shares	66.7% 33.3% 100.00%	50% 50% 100%	$0.475 $3.50 $0.475 $3.50	August 31, 2008 5 years from the Vesting Date which is 12 months from the date Of Grant August 31, 2008 5 years from the Vesting Date which is 12 months from the date Of Grant

(1) On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Mr. Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is exercisable into one share of stock. These options are vested immediately and expire 5 years after issuance. On March 1st, 2004, our Board of Directors canceled these options.

(2) On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Chief Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is exercisable into one share of stock. These options are vested immediately and expire 5 years after issuance. On March 1st, 2004, our Board of Directors canceled these options.

(3) On November 24, 2004, our board of directors approved and adopted the principal items forming our 2004 Stock Option Plan (the “2004 Plan”) which is designated for the benefit of employees, officers, directors, consultants and subcontractors of the Company including its subsidiaries. On November 1, 2005, the 2004 Plan was finally approved by our board of directors, subject to the approval of our shareholders. The purpose of the 2004 Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide an incentive to such persons presently engaged with the Company, and to promote the success of our business. The options were issued under the following terms: exercise price - $3.5, vesting date - 12 month from the date of grant, expiration date - 5 years from the vesting date. At the time of the issuance of options to Mr. Keinan and Mr. Nissenson, directors received the following options under the same terms as Mr. Keinan and Nissenson: Eyal Harish (75,000 options), Shemer Schwartz (75,000 options), Arie Czertok (25,000 options) and Aviu Ben-Horrin (25,000 options).

Aggregate Option/SAR Exercises in 2004 and Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the Money Options/SARs at FY-End ($) Exercisable/Unexercisable
Guy Nissenson,	Not Applicable	Not Applicable	700,000 / 0 (1)	$3,891,000 / $0 (2)
President & Chief Executive
Officer	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0

Abraham Keinan,	Not Applicable	Not Applicable	400,000 / 0 (3)	$2,202,000 / $0 (4)
Chairman of	Not Applicable	Not Applicable	1,500,000/0 (5)	Negative Value / $0
The Board

(1)
Of the 700,000 share options, 200,000 were issued to Guy Nissenson, our Chief Executive Officer and President, on August 21, 2003. On March 1, 2004, these 200,000 share options were cancelled by our Board of Directors. Campbeltown Business Ltd., a private company incorporated in the British Virgin Islands which is owned by Guy Nissenson and other members of the Nissenson family, own options to purchase 500,000 shares of our common stock for $0.40 per share or an aggregate of $200,000. Guy Nissenson owns 20% of Campbeltown Business Ltd. Options to purchase shares of our common stock are shown in the table above as owned by Guy Nissenson due to Guy Nissenson’s 20% ownership of Campbeltown Business Ltd.

(2)	Based on the December 31, 2003 per share closing price of $5.98 and the exercise prices of $0.475 per share for 200,000 share options, and $0.40 per share for 500,000 share options.

(3)
The options to purchase 400,000 shares of our common stock were issued to Abraham Keinan, our Chairman of the Board, on August 21, 2003, and on March 1, 2004, all 400,000 share options were cancelled by our Board of Directors.

(4)	Based on the December 31, 2003 per share closing price of $5.98, and an exercise price of $0.475 per share.

(5)	Based on the December 30, 2004 per share closing price of $2.80, and an exercise price of $3.50 per share.

Other than provided above, directors do not receive any compensation for their services as directors, although they are reimbursed for reasonable expenses incurred in attending board or committee meetings.

A March 10, 2005 employment agreement between Xfone, USA, Inc. and Wade Spooner, its President and Chief Executive Officer, provides, among others, that Mr. Spooner will be granted and issued options for 600,000 shares of our restricted common stock, of which: (a) 100,000 will be attributable to Employment Year 1; (b) 200,000 will be attributable to Employment Year 2; and (c) 300,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 100,000 shares of the our restricted common Stock will vest 3 years from the grant date; (b) options for 200,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 300,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Company’s common stock on the date of issue of the options.

A March 10, 2005 employment agreement between Xfone, USA, Inc. and Ted Parsons, its Executive Vice President and Chief Marketing Officer, provides, among others, that Mr. Parsons will be granted and issued options for 300,000 shares of our restricted common stock, of which: (a) 50,000 will be attributable to Employment Year 1; (b) 100,000 will be attributable to Employment Year 2; and (c) 150,000 of which shall be attributable to Employment Year 3. The options will vest as follows: (a) options for 50,000 shares of the Our restricted common Stock will vest 3 years from the grant date; (b) options for 100,000 shares of our restricted common stock will vest 4 years from the grant date; and (c) options for 150,000 shares of our common stock will vest 5 years from the grant date. The stock options will provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of our common stock on the date of issue of the options. On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in the March 10, 2005 employment agreements.

Effective June 8, 2005, in accordance with a Board resolution dated June 8, 2005, the Company appointed Mr. Alon Mualem, CPA, as Chief Financial Officer of the Company. Mr. Mualem holds as well the position of Chief Financial Officer of the Company’s majority owned subsidiary in Israel, Xfone 018 Ltd.
Mr. Mualem, prior to joining the Company, held the following financial and accounting positions: Chief Financial Officer of CheckM8 Ltd., a high-tech company acting as an Israeli research and development center for its US parent company (2004 to until his position with the Company); corporate controller for six years for RADVISION Ltd. (NASDAQ: RVSN) where he was responsible, among other duties, for the preparation of all SEC and NASDAQ financial reports (1998 to 2004); deputy controller for two years for RAD Data Communication Ltd (1996 to 1998); worked as a certified public accountant with the public accounting firm of Somekh-Chaikin, based in Israel, which is an affiliate with the international public accounting firm, KPMG (1992 to 1996). Mr. Mualem holds a B.A. degree in Economics and Accounting from Tel Aviv University and is licensed as a CPA in Israel. Mr. Mualem is a lecturer in financial accounting at the Academic Business College.

For holding the positions of Chief Financial Officer of Xfone, Inc. and Xfone 018 Ltd., Mr. Mualem receives an annual salary of approximately US$100,000, use of a company car, and manager’s insurance that includes health, pension, disability and an educational training fund.

Mr. Mualem was granted on June 8, 2005, under the Company‘s 2004 Stock Option Plan, 300,000 options to purchase 300,000 common shares of the Company at an exercise price of $3.50 per share. The vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the date of grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. The agreement with Mr. Mualem is subject to termination by either party giving written notice to the other 30 days prior to the effective date of termination.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its executive (and certain other) officers, and any persons holding ten percent or more of the Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2004, the Company believes that all reports required to be filed by Section 16(a) were filed on a timely basis.

Legal Proceedings

The Company is not engaged in, nor is it aware of any pending or threatened, litigation in which any of its directors or executive officers is a party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ABRAHAM KEINAN

Keinan Share Issuance

On September 1, 2000, we issued 1,730,000 shares of our common stock to our founder and Chairman of the Board, Abraham Keinan for services rendered to us in our corporate formation. Mr. Keinan’s services consisted of the establishment of our business concept and providing us with technical expertise. We valued Mr. Keinan’s services at $247,390.

Keinan Stock Ownership through Vision Consultants

Until June 23, 2004, Our Chairman of the Board, Mr. Abraham Keinan indirectly held 1,302,331 shares of our common stock through Vision Consultants Limited, a Nassau, Bahamas incorporated company that is 100% owned by Mr. Keinan. On June 23, 2004, the shares held by Vision Consultants Limited were transferred to Mr. Keinan as an individual.

Vision Consultants Limited is entitled to receive 1% of all of our revenues if and when monthly revenues exceed $485,000; however, in April 2003, Vision Consultants Limited and Campbeltown Business Limited waived their right with regard to revenues derived from Story Telecom.

Keinan Loan

Since our inception in September 2000, through December 31, 2000, we along with our subsidiary, Swiftnet, Limited loaned Abraham Keinan, our Chairman of the Board. This loan originally was reflected in a September 29, 2000 promissory note payable in ten equal installments ending on January 1, 2011. This note is non-interest bearing. We provided the loan to Mr. Keinan to promote his loyalty and continued service as our Chairman of the Board of Directors. The loan to Mr. Keinan amounted to £247,931 as of September 30, 2005, and the same amount as of December 31, 2004. Out of the total amount, £123,695 is classified as current assets as Mr. Keinan agreed with the Company to repay this amount during fiscal year 2005 and the remaining £123,966 during fiscal year 2006.

Keinan Bonus and Success Fee

As indicated in more detail below, on October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. will receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

On June 28, 2004, our Board of Directors approved a bonus of £ 5,000 to Mr. Keinan for his efforts in connection with obtaining the license to become an international telecom service provider in Israel by our Israel based subsidiary, Xfone 018 Ltd.

GUY NISSENSON

Campbeltown Business, Ltd.

On May 11, 2000, Swiftnet, Limited., which is now our wholly owned subsidiary, and our Chairman of the Board of Directors, Abraham Keinan, entered into an 18-month renewable consulting agreement with Campbeltown Business, Ltd., a private company incorporated in the British Virgin Island which is owned by Guy Nissenson, our Chief Executive Officer/President and Director and four other relatives of Mr. Nissenson. This agreement provides that Swiftnet hires Campbeltown Business, Ltd. as its financial and business development Consultant and will pay Campbeltown Business, Ltd. 2,000 UK Pound Sterling per month, along with an additional monthly performance bonus based upon Swiftnet attaining the following revenue levels for consulting services in the area of business development and management activities:

TARGET AMOUNT OF REVENUES PER MONTH	ADDITIONAL MONTHLY BONUS
Less than 125,000 Pounds (UK)	0 Pounds (UK)
Between 125,000 - 150,000 Pounds (UK)	1,250 Pounds (UK)
(approximately $ 225,000 - $ 270,000 US)	(approximately $ 2,250 US)
Between 150,000 - 175,000 (UK)	2,500 Pounds (UK)
(approximately $ 270,000 - $ 315,000 US)	(approximately $4,500 US)
Over 175,000 Pounds (UK)	2,750 Pounds (UK)
(approximately $ 315,000 US)	(approximately $ 4,950 US)

This agreement with Campbeltown Business, Ltd. involving this monthly payment of 2000 United Kingdom Pound, along with an additional monthly performance bonus, is separate from a bonus and success fee arrangement that we may pay in accordance with an October 15, 2002 approval by our Board of Directors to pay such a bonus and success fee, as discussed below.

The May 11, 2000 agreement is for 18 months, but the agreement provides that the agreement will be renewed by mutual agreement of Swiftnet and Campbeltown Business, Ltd. On November 5, 2001, May 11, 2003, and November 10, 2004, we renewed this agreement for additional 18 month periods. Therefore, this agreement expires on May 11, 2006.

On June 19, 2000, Swiftnet Limited entered into a Stock Purchase Agreement with Abraham Keinan and Campbeltown Business, Ltd., a company owned by Guy Nissenson and his family. This agreement provides that:

•
Abraham Keinan confirmed that all his businesses activities and initiatives in the field of telecommunications are conducted through Swiftnet, and would continue for at least 18 months after the conclusion of this transaction.

•
Campbeltown declared that it is not involved in any business that competes with Swiftnet and would not be involved in such business at least for 18 months after this transaction is concluded. This agreement term has been satisfied by Campbeltown.

•	Campbeltown would invest $100,000 in Swiftnet Ltd., in exchange for 20% of the total issued shares of Swiftnet, Ltd.;

•
Campbeltown would also receive 5% of our issued and outstanding shares following our acquisition with Swiftnet. In June 2000, Campbeltown Business Ltd. invested the $100,000 in Swiftnet. We acquired Swiftnet, Ltd. and Campbeltown received 720,336 shares of our common stock for its 20% interest in Swiftnet, Ltd.

•
Swiftnet, Ltd., and Keinan would guarantee that Campbeltown’s 20% interest in the outstanding shares of Swiftnet would be exchanged for at least 10% of our outstanding shares and that Campbeltown would have in total at least 15% of our total issued shares after our acquisition occurred.

•
Campbeltown would have the right to nominate 33% of the members of our board of directors and Swiftnet’s board of directors. When Campbeltown ownership in our common stock was less than 7%, Campbeltown would have the right to nominate only 20% of our board members but always at least one member. In the case that Campbeltown ownership in our common stock was less than 2%, this right would expire.

•
Campbeltown would have the right to nominate a vice president in Swiftnet and/or our common stock. Mr. Guy Nissenson was nominated as of the time of the June 19, 2000 agreement. If for any reason Guy Nissenson will leave his position, Campbeltown and Abraham Keinan will agree on another nominee. The Vice President will be employed with suitable conditions.

•
Campbeltown has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for $200,000 US. This transaction can be executed either by Swiftnet issuing new shares, or by Abraham Keinan selling his private shares (as long as he has an adequate amount of shares), as Abraham Keinan will decide. This option will expire on Dec 31, 2005. Campbeltown can exercise this option in parts.

•
Campbeltown will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or us conducted by Abraham Keinan at the relative ownership portion.

•
In the event that Swiftnet or we will seek for money in a private placement for equity or any other rights, Campbeltown will have the right of first refusal on any transaction or part of it until Dec 31, 2005 or as long as it owns over 7% of Swiftnet equity or 4% of our common stock.

•	Keinan and Campbeltown have signed a right of first refusal agreement for the sale of their shares.

•
Until we conduct a public offering or are traded on a stock market, we are not permitted to issue any additional shares or equity rights without a written agreement from Campbeltown. This right expires when Campbeltown no longer owns any equity interest or shares in our company or our subsidiary, Swiftnet.

On October 15, 2002, our Board of Directors approved a bonus and success fee whereby if we receive monthly revenues in excess of $485,000 then Mr. Keinan and our consultant, Campbeltown Business, Ltd. shall receive 1% of the revenues for each month where our revenues reach $485,000 up to a maximum of one million dollars. This bonus and success fee is separate from our agreement with Campbeltown Business, Ltd. involving a monthly payment of 2000 United Kingdom Pound, along with an additional monthly performance bonus. The business purpose of the bonus and success fee is to further motivate our Chairman of the Board, Mr. Keinan, and our consultant, Campbeltown Business Ltd. to develop our business by providing them with additional compensation if and when our revenues grow. On April 10, 2003, Mr. Keinan and Campbeltown Business Ltd waived their right to receive 1% of the revenues generated that are derived from Story Telecom.

Guy Nissenson Employment Agreement

On May 11, 2000, Swiftnet Limited and our Chairman of the Board of Directors, Abraham Keinan, entered into an employment agreement with Guy Nissenson, our Chief Executive Officer/ President. This agreement does not expire. Under the terms of the agreement, Swiftnet employed Mr. Nissenson to provide business development and sales and marketing services, at a base rate of 1000 pounds (UK) per month (approximately $1,433 US). When Swiftnet reaches average sales of 175,000 pounds (UK) per month for a consecutive three month period, Mr. Nissenson’s salary will increase to 2,000 pounds (approximately $2,866 US) per month. In addition, Mr. Nissenson will receive an unspecified number of options to acquire our stock that is limited to 50% of the options that Abraham Keinan receives. As such, the agreement protects Mr. Nissenson’s rights to have at least 50% of the options rights that Mr. Keinan will have. Mr. Nissenson can transfer the right of these options to another company or person at his discretion. Swiftnet may only cancel these options if : (1) Mr. Nissenson no longer works with Swiftnet; or (2) if within twelve months of Mr. Nissenson’s employment with the company, Swiftnet and any other companies that may buy or merge into Swiftnet in the future, do not reach average revenues (over a three consecutive month period) of at least 120,000 pounds (UK). Because the average sales per month have exceeded 120,000 pounds within a twelve-month period of Mr. Nissenson’s employment, Swiftnet cannot cancel the options.

Voting Agreement

Our Chairman of the Board, Abraham Keinan, and our President/Chief Executive Officer/Director, Guy Nissenson, exercise significant control over stockholder matters through a September 28, 2004 Voting Agreement between Mr. Keinan, Mr. Nissenson and Campbeltown Business Ltd, an entity owned and controlled by Mr. Nissenson and his family. This agreement, which is for a term of 10 years, provides that: (a) Messrs. Keinan and Nissenson and Campbeltown Business, Ltd. agree to vote any shares of our common stock controlled by them only in such manner as previously agreed by all these parties; and (b) in the event of any disagreement regarding the manner of voting, a party to the agreement will not vote any shares, unless all the parties have settled the disagreement.

Dionysos Investments (1999) ltd. financial services and business development consulting agreement

This Financial Services Consulting Agreement was entered into on November 18, 2004, between Dionysos Investments (1999) Ltd., an Israeli company (“Dionysos”) and the Company with respect to certain services. The principal of Dionysos is Mr. Haim Nissenson, father of Guy Nissenson, our President and Chief Executive Officer.

Dionysos agrees to assist the Company in connection with services related to financial activities, financial reports, mergers & acquisitions and other business development work (the “Services”). In the event the Company requests additional services, the scope of such additional services shall be as agreed by the parties and shall be governed by this Agreement.

The parties agree that Dionysos will be compensated by the Company for the Services provided the Company in the amount of Three Thousand British Sterling Pounds (£3,000) per month beginning on the Effective Date of this Agreement (the “Fees”). In addition, the Company will reimburse Dionysos, based on prior approval by the Company, for expenses incurred, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed (the “Expenses”). Compensation for any additional services provided by Dionysos for the Company shall be as agreed by the parties.

The Effective Date of this Agreement is January 1, 2005 (the “Effective Date”). The term of this Agreement shall be two (2) years (the “Term”). The Term will be automatically renewed for successive two-year periods, unless either party provides written notice at least ninety (90) days prior to the end of the Term that such party does not wish to renew this Agreement.

Our Israeli subsidiary, Xfone 018 Ltd, has obtained a certain Credit from Bank Hapoalim B.M. As part of the credit arrangement, Messrs. Keinan and Nissenson agreed to pledge an aggregate of 1,000,000 shares of our common stock owned by them as a guarantee of the Xfone 018 Ltd defaults on its obligations and the bank seized the shares pledged as collateral, the Company has agreed to indemnify Messrs. Keinan and Nissenson from any losses they may occur pursuant to this transaction.

DESCRIPTION OF SECURITIES

TRANSFER AGENT

The Company’s transfer agent is Transfer online, Inc., located at 317 SW Alder Street, 2nd Floor Portland, OR 97204.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders have held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Transaction Overview

Crestview Agreement

On September 28, 2005, we closed a private placement of 885,000 shares of common stock, along with 221,250 A Warrants and 221,250 B Warrants issued pursuant to the Crestview Agreement for a gross proceeds of $2,212,500. 221,250 of the warrants (the A Warrants) are exercisable at $3.00 and 221,250 of the warrants (the B Warrants) are exercisable at $3.25 per share. Each A Warrants and B Warrants, which is not freely transferable, entitles the owner to purchase one share, until not later than a five-year period from issuance. Under the Crestview Agreement we are obligated to register 130% of the shares underlying the warrants, and a 130% of the actual amount of shares issued, which is equal to an aggregate amount of 1,150,500 shares of common stock of the Company and 575,250 for shares issuable upon exercise of the warrants.

Laurus Agreement

On September 27, 2005,we entered into a $2,000,000 Secured Convertible Term Note financing (the “Note”) with Laurus Master Fund Ltd. which are convertible to 574,713 shares of our common stock issued upon the conversion of a Secured Convertible Term Note. Additionally, pursuant to this agreement we issued 157,500 G Warrants; Each G Warrant, which is not freely transferable, entitles the owner to purchase one share at an exercise price of $3.80 per share. From and after the issue date of this G Warrants and at any time through the close of business September 27, 2010 the Holder shall be entitled to purchase, upon exercise of this warrant in whole or in part shares of Common Stock of our Company. By the fifth (5th) business day prior to each amortization date the Laurus Master Fund Ltd shall deliver us written notice stating whether, according to the Conversion Criteria, the Monthly Amount payable on the next amortization date shall be paid in cash or shares of Common Stock, or a combination of both.

We will make amortizing payments of the aggregate principal amount outstanding under this Note on April 1, 2006 and on the first business day of each succeeding month (each, an “Amortization Date”) thereafter through and including the Maturity Date. Commencing on the first Amortization Date, we will make monthly payments to the Purchaser on each Amortization Date, each such payment in the amount of $66,666.67 together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Purchase Agreement and/or any other Related Agreement (collectively, the “Monthly Amount”).

Related Agreements

We sold shares with attached warrants to a total of 10 entities that we had reasonable grounds to believe were accredited investors. Each of the investors: (a) had access to business and financial information concerning us, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in our common stock. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

In addition, we issued to Oberon Securities, LLC the following for services rendered to us warrants (the C Warrants) to purchase 245,000 which warrants exercisable at $3.15 and are obligated to issue up to $105,000 worth of shares of our common stock upon effectiveness of this Registration Statement which we are estimating as 35,000 shares based on the current market price, in connection with our September 27, 2005 and September 28, 2005 private placements, where we utilized the assistance of Oberon Securities, LLC as a finder.

In Summary

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the warrants. Because the selling shareholders may offer all or only some portion of the 4,109,483 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of November 18, 2005, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.

Notwithstanding the foregoing, the following table assumes that the warrants issued in our private placement will be exercised upon the effectiveness of this registration statement.

Name of Selling Security Holder and Position, Office or Material Relationship with us	Common Shares Owned by the Selling Security Holders	Warrants (2) Owned by the Selling Security Holder	Stock Underlying Stock Option Plan	Secured Convertible Term Note Owned by Selling Security Holder	Total Shares Registered (3)	Current Total Amount in $	Number of Shares (1) Owned by Selling Security Holder after Offering and Percent of Total Outstanding: Based on 7,772,671 Shares Outstanding
(4) Crestview Capital Master; LLC	285,000 (+ prior owned not included here 487,367)	142,500 (A & B Warrants)			555,750	712,500	9.94%
(5) Burlingame Equity Investors, LP	131,162	65,581 (A & B Warrants)			255,766	327,905	1.69%
(6) Burlingame Equity Investors (Offshore) Ltd	51,932	25,966 (A & B Warrants)			101,267	129,830	0.67%
(7) Burlingame Equity Investors II, LP	16,906	8,453 (A & B Warrants)			32,967	42,265	0.22%
Mercantile Discount-Provident Funds	400,000	200,000 (A & B Warrants)			780,000	1,000,000	5.15%
(8) Laurus Master Fund		157,500 (G Warrants)		574,713	732,213	2,000,000
(9) Oberon Securities LLC	35,000 (not issued yet ***)	245,000 (C Warrants)			290,500		0.45%
Elite Financial Communications Group LLC		65,000 (E & F Warrants)			65,000
Yitzhak Rosenbaum		10,370 (D Warrants)			10,370
Simon Langbart	3,150				3,150		0.04%
Stock underlying stock option plan ****			1,282,500		1,282,500
Total	923,150	920,370	1,282,500	574,713	4,109,483	4,212,500	18.16%

The number of shares indicated includes shares acquired directly from us by the selling shareholders as well as shares which are issuable upon the exercise of warrants held by the selling shareholders. We intend to seek qualification for sale of the shares in those states where the shares will be offered. That qualification is necessary to resell the shares in the public market in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve re-sales of the shares.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 7,772,671 common shares issued and outstanding on November 16, 2005.

(2) Number of shares of common stock the selling shareholder could own, in addition to any common shares already owned, upon exercise of all warrants.

(3) In the total of 4,109,483 shares registered represents the total amount that may be sold by the selling shareholders and includes:

•	up to *885,000 shares of our common stock which were issued in a private placement completed on September 28, 2005, at $2.50 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of A Warrants at $3.00 per share;
•	up to *221,250 shares of our common stock which may be issued upon the exercise of B Warrants at $3.25 per share;
•	up to 245,000 shares of our common stock which may be issued upon the exercise of C Warrants at $3.15 per share;
•	up to 10,370 shares of our common stock which may be issued upon the exercise of D Warrants at $3.50 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of E Warrants at $5.10 per share;
•	up to 32,500 shares of our common stock which may be issued upon the exercise of F Warrants at $6.80 per share;
•	up to 157,500 shares of our common stock which may be issued upon the exercise of G Warrants at $3.80 per share in connection with our Stock Purchase agreement September 27, 2005;
•	up to 3,150 shares of our common stock which were issued to Shimon Langbart;
•	up to ***45,500 shares of our common stock or up to $105,000 at market price, which have not been issued yet to Oberon Securities LLC;
•	up to 574,713 shares of our common stock issued upon conversion of a $2,000,000 Secured Convertible Term Note dated September 27, 2005, which is convertible at $3.47 per share; and
•	and, up to 1,282,500 shares of our common stock underlying our stock option plan that are issuable upon exercise at $3.50 per share of our options granted to employees.

* Under the Crestview Agreement, we are obligated to register 130% of the shares underlying the warrants.

(4) **Crestview Capital Master LLC (the “Purchaser”) is a limited liability company registered in Delaware controlled by Stuart Flink. The fund is affiliated with Dillon Capital, a registered broker-dealer owned by Mr. Flink.

(5) **Burlingame Equity Investors, LP (the “Purchaser”) is limited partnership and is owned, managed and controlled by Blair Sanford

(6) **Burlingame Equity Investors (Offshore) Ltd (the “Purchaser”) is limited partnership and owned, managed and controlled by Blair Sanford

(7) **Burlingame Equity Investors II LP (the “Purchaser”) Burlingame Equity Investors Ltd (the “Purchaser”) is limited partnership and is owned, managed and controlled by Blair Sanford

(8) **Laurus Master Fund Ltd (the “Purchaser”) is incorporated in the Cayman Islands and is managed and controlled by David Grim and Eugene Grim.

** Collectively (the “Purchasers”)

**** Stock underlying stock option plan, beneficiaries:

Name	Date of Grant	# of Options granted	# of Options registered	Exercise price	First vesting	Expiration Date

Abraham Keinan	24.11.04	1,500,000	375,000	$ 3.5		5 years from the Date of Vesting
					12 months from the date of Grant
Guy Nisenson	24.11.04	1,500,000	375,000	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Eyal J. Harish	24.11.04	75,000	18,750	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Shemer S. Schwartz	24.11.04	75,000	18,750	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Arye Czertok	24.11.04	25,000	6,250	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Aviu Ben-Horrin	24.11.04	25,000	6,250	$ 3.5	12 months from the date of Grant	5 years from the Date of Vesting
Tommy R. Ferguson	6.2.05	30,000	7,500	$ 3.5	6.2.05	5.5 years from the Date of Grant
Bradley Marcus	6.2.05	75,000	18,750	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Aggelos Kikiras	6.2.05	50,000	12,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Nick Matsoukis	6.2.05	50,000	12,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Bosmat Houston	6.2.05	150,000	37,500	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Rafael Dick	6.2.05	300,000	75,000	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Alon Reisser	6.2.05	75,000	18,750	$ 3.5	Over 4 years - 25% vested after a year and 1/16 of the options are vested every 3 months for the following 3 years.	5.5 years from the Date of Grant
Wade Spooner	10.3.05	600,000	150,000	(*)
Ted Parsons	10.3.05	300,000	75,000	(*)
Alon Mualem	8.6.05	300,000	75,000	$ 3.5	12 months from the date of Grant	5.5 years from the Date of Grant

		5,130,000	1,282,500

(*) 10% above the closing price of stock on the date of issue of the Options.

(9) The Oberon Securities, LLC *** The Oberon Securities LLC will have its shares issued upon the effectiveness of this Registration Statement. It is a limited liability company registered in New York, which is owned, managed, and controlled by Adam Breslawsky, Elad Epstein and Nicole Schmidt.

The Following discussion details the history of our agreements with Oberon:

November 24, 2003 Agreement with The Oberon Group, LLC.

We signed a November 24, 2003 Finders Agreement with The Oberon Group, LLC, which is identified in the agreement as a “Finder”. The agreement provided that in consideration for The Oberon Group introducing an investor to us which culminated in the execution of a partial acquisition/investment/financing agreement, we agree to compensate it with a cash fee equal to 8% of the total transaction value as well as 8% of the total transaction value in warrants priced at 100% of the market at closing. The term of the agreement was 6 months and was automatically renewable for continuous consecutive terms, unless either party sends a written notice with a 60-day notice period, indicating the intent to terminate the agreement.

September 28, 2004 Novation Agreement

On September 28, 2004, we entered into an agreement with The Oberon Group and Dragonfly Capital Partners, LLC, a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon Group’s rights and obligations under the November 24, 2003 Finders Agreement, as described immediately above, are transferred to Dragonfly Capital Partners.

June 29, 2005 Assignment Notice

On June 29, 2005, Dragonfly Capital Partners assigned all of its rights and obligations under the September 28, 2004 Novation Agreement to Oberon Securities, LLC, and Oberon Securities accepted such assignment. Oberon Securities is an SEC-registered broker-dealer which was approved for membership in NASD, Inc. as of January 24, 2005.

November 15, 2005 Amendment to the Agreement

On November 15, 2005, we entered into an Amendment to the Finders Agreement with Oberon Securities which reflects certain terms negotiated by the parties.

The Amendment to the Finders Agreement provides that in each case where Laurus Master Fund, Ltd. or any of its affiliates or assigns (“Laurus”) makes an investment in the Company after August 1, 2005, Section 3(a) to the original Finders Agreement shall be amended for such investment and shall read: “Upon the occurrence of a financing by Laurus Master Fund, Ltd. or any of its affiliates or assigns (“Laurus”), Client shall pay to Finder a cash fee equal to 5.5% of the total value of the investment made or pledged by Laurus to Client, whether in tranches or otherwise as well as 5.5% of the total value of the investment made by Laurus in warrants priced at 100% of the market at closing (together the “Fee”)". All investors other than Laurus shall not be governed by this amendment to the Finders Agreement.

As more fully detailed in this prospectus, on September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus.

February 12, 2004 Agreement with The Oberon Group, LLC

On February 12, 2004, we signed an agreement with The Oberon Group, LLC, which provides that The Oberon Group will assist us in exploring, structuring, and negotiating financial alternatives, particularly in the United States, such as acquisitions, mergers, or otherwise.

The agreement provides that we agree to pay The Oberon Group an initial retainer fee of $60,000 in cash for a 6 month period ending August 12, 2004, which is payable upon the signing of the agreement. Instead of receiving the $60,000 payment and upon The Oberon Group’s request, on February 12, 2004, The Oberon Group purchased 20,000 restricted shares of our common stock and 40,000 warrants. Thereafter, we agree to pay The Oberon Group a monthly retainer payment of: (a) $5,000 per month in cash, the first such payment of which commences on March 1, 2004; and (b) 1,500 five year warrants with a strike price of $5.50 per share. Additionally, the agreement provides that in conjunction with any transaction with any United States counter party, we agree to pay The Oberon Group: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the 2nd $1 million of aggregate consideration; plus (c) 5% of the 3rd $1 million of aggregate consideration; plus (d) 4% of the fourth $1 million of aggregate consideration; plus (e) 3% of the remaining aggregate consideration. The agreement further provides that for any given transaction, the consideration paid to The Oberon Group will mirror the consideration paid to any seller.

In addition, upon closing of a transaction, we will issue The Oberon Group, or its assigns, a warrant, valid for five years post closing, entitling its holder to purchase a total of: (a) 7% of the first $1 million of aggregate consideration; plus (b) 6% of the second $1 million of aggregate consideration; plus (c) 5% of any additional aggregate consideration. The warrants will have an exercise price equal to the market price of our common stock shares on the date of closing of the transaction. The agreement further provided that for any revenues paid to us from parties introduced by The Oberon Group to us during the period of three years from the entry into the first agreement or purchase order with such third party, The Oberon Group will receive 1.5% of such revenues, which is referred to in the agreement as a “referral fee”. Such referrals will include any revenues derived from the sale of products or services to such parties, any revenues derived from the sale of our product or services through the sales force of such parties, or any revenues derived by us from joint selling efforts with such parties to a third party.

September 27, 2004 Novation Agreement

On September 27, 2004, we entered into an agreement with The Oberon Group and Dragonfly Capital Partners, LLC, a North Carolina limited liability company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission. The agreement provides that all of Oberon Group’s rights and obligations under the February 12, 2004 Financial Consulting Agreement, as described immediately above, are transferred to Dragonfly Capital Partners. The agreement further provides that The Oberon Group and we mutually release each other from obligations arising from the February 12, 2004 Financial Consulting Agreement and that Dragonfly Capital Partners agrees to perform the duties under the February 12, 2004 Financial Consulting Agreement as if it had been a party to that agreement.

February 18, 2005 Assignment Notice

On February 18, 2005, Dragonfly Capital Partners assigned all of its rights and obligations under the September 27, 2004 Novation Agreement to Oberon Securities, LLC, and Oberon Securities accepted such assignment. Oberon Securities is an SEC-registered broker-dealer which was approved for membership in NASD, Inc. as of January 24, 2005.

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc. and Laurus Master Fund, Ltd., and on September 28, 2005, a Securities Purchase Agreement was entered for a $ 2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors (Offshore), Ltd. and Mercantile Discount - Provident Funds.

On November 15, 2005, we entered into a Letter Agreement with Oberon Securities which reflects the parties agreement with respect to all remaining fees due to Oberon Securities from outstanding retainer payments through the end of November 2005, non-cash M&A fees related to the acquisition of WS Telecom, Inc., and warrants due from the financial advisory services provided by Oberon Securities to the Company in conjunction with fundraising from Laurus Master Fund, Ltd., Crestview Capital Master, LLC, Burlingame Equity Investors, LP, Burlingame Equity Investors II, LP, and Burlingame Equity Investors (Offshore), Ltd.

The Letter Agreement provides that the total and final consideration due to Oberon Securities pursuant to the Finders Agreement and the Financial Consulting Agreement between the parties for said services / transactions shall be: (i) Common Shares - $105,000 “Market Value” (as defined below); (ii) Warrants - 245,000 exercisable for 5-years at $3.15 per share.

For purposes of the Letter Agreement, the common shares will be delivered to Oberon Securities within 7 calendar days of the effectiveness of this prospectus (or at any earlier time as may be requested by Oberon Securities). The specific number of common shares granted to Oberon Securities on that date shall be equal to (a) the “Market Value” of the shares of common stock due to Oberon Securities; divided by (b) the average closing price per share from the three trading days after the date this prospectus has been declared effective by the SEC (with such average price from this section (b) subject to a ceiling of $4.00 per share and a floor of $2.00 per share). The Company is registering 45,500 shares for Oberon.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market where our common stock may be listed or quoted (currently the American Stock Exchange ), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

Selling shareholder Crestview Capital Master LLC, which is controlled by Stuart Flink, is affiliated with Dillon Capital, a registered broker-dealer owned by Mr. Flink. Selling shareholder Crestview Capital Master LLC purchased our shares of common stock in the ordinary course of business and at the time of purchasing these securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

Selling shareholder Oberon Securities LLC became entitled to recover their shares and warrants based on their agreement. All of the rights were assigned to Oberon Securities LLC. Oberon has informed the Company that it has no agreements or understandings, directly or indirectly, with any person to distribute the securities.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, and New York.

EXPERTS

Our financial statements as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended included in this prospectus are in reliance on the report of Chaifetz and Schreiber, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004

INDEX TO FINANCIAL STATEMENTS

Report of Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2004	F-2 - F-3
Statements of Operations for the Year Ended December 31, 2004 and 2003	F- 4
Statements of Changes in Shareholders' Equity for the Year Ended December 31, 2004 and 2003	F-5
Statements of Cash Flows for the Year Ended December 31, 2004 and 2003	F-6 - F-7
Notes to the Consolidated Financial Statements	F-8 - F-37

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of  Xfone, Inc.

We have audited the accompanying consolidated balance sheet of Xfone, Inc. and subsidiaries (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Xfone, Inc. and subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Chaifetz & Schreiber, P.C. BY: /s/ Chaifetz & Schreiber, P.C .—————————————— Chaifetz & Schreiber, P.C. 21 Harbor Park Drive N. Port Washington, NY 11050 March 31, 2005

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31, 2004	December 31, 2004 Convenience translation into U.S.$
Current assets
Cash	£797,097	$1,538,397
Accounts receivable, net	2,271,448	4,383,895
Prepaid expenses, other receivables	693,524	1,338,501
Loan to shareholder	123,965	239,252
Total Current Assets	3,886,034	7,500,045
Loan to shareholder	123,966	239,254
Investments	20,885	40,308
Fixed assets
Cost	1,516,854	2,927,528
Less - accumulated depreciation	(261,561)	(504,813)
Total fixed assets	1,255,293	2,422,715
Other assets	57,106	110,215
Total assets	£5,343,284	$10,312,537

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Current liabilities
Notes payable - current portion	£72,041	$139,039
Trade payables	2,035,368	3,928,260
Other liabilities and accrued expenses	224,032	432,382
Obligations under capital leases - current portion	147,988	285,617
Total current liabilities	2,479,429	4,785,298
Deferred taxes	52	101
Notes payable	509,867	984,043
Obligation under capital leases	141,944	273,952
Total liabilities	£3,131,292	$6,043,394
Commitments and Contingencies
Shareholders' equity
Preferred stock - 50,000,000 shares authorized, none issued
Common stock:
25,000,000 shares authorized,(pound).0006896 par value;
6,220,871 issued and outstanding	4,290	8,279
Foreign currency translation adjustment	1,210	2,335
Contributions in excess of par value	1,373,556	2,650,963
Retained earnings	832,936	1,607,566
Total shareholders' equity	2,211,992	4,269,143
Total liabilities and shareholders' equity	£5,343,284	$10,312,537

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003

Revenues	£11,330,116	£7,282,181	$21,867,124	$14,054,609
Cost of revenues	(7,991,375)	(4,468,420)	(15,423,353)	(8,624,051)
Gross profit	3,338,741	2,813,761	6,443,771	5,430,558
Operating expenses:
Research and development	(25,945)	(44,553)	(50,074)	(85,987)
Marketing and selling	(1,626,288)	(1,091,012)	(3,138,736)	(2,105,653)
General and administrative	(1,573,726)	(1,011,829)	(3,037,291)	(1,952,830)
Total operating expenses	(3,225,959)	(2,147,394)	(6,226,101)	(4,144,470)
Operating profit	112,782	666,367	217,670	1,286,087
Financing expenses - net	(83,403)	(44,283)	(160,968)	(85,466)
Other income	21,128	15,817	40,777	30,527
Income before taxes	50,507	637,901	97,480	1,231,148
Equity in income of affiliated company	20,885	--	40,308	--
Income before taxes	71,392	637,901	137,788	1,231,148
Taxes on income	(31,518)	(216,456)	(60,830)	(417,760)
Net income	£39,874	£421,445	$76,958	$813,388
Ernings Per Share:
Basic	£0.007	£0.080	$0.013	$0.154
Diluted	£0.005	£0.080	$0.009	$0.154

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Number of Ordinary Shares	Share Capital	Contributions in excess of par value	Foreign Currency translation adjustments	Retained Earnings	Total Shareholders' Equity
Balance at January 1, 2003	5,060,889	£3,490	£180,219	--	£457,887	£641,596
Issuance of shares	56,795	40	13,295	--	--	13,335
Net income	--	--	--	--	421,445	421,445
Dividend payable	--	--	--	--	(86,270)	(86,270)

Balance at December 31, 2003	5,117,684	£3,530	£193,514	--	£793,062	£990,106
Balance at January 1, 2004	5,117,684	£3,530	£193,514	--	£793,062	£990,106
Issuance of shares	1,103,187	760	1,180,042	--	--	1,180,802
Currency translation	--	--	--	1,210	--	1,210
Net income	--	--	--	--	39,874	39,874
Dividend payable	--	--	--	--	--	--

Balance at December 31, 2004	6,220,871	£4,290	£1,373,556	£1,210	£832,936	£2,211,992
Convenience translation into U.S.$:
Balance at January 1, 2004	5,117,684	$6,495	$356,066	--	$1,459,234	1,821,795
Issuance of shares	1,103,187	1,467	2,277,481	--	--	2,278,948
Currency translation	--	--	--	2,335	--	2,335
Net income	--	--	--	--	76,957	76,957
Change of currency rates	--	317	17,416	--	71,375	89,108
Dividend payable	--	--	--	--	--	--
Balance at December 31, 2004	6,220,871	$8,279	$2,650,963	$2,335	$1,607,566	$4,269,143

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

Cash flow from operating activities
Net income	£39,874	£421,445	$76,957	$813,389
Adjustments to reconcile net income to net
cash (used in) provided by operating activities	(1,011,980)	298,159	(1,953,121)	575,447
Net cash (used in) provided by operating activities	(972,106)	719,604	(1,876,164)	1,388,836
Cash flow from investing activities
Purchase of other assets	(57,816)	--	(111,585)	--
Purchase of equipment	(635,905)	(108,270)	(1,227,297)	(208,961)
Proceeds from sale of fixed assets	--	3,500	--	6,755
Net cash used in investing activities	(693,721)	(104,770)	(1,338,882)	(202,206)
Cash flow from financing activities
Proceeds from long term loans from banks and others	578,741	(4,001)	1,116,970	(7,722)
Repayment of capital lease obligation	(187,357)	(55,862)	(361,599)	(107,814)
Proceeds from issuance of common stock	1,180,802	13,335	2,278,948	25,737
Dividend paid	(86,270)	(63,261)	(166,501)	(122,094)
Net cash provided by (used in) financing activities	1,485,916	(109,789)	2,867,818	(211,893)
Net (decrease) increase in cash	(179,911)	505,045	(347,227)	974,737
Cash, beginning of year	977,008	471,963	1,885,625	910,889
Cash, at end of year	£797,097	£977,008	$1,538,397	$1,885,626
Supplemental disclosures of cash flow information:
Net cash paid during the year for:
Income taxes	£261,896	£14,044	$505,459	$27,105
Interest	£30,347	£11,213	$58,570	$21,641

Supplemental Schedule of Noncash Investing and Financing Activities:
For the year ended December 31:

2004	2003	2004	2003
Convenience translation into U.S.$

Acquired equipment under capital lease obligation	£319,953	£86,316	$617,509	$166,590
Issuance of shares of common stock for
Compensation for professional services	--	--
Number of shares	37,500	--	37,500	--
Amount	£60,120	--	$116,032	--

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (Contd.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

Depreciation and amortization	£124,200	£89,592	$239,706	$172,913
Bad debt expense	125,333	109,532	241,894	211,397
Stock issued for professional services	--	--	--	--
249,533	199,124	481,600	384,310
Changes in assets and liabilities:
Increase in trade receivables	(1,132,957)	(412,627)	(2,186,608)	(796,370)
Increase in other receivables	(352,580)	(160,359)	(680,479)	(309,493)
Decrease in shareholder loans	38,805	16,394	74,894	31,640
Equity in earnings of investments	(20,885)	--	(40,308)	--
Decrease in trade payables	397,938	461,247	768,020	890,207
Decrease (increase) in other payables	(155,777)	183,271	(300,650)	353,713
Increase (decrease) in deferred taxes	(36,057)	11,109	(69,590)	21,440
(1,261,513)	99,035	(2,434,721)	191,137
Total adjustments	£(1,011,980)	£298,159	$(1,953,121)	$575,447

The accompanying notes are an integral part of these consolidated financial statements.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business

A.	Xfone, Inc. (“Xfone”) was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of long distance voice and data telecommunications services, primarily in the United Kingdom.

The Company’ s holdings in subsidiaries are as follows:
Swiftnet Limited (“Swiftnet”) – wholly owned U.K. subsidiary
Xfone U.S.A. Inc. (“Xfone U.S.A.”) located in Mississippi – wholly owned subsidiary.
Xfone 018 Ltd. formerly Xfone Communication Ltd., and Israeli company ("Xfone Israel") - in which the Company holds a 74% ownership share.

The Company entered into an agreement to acquire WS Telecom Inc. a Mississippi corporation, that provides telecommunication services in the southeastern United States. Xfone U.S.A. is managing WS Telecom Inc. under a management agreement (see Note 19). The financial statements consolidate the operations of Xfone, Swiftnet Limited, Xfone Israel and Xfone U.S.A. – (collectively the “Company”).

B.
The financial statements of the Company have been prepared in Sterling (“£”) since this is the currency of the prime economic environment, the U.K., in which the operations of the Company are conducted.

C.
The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at December 31, 2004. The translation was made solely for the convenience of the readers. It should be noted that the £ figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollar figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at December 31, 2004 was £1 = 1.93 U.S.$.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 — Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

A.	Principles of Consolidation and Basis of Financial Statement Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

A
minority interest in the loss of a subsidiary will cease to be recorded when it’s respective equity interest is reduced to zero and below. Such unrecorded minority losses will only be recorded as the respective subsidiary’s future profits exceed cumulative unrecorded losses.

B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means, the amount is considered uncollectible and is written off against the allowance balance.

At December 31, 2004 the accounts receivable are presented net of an allowance for doubtful accounts of £268,326.

C.	Investments

Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value. In case of losses the equity of such investments is reduced to zero.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 — Significant Accounting Policies (Cont.)

D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets. Annual rates of depreciation are as follows:

	Method	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

E.	Other Intangible Assets

Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

F.	Long-Lived Assets

We periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. We evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings. We also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

G.	Revenue Recognition

The Company’s source of revenues results from charges to customers for the call minutes they use while on the Company’s telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

H.	Reclassification

Certain reclassification of 2003 amounts have been made to conform to the 2004 presentation.

I.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

J.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

K.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

L.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and complies with the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” All equity-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company’s stock and the exercise price. Pro forma information (see Note 12) regarding the Company’s net income and net earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 - Significant Accounting Policies (Cont.)

M.	Foreign Currency Translation

Assets and liabilities of subsidiaries operating outside United Kingdom with a functional currency other than Pound are translated into Pounds using year end exchange rates, costs and expenses are translated at the average exchange rate effective during the year. Foreign currency translation gains and losses are included in the shareholders equity section.

N.	Recent Accounting Pronouncements G.

In December 2004, the FASB issued statement of financial Accounting Standards No. 123 (revised) ” Share based payments (revised 2004)” (SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005. We currently expect that the adoption of SFAS 123R will reduce 2005 diluted earnings by £.08 to £.09 per share.

In January 2003, the FASB issued FIN 46, which provides guidance on consolidation of variable interest entities. In December 2003, the FASB referred the effective date of FIN 46 for certain variable interest entities (non special purpose entities) until the first quarter of 2004. The provisions of FIN 46 do not have effect on the consolidated financial statements.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 — Prepaid Expenses, Other Receivables and Deposits

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Other prepaid expenses	184,781	356,627
Due from Swiftglobal, Limited (nonaffiliated entity)	24,363	47,021
Due from Story Ltd. (affiliated entity)	15,960	30,803
Due from WS Telecom Inc.	142,429	274,888
Other receivables	195,848	377,986
£693,524	$1,338,501

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Contd.)

Note 4 - Loan to the Chairman of the Board and Shareholder

The Company has a non-interest bearing loan of £247,931 due from shareholders. Which has been classified as noncurrent and is to be repaid as follows.:

		Convenience translation into US$
2005	£123,965	$239,252
2006	123,966	239,254
£247,931	$478,506

Note 5 — Fixed Assets

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Cost
Equipment held under capital lease	£656,781	$1,267,587
Office furniture and equipment	46,187	89,141
Development costs	92,815	179,133
Compuer equipment	721,071	1,391,667
£1,516,854	$2,927,528

Accumulated Depreciation under capital lease
Equipment held under capital lease	£125,630	$242,466
Office furniture and equipment	14,693	28,358
Development costs	35,226	67,986
Computer equipment	86,012	166,003
£261,561	$504,813

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 6 — Investments

The Company has investments in two business ventures as follows: 47 1/2% of Auracall Limited (“Auracall”) and 40% of Story Telecom Ltd. (“Story”), both start up entities in the U.K. Through December 31, 2004, the cumulative net loss of Story has exceeded the Company’s investments therein, Accordingly, such investments have been reduced to zero. Story and Auracall Limited buy their telecommunications services they resell, from the Company.

Note 7 — Other Assets

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Cost	£57,816	$111,585
Accumulated amortization	710	1,370
£57,106	$110,215

During 2004, the Company acquired a communication license for operating Xfone Israel at a cost of £57,816, which is being amortized over 20 year term of the license.

Note 8 — Other Liabilities and Accrued Expenses

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
Corporate taxes	£81,412	$157,125
Professional fees	85,226	164,487
Payroll and other taxes	17,901	34,549
Others	39,493	76,221
£224,032	$432,382

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Notes Payable

December 31, 2004	December 31, 2004 Convenience translation into U.S.$

Prepaid acquisition costs	£130,143	$251,176
First National Finance - maturity 2005, annual	£2,000	$3,860
Interest rate 7.16%
Newcourt - maturity 2004-5, annual interest rate 7.16%	1,167	2,252
Bank Hapoalim - maturity, October 2009
annual interest of the bank's prime rate
plus 1%, payable in 58 equal payments of
Pound 7,654 including interest	380,497	734,359
Shareholder (minority interest holder) due and payable, November 2008
annual interest at Israeli consumer price index plus 4%	198,244	382,611
	581,908	1,123,082
Less current portion	72,041	139,039
£509,867	$984,043

Five years maturity of long term debts is as follows:

Convenience translation into US$

December 31,
2005	£72,041	$139,039
2006	73,560	141,971
2007	78,564	151,629
2008	282,153	544,555
2009	75,590	145,888
£581,908	$1,123,082

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 — Capital Lease Obligations

The Company is the lessee of switching and other equipment under capital leases expiring in various years through 2007. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for 2004.

Minimum future lease payments under capital leases as of December 31, 2004 for each of the next four years are:

Convenience translation into US$
December 31,
2005	£164,079	$316,672
2006	117,961	227,665
2007	33,674	64,991
Total minimum lease payments	315,714	609,328
Less: amount representing interest	(25,782)	(49,759)
Present value of net minimum lease payment	£289,932	$559,569

Interest rates on capitalized leases vary up to 9.6%, per annum.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Income Taxes

The	Company does not file consolidated tax returns.

The	following table reflects the Company’s deferred tax assets and (liabilities) at December 31, 2004:

Convenience translation into US$
Defered tax liabilities:	£27,103	$52,309
Accelerated tax writeoff of fixed assets
Deferred tax assets:
Allowance for doubtful debts	27,051	52,208
Net deferred taxes liabilities	£52	$101

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Income Taxes (cont.)

The provision for income taxes differs from the amount computed by applying the statutory income tax rates to income before taxes as follows:

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Income tax computed at statutory rate	£17,969	£160,550	$34,680	$309,862
Effect of tax authority adjustments	11,601	12,435	22,390	24,000
Other	--	1,638	--	3,161
Effect of permanent differences (including	--
effect of nonconsolidated tax filings)	1,948	42,656	3,760	82,326
Utilization of net operating loss	--	(823)	--	(1,589)
Provision for income taxes	£31,518	£216,456	$60,830	$417,760
Note 12 — Commitments & Contingencies

Xfone entered into an agreement with an investor in Israel, whereby the later purchased 26% interest in Xfone Israel owned by an existing shareholder through providing a bank guarantee of £1,203,731 ($2,321,116) to the Ministry of Communications of the State of Israel which replaced an existing bank guarantee given by the Company. As part of the agreement, the Company agreed to indemnify the investor for any damage caused to him due to the forfeiture of the bank guarantee with the Ministry of Communications on account of any act and/or omission of Xfone, provided that the said act or omission is performed against the opinion of the investor or without his knowledge. Further, the Company agreed that if at the end of the first two years of Xfone Israel business activity, its revenues shall be less than £1,037,200 ($2,000,000), or if it shall cease business activity (at any time), the Company shall secure the return of the bank guarantee to the investor.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options

In connection with a Stock Purchase Agreement, clarified on July 30, 2001, Campbeltown Business Limited (“Campbeltown”), an entity owned by the Nissenson family including the Company’s President and Chief Executive Officer, a shareholder, holds options from the Company and one of its directors to purchase 500,000 additional shares of the Company for the amount of $200,000. This transaction can be executed either by the Company issuing new shares, or by the director selling his private shares as long as he has an adequate amount of shares, as the director will decide. This option will expire on December 31, 2005.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no pre-emptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

During January 2004, the Company issued 17,500 shares and 17,500 Warrants A, and 17,500 Warrants B for consulting services. In addition the Company granted 100,000 Warrants A for legal services. During February 2004, the Company granted 50,000 Warrants A for consulting services.

On February 12, 2004, the Company closed an offering of 986,737 restricted shares of common stock, with 1,136,737 Warrants A and 986,737 Warrants B. The Company sold 969,237 shares of common stock with a Warrants A and B attached for aggregate proceeds of £1,580,278. Costs associated with this funding were £433,051 from the proceeds of the offering and an additional 150,000 Warrant A, valued at 33,179. Each Warrant A, which is not freely transferable, entitles the owner to purchase one share, until not later than January/February 2009 at an exercise price of $5.50. Each Warrant B, which is not freely transferable, entitles the owner to purchase one share, until not later than until the earlier of 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange. The Warrants B are exercisable at an exercise price of $3.50. Warrants B were expired on November 2004 according to the warrants terms. The Company sold shares with attached Warrants A and B to a total of 16 persons and 8 entities.

The offering agreement requires the Company is issue additional shares for nil consideration to the participants of the offering under certain conditions, as defined. Accordingly, on November 17, 2004, the Company issued 109,716 shares according to this agreement.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont.)

The following restricted stock was issued, in Pounds during 2004:

Month Issued	Number of Shares	Price Per Share	Share Capital	Contributions in excess of par Value	Total issue Price
February	986,737	1.628	£680.00	£1,605,728	£1,606,408
Cost of issuance in February				(433,051)	(433,051)
May	3,000	1.618	2	4,852	4,854
July	3,734	0.694	2	2,589	2,591
November	109,716		76	(76)	0
1,103,187	£760.00 £1,180,042	£1,180,802

Stock Option Plan

In November 2004, the Company’s board of directors approved the adoption of the principal items forming the Company’s 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including it’s subsidiaries.

The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to ,provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business.

The Plan will provide for the grant of options an aggregate of 5,500,000 shares of the Company’s common stock. The Plan shall be administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, the options may be exercised and whether the options is an incentive or non-statutory option.

At November 24, 2004 3,200,000 options were granted under the plan described above according to the following terms:

Option exercise price — $3.5, vesting date – 12 month from the date of grant, expiration date – 5 years from the vesting date.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont.)

Stock Option Plan (cont..)

Transactions related to the above Plan during the period ending December 31, 2004 were as follows:

	2004	Exercise Price
Options outstanding at the beginning of the period	--		--
Granted	3,200,000		$3.50
Forfeited	--		--
Options outstanding at the end of the period	3,200,000		$3.50
Exercised at end of the period	--		--
Weighted average fair value of options granted	--		$0.427

The following table summarize information about options outstanding and exercisable at December 31, 2004:

Price range	Number outstanding 12.31.2004	Average remaining life (years)	Average exercise price
$3.50	3,200,000	6	$3.50

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 13 — Capital Structure, Stock Options (cont)

Stock Option Plan (cont.)

The Company accounts for stock options plan grants to employees and directors in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). Under APB No. 25, there is no compensation cost recognized for the Company’s stock option plan, because the options granted under the plan have an exercise price greater than the market value of the underlying stock at the grant date. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended, allows, but does not require companies to record compensation cost for fixed stock option plans using a fair value based method. As permitted by SFAS No. 123, the Company elected to account for compensation cost for the stock option plan using the intrinsic value based method under APB No. 25. See Recent Accounting Pronouncements section of this Note for discussion of recently issued rules regarding accounting for share-based payments. The following table sets forth pro forma information as if compensation cost had been determined consistent with the requirements of SFAS No. 123. The fair value of the options granted was estimated on the date of grant using Black-Scholes option pricing model.

Proforma reporting based on the fair value method

Reported	Proforma
Period Ended December 31, 2004
Cost of compensation - net	£ --	£ 708,615
Net income (loss) for the period	39,874	(668,741)
Basic net earnings (loss) per share	0.007	(0.111)
Diluted net earning (loss) per share	0.005	(0.077)

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 14 — Earnings Per Share

Year Ended December 31, 2004
Income (Numerator)	Shares (Denominator)	Weighted Average Per Share Amount	Per Share Amounts
Convenience translation into U.S. $

Net Income	£39,874
Basic EPS:
Income available to common stockholders	£39,874	5,998,252	£ 0.00	$ 0.013

Effect of dilutive securities:
Options and warrants	--	2,634,698	--	--
Diluted EPS:
Income available to common stockholders	£39,874	8,632,950	£ 0.00	$ 0.009

Year Ended December 31, 2004
Income (Numerator)	Shares (Denominator)	Weighted Average Per Share Amounts	Per Share Amounts
Convenience translation into U.S. $

Net Income	£421,445
Basic EPS:
Income available to common stockholders	£421,445	5,098,286	£0.08	$0.154

Effect of dilutive securities:
Options and warrants	--	500,000	--	--
Diluted EPS:
Income available to common stockholders	£421,445	5,598,286	£0.08	$0.154

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 15 — Selected Statement of Operations Data

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$

A Marketing & Selling:
Advertising	£ 60,363	£25,365	116,500	$48,954
Consultancy	75,471	83,970	145,659	162,062
Commissions	1,408,860	964,623	2,719,099	1,861,723
Others	81,594	17,054	157,474	32,914
	£1,626,288	£1,091,012	$3,138,732	$2,105,653
B General & Administrative:
Salaries & benefits	£ 835,495	£410,024	$1,612,505	$791,346
Rent & maintenance	233,196	84,121	450,068	162,354
Communications	23,005	4,830	44,400	9,322
Professional fees	149,911	224,087	289,328	432,488
Bad debts	125,333	109,532	241,893	211,397
Depreciation	51,376	89,592	99,156	172,913
Others	155,410	130,124	299,941	251,138
	£1,573,726	£1,052,310	$3,037,291	$2,030,958

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 15 — Selected Statement of Operations Data (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Financing Expenses, Net:
Bank charges	£33,420	£ 31,013	$64,501	$59,854
Interest on capital leases	17,581	9,578	33,931	18,486
Foreign currency exchange	31,027	2,305	59,882	4,449
Other interest and charges	1,375	1,387	2,654	2,677
£83,430	£ 44,283	$160,968	$85,466

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 16 - Related Party Transactions

Refer to notes 4 and 13 for additional related party activity

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Shareholder's salaries	£ 120,736	£ 147,407	$233,020	$284,496
Bonus	£ 5,000	£ -0	$9,650	$--
Cambeltown Business Limited:
Fees	£ 57,000	£ 55,000	$110,010	$106,150
Consultancy	£ 44,643	£ 41,237	$86,161	$79,587
Due to Campbeltown	£ 6,950	£ 6,950	$13,414	$13,414
Accrued expenses	£ 18,243	£ -	$35,209	$--
Vision Consulatants Limited:
Fees	£ 101,643	£ 55,000	$196,171	$106,150
Story Telecom Limited:
* Revenues	£ 4,778,564	£ 2,715,231	$9,222,629	$5,240,396
Trade payable	£ -	£ 22,771	$--	$43,948
Commissions	£ 296,339	£ 38,930	$571,934	$75,135
*Due from Story Telecom - net	£ 1,137,863	£ 413,644	$2,196,076	$798,333
*Directly and indirectly through Global VOIP Ltd.
Auracall Limited:
**Revenues	£ 909,007	£ 318,774	$1,754,384	$615,234
Commissions	£ 496,822	£ 171,234	$958,866	$330,482
Due to Auracall - net	£ 86,097	£ 4,533	$166,167	$8,749
Trade payable	£ -	£ 18,040	$--	$34,817

** Resulting from Auracall sales
Dionysos Limited:			$--	$--
Fees	£ 16,274	£ -	$31,409	$--

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 17 — Financial Commitments

The Company has annual rent commitments under a non-cancellable operating lease of £38,200, which terminates in December 2012. Rent expense for the two years ended December 31, 2004 and 2003, were £51,026 and £49,500, respectively.

The Company has a performance based incentive agreement with its Chairman of the Board and Campbeltown which provides to each person/entity 1% of the Company’s revenues exclusive of revenues from Story.

The Company has an 18 month renewable consulting agreement with Campbeltown, which was renewed on November 2004. Under this agreement Campbeltown agrees to provide (a) analysis of proposed acquisitions; (b) such markets for the Company’s telecommunications services in additional countries; (c) formulate strategies for the Company’s future growth plans; and (d) introduce potential customers to the Company’s business. The Company is obligated to pay Campbeltown £2,000 ($3,860) per month plus an additional performance bonus based upon monthly revenue targets as follows:

Target Monthly Revenue	Monthly Bonus	Convenience Translation US$
Up to£125,000	£ --	$--
From£125,000 to£150,000	£1,250	$2,413
From£150,000 to£175,000	£2,500	$4,825
Over£175,000	£2,750	$5,308

The Company has commission agreements with various resellers that are entitled to 10% of the revenues that they generate.

The Company anticipates annual maintenance of equipment to be approximately£50,000 ($96,500).

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 18 — Economic Dependency and Credit Risk

Approximately, 42% and 22% of total 2004 revenues were derived, respectively, from two customers and approximately 36% and 18% of total 2003 revenues were derived, respectively, from two customers.

Approximately, 48% and 21% of the total accounts receivable at 2004 were due from two customers.

Approximately, 20%, 20%, 20% and 12% of the Company’s purchases are from four suppliers for the year ended December 31, 2004, and 31%, 24%, 20% and 15% are from two suppliers for the year ended December 31, 2003.

The Company may periodically maintain cash balances at a commercial bank within the countries that it operates which are in excess of respective government insurance limits.

Note 19 — Segment Information

The percentage of the Company’s revenues is derived from the following segments.

	Years Ended December 31,
	2004	2003
Telephone minute billing plus
messaging services,
including facsimilie, nodal, and
e-mail related services	52%	55%
Mobile phone service	4%	7%
Calling cards	44%	38%
100%	100%

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

The Company has four major types of customers:

•	Residential – These customers either must dial “dial 1 service” or acquire a box that dials automatically.

•	Commercial – Smaller business are treated the same as residential customers. Larger businesses’ PBX units are programmed.

•	Governmental agencies – Include the United Nations World Economic Forum, the Argentine Embassy and the Israeli Embassy.

•	Resellers, such as WorldNet and Vsat – We provide them with our telephone and messaging services. For WorldNet we also provide the billing system.

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Revenues
Telephone & messaging	£5,930,541	£3,996,732	$11,445,945	$7,713,692
Mobile	480,451	503,475	927,270	971,707
Calling Cards	4,919,124	2,781,974	9,493,909	5,369,210
Total Revenues	£11,332,116	£7,282,184	$21,867,124	$14,054,609
Direct Operating Expenses
Telephone & Messaging	£4,789,133	£2,370,941	$9,243,027	$4,575,916
Mobile	375,598	416,918	724,904	804,652
Calling Cards	4,578,359	2,604,703	8,836,233	5,027,077
Total Direct Operating Expenses	£9,743,090	£5,392,562	£18,804	10,407,645

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Direct Operating Profit
Telephone & Messaging	£ 1,141,408	£ 1,625,791	$2,202,918	$3,137,776
Mobile	104,853	86,557	202,366	167,055
Calling Cards	340,765	177,271	657,676	342,133
Total Profits	£ 1,587,026	£ 1,889,619	$3,062,960	$3,646,964
Corporate and common operating expenses	£ 1,474,244	£ 1,223,252	£2,845,290	$2,360,875
Operating Profit	£ 112,782	£ 666,367	$217,670	$1,286,089

The assets of the Company are for common usage for all reportable segments.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 19 — Segment Information (cont.)

Years Ended December 31,		Years Ended December 31,
2004	2003	2004	2003
Convenience translation into U.S.$
Revenues
England	£9,722,528	£7,282,181	$18,764,479	$14,054,609
United States	1,598,344	--	3,084,804	--
Israel	9,244	--	17,841	--
Total revenues	£11,330,116	£7,282,181	$21,867,124	$14,054,609
Direct Operating Expenses
England	£8,841,441	£5,392,562	$17,063,981	$10,407,645
United States	882,908	--	1,704,012	--
Israel	18,741	--	36,170	--
Total direct operating expenses	£9,743,090	£5,392,562	£18,804,163	£10,407,645
Direct Operating Profit (Loss)
England	£881,087	£1,889,619	$1,700,498	$3,646,964
United States	715,436	--	1,380,792	--
Israel	(9,497)	--	(18,329)	--
£1,587,026	£1,889,619	£3,062,961	£3,646,964
Corporate and common operating expenses
England	£805,285	£1,223,252	$1,554,200	$2,360,875
United States	584,186	--	1,127,479	--
Israel	84,773	--	163,612	--
£1,474,244	£1,223,252	£2,845,291	£2,360,875
Operating Profit
England	£75,802	£666,367	$146,298	$1,286,089
United States	131,250	--	253,313	--
Israel	(94,270)	--	(181,941)	--
Operating Profit	£112,782	£666,367	£217,670	£1,286,089

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 20 – Management Agreement

On July 1, 2004, in conjunction with this acquisition (see Note 21), Xfone USA also entered into a management agreement with WS Telecom. The management agreement provides that WS Telecom hires and appoints Xfone USA as manager to be responsible for the operation and management of all of WS Telecom’s business operations, including:

•	Personnel – Supervising the current employees and independent contractors of WS Telecom with the authority to hire, discharge and direct personnel for the conduct of the business;

•	Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;

•	Contracts – Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in WS Telecom’s name;

•	Policies and procedures - Preparation of all policies and procedures for the operation of the business; and

•	Budgets – Preparation of all operating, capital or other budgets.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 20 – Management Agreement (cont.)

In consideration of these management services, WS Telecom has assigned and transferred as of July 1, 2004 to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, WS Telecom designates Xfone USA as the controlling party of the current operating accounts of the business. In addition, Xfone USA, in its discretion, will have the right to make advances or loans to WS Telecom payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of the management agreement for any of the “special liabilities” as defined in the management agreement. Two senior executives of WS Telecom have jointly and severally, unconditionally guaranteed the prompt payment when due of these manager loans.

	For the Six months ended December 31, 2004	Convenience translation into US$
Revenue	£1,598,344	$3,084,804
Cost of sales	882,908	1,704,012
Gross profit	715,436	1,380,792
Selling, general and administration	665,902	1,285,191
Taxes on income	17,719	34,198
Net income after tax expenses	£31,815	$61,403

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events

A.	In March 2005, Xfone Communications Ltd. officially changed its name to Xfone 018 Ltd.

B.	OnJanuary 31, 2005 the Company transferred a 5% ownership share in Xfone Israel to an unrelated party.

C.
The Company granted to certain employees on February 6, 2005 a total of 730,000 options subject to the principles of the stock option plan of the Company and according to the following terms: The “Vesting Date” of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years. Expiration date for all abovementioned options is 5.5 years from the Date of Grant.

D.
On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications, Inc., a Mississippi corporation and its subsidiaries (“eXpeTel”) through Xfone, Inc.‘s subsidiary Xfone USA, Inc. In connection with this acquisition and according to the agreement, the Company is committed to issue 663,650 restricted shares of its common stock representing a market value of $2,200,000. The Company also is committed to issue a number of warrants with a value of $1,300,000, the value of which will be calculated as of the date the Company and WS Telecom Inc. enter into a Management Operating Agreement, assuming 90% volatility of the underlying share of common stock of the Company in accordance with the Black Scholes option – pricing model.

The Company anticipates that this acquisition will require, approximately $1,000,000 for working capital.

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events (cont.)

Proforma Information

The following proforma information has been prepared assuming the acquisition had occurred as of December 31, 2004 for balance sheet purposes and as of January 1, 2004 for statement of operations purposes:

Proforma Combined Consolidated Balance Sheets
December 31, 2004

Xfone Inc. Consolidated	WS Telecom Inc. d/b/a eXpeTel (Unaudited)	Proforma Adjustments (Unaudited)	Proforma Combined (Unaudited)	Proforma Combined Convenience translation into US$ (Unaudited)

Current Assets	£ 3,886,034	£463,352	(180,561)	£ 4,168,825	$8,045,832
Loan to shareholder	123,966	--	--	123,966	239,254
Investments	20,885	--	--	20,885	40,308
Fixed Assets	1,255,293	588,079	--	1,843,372	3,557,708
Excess of costs over for value	--
of net assets acquired	--	--	1,900,002	1,900,002	3,667,005
Other Assets	57,106	70,051	--	127,157	245,413
Total Assets	£ 5,343,284	£1,121,482;	£1,719,441	£8,184,207	$15,795,520
Currnt Liabilities	2,479,429	1,084,597	(180,561)	3,383,465	6,530,087
Long Term Liabilities	651,863	121,787	--	773,650	1,493,145
Shareholders Equity	2,211,992	(84,902)	1,900,002	4,027,092	7,772,288
Total liabilities and
Shareholders' Equity	£ 5,343,284	£1,121,482	£1,719,441	£8,184,207	$15,795,520

Xfone, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 21 — Subsequent Events (cont.)

Proforma Information (cont.)
Proforma Combined Consolidated Statement of Operations
For the Year Ended December 31, 2004

Xfone Inc. Consolidated	WS Telecom Inc. d/b/a eXpeTel (Unaudited)	Proforma Adjustments (Unaudited)	Proforma Combined (Unaudited)	Proforma Combined Convenience translation into US$ (Unaudited)
Revenues	£ 11,330,1£	1,597,697	£--	£ 12,927,813	$24,950,679
Cost of Revenues	(7,991,375)	(883,422)	--	(8,874,797)	(17,128,358)
Gross Profit	3,338,741	714,275	--	4,053,016	7,822,321
Operating expenses	(3,225,959)	(663,261)	--	(3,889,220)	(7,506,195)
Operating profit	112,782	51,014	--	163,796	316,126
Financing expenses - net	(83,403)	(23,338)	--	(106,741)	(206,010)
Other income	21,128	(43,400)	--	(22,272)	(42,985)
Income before taxes	50,507	(15,724)	--	34,783	67,131
Equity in income of affiliated
Company	20,885	--	--	20,885	40,308
Income before taxes	71,392	(15,724)	--	55,668	107,439
Taxes on income	(31,518)	--	--	(31,518)	(60,830)
Net income	£ 39,874	£ 15,724	£ -	£ 24,150	£ 46,609
Earning per Share:
Basic	£ 0.007	£ 0.004	$ 0.008
Diluted	£ 0.005	£ 0.003	$ 0.006

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005
Unaudited

Xfone, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005
Unaudited

Xfone, Inc. and Subsidiaries

BALANCE SHEETS

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$
Current assets

Cash	£1,598,897	£797,097	$2,811,660

Accounts receivable, net	3,113,272	2,271,448	5,474,688

Prepaid expenses and other receivables	959,143	693,524	1,686,654

Loan to shareholder	123,965	123,965	217,992

Total Current Assets	£5,795,277	£3,886,034	$10,190,994

Loan to shareholder	123,966	123,966	217,994

Investments	64,728	20,885	113,824

Fixed assets

Cost	2,460,478	1,516,854	4,326,751

Less - accumulated depreciation	(446,574)	(261,561)	(785,300)

Total fixed assets, net	2,013,904	1,255,293	3,541,451

Other Assets, net	2,523,958	57,106	4,438,380

Total assets	£10,521,833	£5,343,284	$18,502,643

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

BALANCE SHEETS

	September 30,	December 31,	September 30,
	2005	2004	2005
	Unaudited	Audited	Unaudited
			Convenience translation into U.S.$

Current liabilities
Bank Credit and current portion of Note payables	£415,336	£72,041	$730,368
Trade payables	3,062,604	2,035,368	5,385,591
Other liabilities and accrued expenses	900,028	224,032	1,582,697
Obligations under capital leases - current portion	138,723	147,988	243,944

Total current liabilities	£4,516,691	£2,479,429	$7,942,600

Deferred taxes	35,942	52	63,204
Notes payable	546,000	509,867	960,140
Severance Pay	7,011	-	12,329
Obligations under capital lease	66,793	141,944	117,455
Convertible Notes	1,074,341	-	1,889,229

Total liabilities	£6,246,778	£3,131,292	$10,984,957

Shareholders' equity
Preferred stock - 50,000,000 shares authorised, none issued
Common stock:
25,000,000 shares authorized, £.000677 par value;
6,887,671 issued and outstanding
(December 31, 2004 - 6,220,871)	4,660	4,290	8,195
Foreign currency translation adjustment	134,850	1,210	237,134
Contributions in excess of shares	3,318,079	1,373,556	5,834,842

Retained earnings	817,467	832,936	1,437,515

Total shareholders' equity	4,275,056	2,211,992	7,517,686

Total liabilities and shareholders' equity	£10,521,833	£5,343,284	$18,502,643

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF OPERATIONS

					Convenience translation into U.S.$
	Three months Ended		Nine months Ended		Three months Ended	Nine months Ended
	September 30,		September 30,		September 30,	September 30,
	2005	2004	2005	2004	2005	2005
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	£3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158
Cost of revenues	(2,326,743)	(2,004,086)	(6,662,272)	(5,181,121)	(4,091,578)	(11,715,605)

Gross profit	1,092,440	700,848	3,250,243	2,063,523	1,921,056	5,715,553

Operating expenses:
Research and development	(5,625)	(13,890)	(15,625)	(33,890)	(9,892)	(27,477)
Marketing and selling	(334,742)	(427,858)	(991,802)	(1,114,656)	(588,644)	(1,744,084)
General and administrative	(678,594)	(364,540)	(2,098,173)	(786,188)	(1,193,307)	(3,689,637)

Total operating expenses	(1,018,961)	(806,288)	(3,105,600)	(1,934,734)	(1,791,842)	(5,461,197)

Operating profit (loss)	73,479	(105,440)	144,643	128,789	129,214	254,356
Financing expenses - net	(26,928)	(33,596)	(68,203)	(26,368)	(47,353)	(119,935)
Equity in income of affiliated company	(3,689)	-	43,843	-	(6,487)	77,098
Loss from hurricane Katrina	(181,055)	-	(181,055)	-	(318,385)	(318,385)
Other income	4,312	41,438	17,452	48,459	7,583	30,689

Income before minority interest and taxes	(133,881)	(97,598)	(43,320)	150,880	(235,428)	(76,177)

Minority Interest	5,592	-	59,584	-	9,834	104,779

Income Before taxes	(128,288)	(97,598)	16,265	150,880	(225,594)	28,602

Taxes on income	9,485	24,719	(31,734)	(49,831)	16,679	(55,804)

Net (loss) income	£(118,803)	£-72,879	£(15,469)	£101,049	($208,915)	($27,202)

(Loss) Earnings Per Share:
Basic	£-0.017	£-0.010	£-0.002	£0.020	-$0.030	-$0.004

Diluted	£-0.017	£-0.010	£-0.002	£0.010	-$0.030	-$0.004

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

				Other Comprehensive
				income
	Number of		Contributions	Foreign currency			Total
	Ordinary	Share	in excess of	translation	Retained	Comprehensive	Shareholders'
	Shares	Capital	par value	adjustments	Earnings	income	Equity

Balance at January 1, 2004	5,117,684	£3,530	£193,514	£-	£793,062	£-	£990,106
Issuance of shares	1,103,187	760	1,180,042	-	-		1,180,802
Currency Translation	-	-	-	1,210	-	1,210	1,210
Net income	-	-	-	-	39,874	39,874	39,874

Balance at December 31, 2004	6,220,871	£4,290	£1,373,556	£1,210	£832,936	£41,084	£2,211,992

Unaudited
Balance at January 1, 2005	6,220,871	4,290	1,373,556	1,210	832,936	£-	£2,211,992
Stock issued during the
period (See note 5)	666,800	370	1,188,201	-	-		1,188,571
Warrants issued during the
period (See note 5)	-	-	756,322	-	-		756,322
Currency Translation	-	-	-	133,640		133,640	133,640
Net loss	-	-	-	-	(15,469)	(15,469)	(15,469)

Balance at September 30, 2005	6,887,671	£4,660	£3,318,079	£134,850	£817,467	£118,171	£4,275,056

Unaudited
Convenience translation into U.S.$:
Balance at January 1, 2005	6,220,871	7,545	2,415,398	2,128	1,464,717	$-	3,889,788
Stock issued during the
period (See note 5)	666,800	650	2,089,452	-	-		2,090,102
Warrants issued during the
period (See note 5)	-	-	1,329,992	-	-		1,329,992
Currency Translation	-	-	-	235,006		235,006	235,006
Net loss	-	-	-	-	(27,202)	(27,202)	(27,202)

Balance at September 30, 2005	6,887,671	$8,195	$5,834,842	$237,134	$1,437,515	$207,804	$7,517,686

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS

	Nine months Ended		Nine months Ended
	September 30 ,		September 30 ,
	2005	2004	2005
	Unaudited	Unaudited	Unaudited
			Convenience translation into U.S.$

Cash flow from operating activities
Net (loss) income	£(15,469)	£101,049	$(27,202)
Adjustments to reconcile net cash
used in operating activities	503,935	(881,235)	886,169

Net cash provided by (used in) operating activities	488,466	(780,186)	858,967

Cash flow from investing activities
Purchase of other assets	(117,348)	(11,063)	(206,356)
Purchase of equipment	(253,743)	(712,900)	(446,207)
Net cash acquired through purchase of WS Telecom	76,594	-	134,691
Acquisition of Ws Telecom	(244,208)	-	(429,440)

Net cash used in investing activities	(538,705)	(723,963)	(947,312)

Cash flow from financing activities
Repayments of long term loans from banks and others	(257,336)	(23,885)	(452,526)
Repayment of capital lease obligation	(124,274)	0	(218,536)
Proceeds from short term loans from banks	217,937	221,849	383,242
Dividend paid	-	(86,270)	-
Proceeds from issuance of convertable notes	1,015,713		1,786,131
Proceeds from issuance of common stock	-	1,376,889	-

Net cash provided by financing activities	852,040	1,488,583	1,498,311

Net Increase (Decrease) in cash	801,800	(15,566)	1,409,966

Cash, beginning of year	797,097	977,008	1,401,694

Cash at end of period	£1,598,897	£961,442	$2,811,660

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
For the period ended September 30, 2005
	Nine months Ended		Nine months Ended
	September 30 ,		September 30 ,
	2005	2004	2005
			Convenience translation into U.S.$
Acquisition of WS Telecom	£1,862,000	-	$3,274,327

Acquiring equipment under capital
lease obligation		157,660

Granting of shares of common stock
and warrants for professional services:
Number of shares and warrants	19,819	52,500	19,819

Amount	£22,675	£28,533	$39,874

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

STATEMENTS OF CASH FLOWS (Cont.)

(1) Adjustments to reconcile net (loss) income to net cash provided by operating activities

	Nine months Ended		Nine months Ended
	September 30,		September 30,
	2005	2004	2005
	Unaudited	Unaudited	Unaudited
			Convenience translation into U.S.$

Depreciation and amortization	£226,271	£79,216	$397,898
Bad debt expense	231,822	9,274	407,658
Severance pay	7,011		12,329
Equity in earnings of investments	(43,843)	-	(77,098)
Minority interest	(59,584)	-	(104,778)
Stock issued for professional services	22,675	-	39,874
	384,352	88,490	675,883

Changes in assets and liabilities:
Increase in trade receivables	(594,147)	(748,959)	(1,044,807)
Increase in other receivables	(227,630)	(514,186)	(400,287)
Increase in trade payables	815,643	51,721	1,434,308
Increase (Decrease) in other payables	89,827	241,699	157,960
Increase in deferred taxes	35,890	-	63,112

Total adjustments	119,583	(969,725)	210,286

	£503,935	£(881,235)	$886,169

The accompanying notes are an integral part of these consolidated financial statements

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -	Organization and Nature of Business

	A.	Xfone, Inc. ("Xfone") was incorporated in Nevada, U.S.A. in September, 2000 and is a provider of voice and data telecommunications services, primarily in the United Kingdom.
Xfone’s holdings in subsidiaries are as follows:
Swiftnet Limited("swiftnet") - wholly owned U.K subsidiary
Xfone U.S.A Inc("Xfone U.S.A") located in Mississippi- wholly owned subsidiary,
Xfone 018 Ltd, an Israeli company("Xfone 018")- in which Xfone holds a 69% ownership share.

On April 15, 2004, we established an Israel based subsidiary, Xfone Communication Ltd. (which changed its name to Xfone 018 Ltd. in March 2005). On July 4, 2004, the Ministry of Communications of the State of Israel granted Xfone 018 a license to provide international telecom services in Israel. We started providing services in Israel through Xfone 018 as of mid-December 2004. Headquartered in Petach Tikva, Israel, Xfone 018 Ltd. is a telecommunications service provider that owns and operates its own facilities-based telecommunications switching system.

Xfone entered into an agreement to acquire WS Telecom Inc. a Mississippi corporation, that provides telecommunication services in the southeastern United States.Xfone U.S.A managed WS Telecom Inc. under a management agreement until March 10, 2005 (See note 8 and note 9 ).

The financial statements consolidate the operations of Xfone, Swiftnet , Xfone 018 and Xfone U.S.A - (collectively the "Company").

	B.	The financial statements of the company have been prepared in Sterling ("£") since this is the currency of the prime economic environment, the U.K., in which the majority of the operations of the Company are conducted.

	C.	The financial statements have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at
September 30, 2005. The translation was made solely for the convenience of the readers. It should be noted that the £
figures do not necessarily represent the current cost amounts of the various elements presented and that the translated
U.S. dollars figures should not be construed as a representation that the £ currency amounts actually represented, or could be converted into, U.S. dollars. The representative rate of exchange of the £ at September 30, 2005 was £1 =
1.7585 U.S.$.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies

The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

	A.	Principles of Consolidation and Basis of Financial Statement Presentation - The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

A minority interest in the loss of a subsidiary will be recorded according to the respective equity interest of the minority and up to it's exposure and/or legal obligation to cover the subsidiary losses in case of equity reduced to zero or below.

	B.	Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less the allowance for uncollectible accounts.

The Company uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, estimate of uncollectible customer balances is made using factors such as the credit quality of the customer and the economic conditions in the market. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended. When an account balance is past due and attempts have been made to collect the receivable through legal or other means the amount is considered uncollectible and is written off against the allowance balance.

At September 30, 2005 the accounts receivable are presented net of an allowance for doubtful accounts of £414,860

	C.	Investments
Investments in affiliates over which we have a significant influence, but not a controlling interest, are accounted for using the equity method of accounting. All equity investments are periodically reviewed to determine if declines in fair value below cost basis are other than temporary. If the decline in fair value is determined to be other than temporary, an impairment loss is recorded and the investment is written down to a new carrying value.
In case of losses the equity of such investments is reduced to zero.

	D.	Equipment

Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of

	Methods	Useful Life
Switching equipment	straight line	10 years
Machinery and equipment	reducing balance and straight line	3-4 years
Furniture and fixtures	reducing balance and straight line	4-14 years
Motor vehicles	reducing balance	4 years

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	E.	Other intangible assets
Other intangible assets with determinable lives consist of license for communication services and are amortized over the 20 year term of the license.

	F.	Long -Lived Assets

The management periodically evaluate the recoverability of the carrying amount of long-lived assets (including property, plant and equipment, and intangible assets with determinable lives) whenever event or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The management evaluate events or changes in circumstances based on a number of factors including operating results, business plans and forecasts, general and industry trends and, economic projections and anticipated cash flows. An impairment, if any, is assessed when the undiscounted expected future cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in earnings.
The management also continually evaluate the estimated useful lives of all long-lived assets and periodically revise such estimates based on current events.

	G.	Revenue Recognition

The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered. Amounts prepaid by customers are deferred and recorded as a liability and then recorded as revenue when the customer utilizes the service. Messaging services customers are being charged on a per minute basis, per fax page or email. Commissions to agents are accounted as marketing costs for the Company.

	H.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	I.	Earnings Per Share

Basic earning per share (EPS) is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

	J.	Income Taxes

Deferred tax liabilities or assets reflect temporarily differences between amounts of assets and liabilities for financial and tax reporting and are adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse.

	K.	Stock-Based Compensation

The Company accounts for equity-based compensation arrangements in accordance with the provisions of Accounting Principles Board
("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." All equity-based awards to non-employees are accounted for their fair value in accordance with SFAS No. 123. Under APB No. 25, compensation expense is based upon the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price.
Pro forma information (See note 5) regarding the Company's net income (loss) and net earnings (loss) per share is required by SFAS No 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123

	L.	Foreign currency translation

Assets and liabilities of subsidiaries operating outside United kingdom with a functional currency other then Pound are translated into Pounds, the reporting currency, using year end exchange rates. Sales ,costs and expenses are translated at the average exchange rate effective during the period.
Foreign currency translation gains and losses are included in the shareholders' equity section.

	M.	Goodwill and Indefinite-Lived Purchased Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", goodwill acquired in business combination is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. The company assesses goodwill and indefinite-lived intangible assets for impairment annually at the end of each year and more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142.
SFAS 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carring value.
The company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 2 -	Significant Accounting Policies (Cont.)

	N.	Recent Accounting Pronouncements

In December 2004, the FASB issued statement of financial Accounting Standards No.123 (revised)"Share based payments(revised 2004)"
(SFAS 123R) requiring that the compensation cost relating to share based payment transactions be recognized in financial statements. The cost is to be measured based on the fair value of the equity or liability instruments issued. SFAS 123R is effective as of the first interim or annual reporting period beginning after December 15, 2005.

In December 2003, the Financial Accounting Standards Board revised statement of Financial Accounting Standards No. 132, 'Employers' Disclosures
about Pensions and Postretirement Benefits". This Statement requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension and other postretirement plans. SFAS 132R had no effect on the consolidated financial statement.

On March 9, 2004, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 105, "Application of
Accounting Principles to Loan Commitments". SAB 105 summarizes the views of the SEC staff regarding the application of generally accepted accounting principles to loan commitments accounted for as derivative instruments. adoption of SAB 105 do not have a material impact on the Company's consolidated results of operations or financial position.

In March 2004, the Emerging Issues Task Force reached a consensus on the application of EITF Issue 03-1, " The Meaning of Other-Than-
Temporary Impairment and Its Application to Certain Investments," in determining when an investment is impaired, whether the impairment is other than temporary and the measurement of the impairment loss. The Company does not believe that the application of EITF Issue 03-1 will have a material impact on the Company's consolidated financial statements.

In January 2003, the FASB issued FIN 46 , which provides guidance on consolidation of variable interest entities. In december
2003 , the FASB referred the effective date of FIN 46 for certain variable interest entities( Non special purpose entities)
until the first quarter of 2004. Our adoption of the provisions of FIN 46 and FIN 46R did not have effect on our consolidated financial statements.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 3 - Other Assets, net

	As of September 30,	Convenience translation into
	2005	US$
	Unaudited	Unaudited
Goodwill in connection with
the purchase of WS Telecom	£2,174,008	$3,822,993
Other tangible assets	231,104	$406,396
Deferred Notes expenses	118,846	$208,991
	£2,523,958	$4,438,380

The Company recongnizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than its carrying value, based on the guidelines of SFAS 142 (See also note 2M.)

Note 3 - Loan to the Sharholder

The Company has a non-interest bearing loan totaling £247,931 due from its Chairman of the Board. These loans are to be repaid on the following schedule:

2,005	£123,965
2,006	123,966
£247,937

Note 4 - Long-Term Debt and Capital Lease Obligations

The Company leases certain switching equipment in the United Kingdom, the United States and Israel under capital leases expiring in various years through 2007. The assets and liabilities under these capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. The effective interest rates on these capital leases vary up to 9.6%.

Minimum future lease payments under capital leases as of September 30, 2005 through maturity of the capital leases are:

Year 1	£138,723
Year 2	£66,793

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 4 - Long-Term Debt and Capital Lease Obligations- continue

The company has notes payable bearing interest varying from 4% to 7.16% annualy.

Five years maturity of long term debts is as follows:

Year 1	£415,336
Year 2	£175,960
Year 3	£105,328
Year 4	£250,137
Year 5	£14,575

The minority shareholders loan to Xfone 018 is presented net of minority interest £ 59,584 which reflects the minority part of the loss for the period.

Our Israeli based subsidiary, Xfone 018 Ltd. has received credit facilities from Bank Hapoalim B.M. in Israel to finance its start-up activities. The credit facility includes a revolving credit line of 1,000,000 New Israeli Shekels ("NIS") and a short-
term credit line of 850,000 NIS. In addition, the bank made available to Xfone 018 a long-term facility of 3,150,000 NIS to procure equipment. The credit facilities are secured with: (a) a floating charge on Xfone 018 assets; (b) a fixed charge on its telecommunication equipment (including switches); (c) subordination of a Term Note of $800,000 (in favor of the
Company); (d) assignment of rights by way of pledge on the Partner Communications Company Ltd. contract and the Credit companies contracts with Xfone 018; (e) personal collateral by Abraham Keinan and Guy Nissenson, which includes a stock pledge. The Company agreed to indemnify Abraham Keinan and/or Guy Nissenson on account of any damage and/or loss and/or expense (including legal expenses) that they may incur in connection with the stock pledge and/or any other obligation made by them to Bank Hapoalim in connection with the collateral; (f) The Company and
Swiftnet Limited issued a Letter of Guarantee, unlimited in amount, in favor of the bank, guaranteeing all debt and indebtedness of Xfone 018 towards the bank.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 5 — Capital Structure, Stock Options

During 2005, the Company granted 14,550 shares to employees, agents and subcontructors from it's compensation fund stock pool. The shares value as of the granting day was £18,171
In addition the Company granted 8,419 warrants for consulting services, valued £4,504 according to
Black-Scholes option pricing model. Each Warrant is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

In connection with the acquisition of W S Telecom, the Company issued 663,650 restricted shares of its common stock representing a market value of £ 1,170,400, and 561,216 warrants with a value
£691,600 (see also Note 9). Each Warrant is valid for 5 years and exercisable into one share with a strike price that is 10% above the closing price of the Company's common stoch at the date of the acquisition.

In connection with our September 28, 2005 financing transaction with Laurus Master Fund, Ltd. the Company issued 157,500 warrants with a value of £ 60,612 (see also Note 10). Each warrant is valid for 5 years and exercisable into one share of common stock at $3.80 per share.

Stock Option Plan

In November 2004, the Company’s board of directors approved the adoption of the principal items forming the Company’s 2004 stock option plan (The “Plan”) for the benefit of employees, officers, directors, consultants and subcontractors of the Company including it’s subsidiaries.
The purpose of the Plan is to enable the Company to attract and retain the best available personnel for positions of substantial responsibility, to ,provide an incentive to such persons presently engaged with the Company and to promote the success of the Company business.
The Plan provides for the grant of options in an aggregate of 5,500,000. The Plan is administered by the board to determine the persons to whom options are granted, the number of options that are granted, the number of shares to be covered by each option, when the options may be exercised and whether the options are an incentive or non-statutory options.

The Company granted 5,130,000 options out of this plan, of which 1,930,000 options were granted in 2005.

The Company accounts for stock options plan grants to employees and directors in accordance with Accounting Principles Board Opinion No. 25,
“Accounting for Stock Issued to Employees” (APB No. 25). Under APB No. 25, there is no compensation cost recognized for the
Company’s stock option plan, because the options granted under the plan have an exercise price greater than the market value of the underlying stock at the grant date. Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based
Compensation” (SFAS No. 123), as amended, allows, but does not require companies to record compensation cost for fixed stock option plans using a fair value based method. As permitted by SFAS No. 123, the Company elected to account for compensation cost for the stock option plan using the intrinsic value based method under APB No. 25. See Recent Accounting Pronouncements section of this Note for discussion of recently issued rules regarding accounting for share-based payments. The following table sets forth pro forma information as if compensation cost had been determined consistent with the requirements of SFAS No. 123.
The fair value of the options granted was estimated on the date of grant using Black-Scholes option pricing model.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 5 — Capital Structure, Stock Options -(Cont.)

Weighted average fair value of options granted during the quarter was £ 0.61

Proforma reporting based on the fair value method:

	Three months	Nine months
	Ended	Ended
	September 30,	September 30,
	2005	2005
	Unaudited	Unaudited

Net (loss) income as reported	(£118,803)	(£15,469)
compensation expense determined under
fair value method	(£74,028)	(£213,229)

Pro forma net (loss) income	(£192,831)	(£228,698)

Pro forma basic net (loss) income per share	(£0.028)	(£0.034)

Pro forma diluted net (loss) income per share	(£0.028)	(£0.034)

Note 6 — Economic Dependency And Credit Risk

Approximately 23% of total revenues in the three month period ended September 30,
2005 and 25% for the nine months period ended September 30, 2005 , and 36% of total accounts receivable as of September 30, 2005 are derived from a related entity.
In addition, 36% of total accounts receivable as of September 30, 2005 are derived from a related entity.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 7 — Segments information
The percentage of the Company's revenues is derived from the following segments:

	For the 3 months	For the 3 months	For the 9 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	Unaudited	Unaudited	Unaudited	Unaudited
Telephone minute billing plus data and messaging
services,including facsimile, nodal, and e-mail
related services	71%	40%	69%	43%
Mobile phone services	2%	4%	3%	5%
Calling cards	27%	56%	28%	52%
	100%	100%	100%	100%

The Company has four major types of customers:
o Residential - including customers who must dial a special code to access our switch or acquire a box that dials automatically.
o Commercial - Smaller business are treated the same as residential customers. Larger businesses’ PBX (Telephony system) units are programmed to dial the special code automatically or connect directly through a T1 (24 telephone channels / lines).
o Governmental agencies - Including the United Nations World Economic Forum, the Argentine Embassy, the Spanish Embassy and
the Israeli embassy.
o Resellers - We provide them with our telephone and messaging services for a wholesale price. For WorldNet our largest reseller, we also provide the billing system.

	For the 3 months	For the 3 months	For the 9 months	For the 9 months	For the 3 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited	Convenience translation into US$
Revenues:
Telephone & Messaging	£2,424,609	£1,085,187	£6,808,991	£3,132,265	$4,263,676	$11,973,612
Mobile	57,654	114,434	312,653	378,759	101,384	549,799
Calling cards	936,920	1,505,313	2,790,871	3,733,620	1,647,573	4,907,747
	3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158
Direct Operating Profit:
Telephone & Messaging	1,012,210	£251,171	£3,009,203	£1,740,074	$1,779,972	$5,291,685
Mobile	5,603	49,888	50,542	95,698	9,852	88,878
Calling cards	74,627	399,789	190,498	227,751	131,231	334,990
	1,092,440	£700,848	£3,250,243	£2,063,523	1,921,056	5,715,553
Corporate common
operating expenses	1,018,961	£806,288	£3,105,600	£1,934,734	1,791,842	5,461,198

Operating profit (loss)	£73,479	£(105,440)	£144,643	£128,789	$129,214	$254,356

The company maintains operations in the United Kihgdom, The United States and Israel:

	For the 3 months	For the 3 months	For the 9 months	For the period	For the 3 months	For the 9 months
	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended	Period Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2005
	Unaudited	Unaudited	Unaudited	Unaudited	Convenience translation into US$
Revenues:
United Kingdom	£2,105,968	£2,704,934	£6,304,092	£7,244,644	$3,703,346	$11,085,747
United States	862,631	0	2,625,530	0	1,516,937	4,616,995
Israel	450,584	0	982,893	0	792,351	1,728,417
	£3,419,183	£2,704,934	£9,912,515	£7,244,644	$6,012,634	$17,431,158

Long-lived assets			As of September 30, 2005	As of December 31, 2004		As of September 30, 2005 Convenience translation
United Kingdom			£488,891	£610,741		$859,715
United States			3,121,845	0		5,489,765
Israel			927,126	701,658		1,630,351
			£4,537,862	£1,312,399		$7,979,831

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 8 - Management Agreement with W.S Telecom

On July 1, 2004, in conjunction with this acquisition (see Note 9), Xfone USA also entered into a management agreement with WS Telecom.
The management agreement provides that WS Telecom hires and appoints Xfone USA as manager to be responsible for the operation and management of all of WS Telecom’s business operations, including:

• Personnel - Supervising the current employees and independent contractors of WS Telecom with the authority to hire, discharge and direct personnel for the conduct of the business;
• Accounting - Supervision and administration of all accounting and the maintenance of all books and records for the business;
• Contracts - Maintain all existing contracts necessary for the operation of the business and the authority to enter into or renew contract in WS Telecom’s name;
• Policies and procedures - Preparation of all policies and procedures for the operation of the business; and
• Budgets - Preparation of all operating, capital or other budgets.

In consideration of these management services, WS Telecom has assigned and transferred as of July 1, 2004 to Xfone USA all revenues generated from the operations of the business and Xfone USA has agreed to pay from the revenues the normal operating, maintenance, administrative and similar expenses of the business. Further, WS Telecom designates Xfone USA as the controlling party of the current operating accounts of the business. In addition, Xfone USA, in its discretion, will have the right to make advances or loans to
WS Telecom payable on demand (or if no demand payable in equal quarterly installments of principal and interest) for an amount up to $500,000, with interest at 7% per annum from the date advanced until paid for the payment of any amounts due during the term of the management agreement for any of the “special liabilities” as defined in the management agreement.
Two senior executives of WS Telecom have jointly and severally, unconditionally guaranteed the prompt payment when due of these manager loans.

The management agreement was terminated on March 10, 2005, upon the consummation of the merger.

As of March 10, 2005 included in the consolidated statements of operations is the following :

	For the period	Convenience translation
	Ended	into US$ as of
	March 10, 2005	March 10, 2005
	Unaudited	Unaudited
Revenue	£762,086	$1,432,722
Cost of sales	418,634	787,032
Gross profit	343,452	645,690
Selling,general and administration	300,892	565,677

Net income	£42,560	$80,013

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Acquisition of W S Telecom

On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications,
Inc., a Mississippi corporation and its subsidiaries through the company's subsidiary Xfone USA.
Accordingly , the results of operations for WS Telecom have been included in the accompanying consolidated financials statements from that date forward.

The aggregate acquisition price was £ 2,106,208, which included cash in the amount of £ 244,208 and the Company issued 663,650 restricted
shares of its common stock representing a market value of £ 1,170,400.
The value of the stock was determined based on the weighed average price of the share over the ten trading days preceding the trading immediately proir to the date the company entered into the management operating agreement.
The Company also issued 561,216 warrants with a value of £691,600, the value of which was calculated as of the date the Company and WS Telecom Inc. enter into a management operating Agreement, assuming 90% volatility of the underlying share of common stock of the company in accordance with the Black Scholes option - pricing model.

Following is a condensed balance sheet showing the fair values of the assets acquired and the liabilities assumed as of the date of acquisition:

	As of March 10 2005	Convenience translation into US$ as of March 10, 2005
	Unaudited	Unaudited
Current Assets	£594,082	$1,116,874
Property and equipment	697,462	1,311,229
Intengible assets	70,693	132,903
Goodwill arising in the acquisition	2,054,680	3,862,798

Current Liabilities	1,110,622	2,087,969
Long term debts	160,229	301,231
Other long term obligations	39,858	74,933

Net Assets acquired	£2,106,208	$3,959,671

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 9 — Acquisition of W S Telecom- (cont.)

Out of the £ 70,693 of intangible assets acquired, £ 15,104 has been assigned to deposits, which are not being amortized.The £ 55,589 balance of acquired intangibles is being amortized over 2 to 20 years.

On March 10, 2005, the Company consummated its merger with WS Telecom, Inc., d/b/a/ eXpeTel Communications,
Results of operations for WS Telecom are included in the consolidated financials statements
Following are the pro forma amounts for the 9 months ended September 30, 2005 assuming that the acquisition was made on January 1, 2004:

	For the 9 months Period EndedSeptember 30, 2005	Convenience translation into US$
	Unaudited	Unaudited
Net sales	£9,912,515	$17,431,158

Net loss	£(15,469)	$(27,202)

Loss per share:
Basic	£-0.002	$-0.004

Diluted	£-0.002	$-0.004

	For the 9 months Period Ended September 30, 2004	Convenience translation into US$
	Unaudited	Unaudited
Net sales	£9,607,879	$16,895,454

Net income	£17,033	$29,953

Earnings per share:
Basic	£0.003	$0.005

Diluted	£0.002	$0.004

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 10 — Convertible Notes

On September 27, 2005, a Securities Purchase Agreement was entered for a $2,000,000 financial transaction by and among the Company, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf
Coast Utilities, Inc. and Laurus Master Fund, Ltd. The investment, which takes the form of a convertible note secured by the Company’s United States assets, has a 3 -year term and bears interest at a rate equal to prime plus 1.5% per annum. The Note is convertible, under certain conditions, into shares of the Company’s common stock at an initial price equal to $3.48 per share.
The closing of the financing was on September 28, 2005. Net proceeds from the financing are mainly to be used for procurement of capital equipment and general working capital purposes for the Company and Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc.

Note 11 — Subsequent Events

a. Equity Financing:

On September 28, 2005, a Securities Purchase Agreement was entered for a $2,212,500 financial transaction by and among the Company, Crestview Capital Master, LLC,
Burlingame Equity Investors and Mercantile Discount - Provident Funds. Upon the closing of the financial transaction on October 31, 2005, the Company issued to the investors an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with, 221,250 warrants at $3.00 per share and 221,250 warrants at $3.25 per share. Upon the closing of the financial transaction on October 31, 2005, we issued to the investors an aggregate amount of 885,000 shares of common stock.
The net proceeds of the financing are expected to be used for general working capital and/or investment in equipment and/or for acquisitions and/or business development.

b. Agreement and Plan of Merger to acquire I-55 Internet Services, Inc:

On August 18, 2005, the Company entered into an Agreement and Plan of Merger to acquire
I-55 Internet Services, Inc., a Louisiana corporation (the “Merger Agreement”). On
September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane
Katrina on the transaction contemplated by the Merger Agreement. On October 10, 2005, the Company entered into a First Amendment to the Merger Agreement, by and among I-55
Internet Services, the Company, Xfone USA, Inc., the Company’s wholly-owned United
States subsidiary and Hunter McAllister and Brian Acosta, key employees of I-55 Internet
Services, in order to induce the Company and Xfone USA not to terminate the Merger

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Subsequent Events (cont.)

Agreement due to a material adverse effect that Hurricane Katrina has had on the assets and business of I-55 Internet Services. As part of the amendment and since the merger of I-55
Internet Services with and into Xfone USA has not been consummated yet, in the interim, the parties agreed and entered into on October 11, 2005 a Management Agreement (the
"Management Agreement") that provides that I-55 Internet Services hires and appoints
Xfone USA as a manager to be responsible for the operation and management of all of I-55
Internet Services business operations, including among other things personnel, accounting, contracts, policies and budget. In consideration of the management services to be provided under the Management Agreement, I-55 Internet Services assigns and transfers to Xfone
USA, Inc. all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management Agreement commenced on October 11, 2005 and shall continue until the consummation of the
Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval.

c. Agreement and Plan of Merger to acquire I-55 Telecommunications, L.L.C.

On August 26, 2005, the Company entered into an Agreement and Plan of Merger (the
“Merger Agreement”) to acquire I-55 Telecommunications, LLC, , a Louisiana corporation
(“I-55 Telecommunications”). On September 13, 2005, the Company filed a Form 8-K discussing the impact of Hurricane Katrina on the transaction contemplated by the Merger
Agreement. To date, the merger of I-55 Telecommunications with and into Xfone USA has not been consummated yet. In the interim, and demonstrative of the Company’s intention to continue on with the transaction contemplated by the Merger Agreement, the Company and
I-55 Telecommunications executed on October 12, 2005 a Management Agreement (the
“Management Agreement”), providing that I-55 Telecommunications hires and appoints
Xfone USA as manager to be responsible for the operation and management of all of I-55
Telecommunication’s business operations. In consideration of the management services to be provided under the Management Agreement, I-55 Telecommunications assigns and transfers to Xfone USA all revenues generated and expenses incurred in the ordinary course of business during the term of the Management Agreement. The term of the Management
Agreement commenced on October 12, 2005 and shall continue until the consummation of the Merger, provided that the Management Agreement may be terminated by either party at any time after March 1, 2006 upon 30 days prior notice. The completion of the merger is subject to the satisfaction of certain conditions, including shareholders approval and regulatory approvals.

Xfone, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

Note 11 — Subsequent Events (cont.)

d. Contingencies

The Company’s wholly-owned UK based subsidiary, Swiftnet Limited was served with a claim on October 14, 2005 that was filed by MCI Worldcom Limited (“MCI”) in an English court for the sum of English Sterling Pounds of 1,732,756.74, including interest (although interest will continue to accrue on a daily basis), for telecommunication services MCI claims it provided to Swiftnet. Swiftnet has been in dispute with MCI regarding amounts due to
MCI for telecommunications services provided by MCI to Swiftnet and has been conducting discussions and negotiations with MCI concerning this matter for the last few months.
Swiftnet alleges that the disputed charges were improperly billed by MCI to its account for a long time and therefore MCI should credit Swiftnet for a certain amount of the claim.
Swiftnet intends to vigorously defend the suit and believes that it has a meritous defense in relation to a significant portion of the amount claimed.
The Company's financial statements have for some time carried the full amount due to MCI based on the invoices issued by MCI, as well as an appropriate provision for the credit the company is claiming.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of Incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extend permitted under the Nevada Revised Statute provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to the best interest of our Company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies.

Expenses:	$ Dollar amount
Securities and Exchange Commission Registration Fee	$1,588.56
Edgarization, Printing and Engraving	$10,000
Accounting Fees	$10,000
Legal Fees	$36,000
Miscellaneous	$17,411.44
TOTAL	$75,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

RECENT SALES OF UNREGISTERED SECURITIES

On September 30, 2002 we entered into an agreement with Nir Davison. Nir Davison had the option to our shares of common stock 12 months after the September 30, 2002 agreement, if the Story Telecom project generated a sufficient amount of sales and profits according to a specified formula in the agreement; however, the project failed to meet the profits criteria and on September 30, 2003 the right for the options was cancelled.

Separate and apart from this agreement, because Story Telecom achieved growth since its inception, which has enabled us to attain certain achievements in our business plan, our Board of Directors issued a resolution on September 3, 2003 which provided that we or our major shareholders, Mr. Keinan, who is our Chairman of the Board, Vision Consultants, and Campbeltown Business Ltd., an affiliated entity, in order to provide an incentive to Mr. Davison and to enhance his loyalty to us, will grant him options to purchase 500,000 shares of common stock. The September 3, 2003 resolution further provides that these major shareholders have the first right to sell to Mr. Davison their own shares or a portion of them at the same terms, rather than our issuing such shares. Immediately after the September 3, 2003 resolution was passed, the major shareholders, Vision Consulting and/or Abraham Keinan and/or Campbeltown Business, Ltd., notified Mr. Davison and us that they decided to exercise their first right by granting Mr. Davison the options to purchase the 500,000 shares from their own shares of our common stock. Therefore, as of the date of this notice we were no longer under the obligation to grant an option or issue shares of common stock to Mr. Davison under this resolution.

On August 21, 2003, we issued 400,000 options to acquire shares of our restricted common stock to Abraham Keinan. These options were issued to Abraham Keinan for services rendered by Abraham Keinan as the Chairman of our Board of Directors. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Abraham Keinan. We believed that Section 4(2) was available because the offer and sale did not involve a public offering. On March 1, 2004, our Board of Directors cancelled these options. This cancellation was in accordance with our August 21, 2003 board resolution signed by all members of the Board of Directors, including Messrs Keinan and Nissenson, the proposed recipients of the options, which states that the “options are cancelable at the sole discretion of Xfone for a period not exceeding 210 days from the date these options are granted”.

On August 21, 2003, we issued 200,000 options to acquire shares of our restricted common stock to Guy Nissenson. These options were issued to Guy Nissenson for services rendered by Mr. Nissenson as our President and Chief Executive Officer. These options are exercisable at a price of $0.475 per share. Each option is convertible into one (1) share of stock. These options vested immediately and expire on August 21, 2008. We relied upon Section 4(2) of the Act for the offers and sales to Guy Nissenson. We believed that Section 4(2) was available because the offer and sale did not involve a public offering. On March 1, 2004, our Board of Directors cancelled these options. This cancellation was in accordance with our August 21, 2003 board resolution signed by all members of the Board of Directors, including Messrs Keinan and Nissenson, the proposed recipients of the options, which states that the “options are cancelable at the sole discretion of Xfone for a period not exceeding 210 days from the date these options are granted”.

On January 1, 2004, we granted the following warrants to Portfolio PR, a New York corporation owned and controlled by Paul Holm, in exchange for services: (a) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $6.00 per share; and (b) 50,000 warrants to purchase 50,000 shares of our common stock at an exercise price of $10 per share. The warrants expire on January 1, 2005. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Mr. Holm had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

In conjunction with this agreement, from January 2004 to April 2004, we paid Portfolio PR, Inc. $7,000 but we made not stock issuances to Portfolio PR, Inc. In addition, Portfolio PR, Inc. did not exercise any warrants. On April 23, 2004, we cancelled the agreement with Portfolio PR, Inc. “for cause”. In July 2004, Portfolio PR, Inc. agreed to receive from us additional $7,209.09 in cash and 3,000 shares of our common stock as total and final consideration and further agreed that we would have no further obligation to pay it any additional cash, shares, warrants, or other consideration in connection with this agreement.

On January 9, 2004, we granted 17,500 restricted shares of our common stock, 17,500 Warrants A, and 17,500 Warrants B to Stern & Company, a limited liability company registered in New York which is owned, managed and controlled by Shai Stern, in exchange for strategic planning related services. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 17,500 shares of common stock, the 17,500 shares underlying the Warrants A and the 17,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Stern and Company had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, we sold 16,667 restricted shares of our common stock, 16,667 Warrants A, and 16,667 Warrants B to WEC Partners, LLC, a Delaware limited liability company owned and controlled by Ethan Benovitz, Daniel Saks, and Jaime Hartman, in exchange for $50,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the Warrants A and the 16,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	WEC Partners had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, in exchange for $300,000, we sold 100,000 restricted shares of our common stock, 100,000 Warrants A, and 100,000 Warrants B to Platinum Partners Value Arbitrage, a Cayman Islands based limited partnership; Mark Nordlicht is the Managing Member of Platinum Management LLC, the General Partner of this limited partnership, which is a limited liability company registered in new York. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 100,000 shares of common stock, the 100,000 shares underlying the Warrants A and the 100,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Platinum Management LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 9, 2004, we sold 50,000 restricted shares of our common stock, 50,000 Warrants A, and 50,000 Warrants B to Countrywide Partners, LLC, a Delaware limited liability company owned, managed, and controlled by Harry Adler, in exchange for $150,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 50,000 shares of common stock, the 50,000 shares underlying the Warrants A and the 50,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 9, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Countrywide Partners had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Arik Ecker in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Arik Ecker had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,500 restricted shares of our common stock, 8,500 Warrants A, and 8,500 Warrants B to Zwi Ecker in exchange for $25,500. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,500 shares of common stock, the 8,500 shares underlying the Warrants A and the 8,500 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Zwi Ecker had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 13,000 restricted shares of our common stock, 13,000 Warrants A, and 13,000 Warrants B to Simon Langbart in exchange for $39,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,000 shares of common stock, the 13,000 shares underlying the Warrants A and the 13,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Simon Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 5,000 restricted shares of our common stock, 5,000 Warrants A, and 5,000 Warrants B to Robert Langbart in exchange for $15,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the Warrants A and the 5,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Robert Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 3,000 restricted shares of our common stock, 3,000 Warrants A, and 3,000 Warrants B to Michael Derman in exchange for $9,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,000 shares ofcommon stock, the 3,000 shares underlying the Warrants A and the 3,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Derman had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 7,000 restricted shares of our common stock, 7,000 Warrants A, and 7,000 Warrants B to Errol Derman in exchange for $21,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 7,000 shares of common stock, the 7,000 shares underlying the Warrants A and the 7,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Errol Derman had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Yuval Haim Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Yuval Haim Sobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,000 restricted shares of our common stock, 8,000 Warrants A, and 8,000 Warrants B to Zvi Sobel in exchange for $24,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,000 shares of common stock, the 8,000 shares underlying the Warrants A and the 8,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B are exercisable until the earlier of 10 days after this registration statement is effective or 10 days after our common stock is traded on the NASDAQ Small Cap or the American Stock Exchange or up until the date that is 375 expired on November 22, 2004. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Zvi Sobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 8,400 restricted shares of our common stock, 8,400 Warrants A, and 8,400 Warrants B to Tenram Investments, Ltd. in exchange for $25,200. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,400 shares of common stock, the 8,400 shares underlying the Warrants A and the 8,400 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Tenram Investments, Ltd. had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 15, 2004, we sold 10,000 restricted shares of our common stock, 10,000 Warrants A, and 10,000 Warrants B to Michael Zinn in exchange for $30,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 10,000 shares of common stock, the 10,000 shares underlying the Warrants A and the 10,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 15, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Zinn had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 22, 2004, we granted 100,000 Warrants A to Hamilton, Lehrer & Dargan, P.A. in exchange for legal services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 100,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before January/February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Hamilton, Lehrer & Dargan, P.A. had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 25, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to Michael Weiss in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 25, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Michael Weiss had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 16,667 restricted shares of our common stock, 16,667 A Warrants, and 16,667 B Warrants to Oded Levy in exchange for $50,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 16,667 shares of common stock, the 16,667 shares underlying the A Warrants and the 16,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $4,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 A Warrants, and 66,667 B Warrants to Southridge Partners, LP, a limited partnership registered in Delaware, in exchange for $200,000. Stephen Nicks is the President of the limited partnership’s general partner, Southridge Capital Management. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the A Warrants and the 66,667 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Southridge Partners, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 5,000 restricted shares of our common stock, 5,000 A Warrants, and 5,000 B Warrants to Adam Breslawsky in exchange for $15,000. Each A Warrant is exercisable into one share of common stock at an exercise price of $5.50 per share. Each B Warrant is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 5,000 shares of common stock, the 5,000 shares underlying the A Warrants and the 5,000 shares underlying the B Warrants. The A Warrants are exercisable at any time before January 30, 2009. The B Warrants expired on November 22, 2004. We paid a finders fee in the amount of $1,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Adam Breslawsky had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On January 30, 2004, we sold 6,667 restricted shares of our common stock, 6,667 Warrants A, and 6,667 Warrants B to Michael Epstein in exchange for $20,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 6,667 shares of common stock, the 6,667 shares underlying the Warrants A and the 6,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $1,600 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment

On January 30, 2004, we sold 13,334 restricted shares of our common stock, 13,334 Warrants A, and 13,334 Warrants B to Stephen Frank in exchange for $40,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 13,334 shares of common stock, the 13,334 shares underlying the Warrants A and the 13,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $3,200 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On January 30, 2004, we sold 66,667 restricted shares of our common stock, 66,667 Warrants A, and 66,667 Warrants B to Southshore Capital Fund LTD, a Cayman Islands corporation, in exchange for $200,000. Navigator Management is the Corporate Director of Southshore Capital Fund, Ltd. and the Director and control person of Navigator Management is David Sims. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 66,667 shares of common stock, the 66,667 shares underlying the Warrants A and the 66,667 shares underlying the Warrants B. The Warrants A are exercisable at any time before January 30, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $16,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment

On February 2, 2004, we sold 500,000 restricted shares of our common stock, 500,000 Warrants A, and 500,000 Warrants B to Crestview Capital Master, LLC, a limited liability company registered in Delaware which is controlled by Richard Levy and Stuart Flink, in exchange for $1,500,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 500,000 shares of common stock, the 500,000 shares underlying the Warrants A and the 500,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 2, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $120,000 to Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment.

On February 11, 2004, we sold 3,334 restricted shares of our common stock, 3,334 Warrants A, and 3,334 Warrants B to Joshua Lobel in exchange for $10,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 3,334 shares of common stock, the 3,334 shares underlying the Warrants A and the 3,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B expired on November 22, 2004. We paid a finders fee in the amount of $800 in connection with the sale. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Joshua Lobel had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On February 11, 2004, we sold 8,334 restricted shares of our common stock, 8,334 Warrants A, and 8,334 Warrants B to Joshua Kazam in exchange for $25,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 8,334 shares of common stock, the 8,334 shares underlying the Warrants A and the 8,334 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 11, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Joshua Kazam had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On February 12, 2004, we sold 20,000 restricted shares of our common stock, 20,000 Warrants A, and 20,000 Warrants B to The Oberon Group, LLC, a limited liability company registered in New York, which is owned, managed and controlled by Adam Breslawsky, in exchange for $60,000. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. Each Warrant B is exercisable into one share of common stock at an exercise price of $3.50 per share. We agreed to register the 20,000 shares of common stock, the 20,000 shares underlying the Warrants A and the 20,000 shares underlying the Warrants B. The Warrants A are exercisable at any time before February 12, 2009. The Warrants B expired on November 22, 2004. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	the Oberon Group, LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

During February 2004, we granted 50,000 Warrants A to The Oberon Group, LLC., a limited liability company registered in New York, in exchange for services rendered to us. Each Warrant A is exercisable into one share of common stock at an exercise price of $5.50 per share. We agreed to register the 50,000 shares of common stock underlying the Warrants A. The Warrants A are exercisable at any time before February 2009. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because:

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	the Oberon Group had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

In connection with our January/February 2004 private placement, we entered into agreements with selling shareholders which subject us to possible monetary penalties if we fail to remove the restrictive legends on the selling shareholder’s certificates when the shares represented by the certificates are eligible for resale. In addition, if we conduct other financing where we sell shares of our common stock at prices of less than $3.00 per share, we may be required to adjust the selling shareholder’s purchase price to the any lower price by issuing the selling shareholders additional shares of our common stock. Additionally, there are certain provisions in our agreements with selling shareholders that provide if our registration statement is not effective within a certain period of time, we will have to issue additional shares to them. Because our registration statement was declared effective only on November 12, 2004, we issued to our selling shareholders on November 17, 2004, a total of 109,716 additional shares of our common stock as liquidated damages. We are not subject to any additional penalties under the terms of these selling shareholders agreements.

Until May 2004, we issued 76,905 restricted shares of our common stock to WorldNet Global Communications Ltd. WorldNet Global Communication Ltd. had a pre-existing relationship with us as a reseller of our telecommunications services.

On November 24, 2004, the Company’s board of directors approved a grant to our directors of 3,200,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - 12 months from the date of grant (which is November 24, 2005); Expiration Date - 5 years from the Vesting Date.

On February 1, 2005 and February 3, 2005 we transferred from our compensation fund stock pool a total of 11,400 restricted common shares to employees, agents and subcontractors.

On February 6, 2005, the Company’s board of directors approved a grant to past/current employees of 730,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date - 5.5 years from the Grant Date.

On March 7, 2005, we granted 8,419 Warrants A to Dragonfly Capital Partners, LLC, a North Carolina Limited Liability Company registered as a broker-dealer with the National Association of Security Dealers and the Securities and Exchange Commission, in exchange for financial consulting related services. Each Warrant A is valid for 5 years and exercisable into one share of restricted common stock at an exercise price of $5.50 per share.

During May 2005, the Company issued to the shareholders of WS Telecom, Inc. as part of the plan of merger agreement that closed on March 10, 2005, 663,650 restricted shares of the Company’s common stock, and 561,216 warrants, convertible on a one to one basis into the Company’s restricted common stock with a term of five years with a strike price that is 10% above the closing price of the Company’s common stock into which the warrant is convertible.

On June 8, 2005, the Company’s board of directors approved a grant to Mr. Alon Mualem, the Company's Chief Financial Officer, of 300,000 options under and subject to the 2004 Stock Option Plan of the Company according to the following terms: Option exercise price of $3.50; Vesting Date - the vesting of the options will be over a period of 4 years as follows: 25% of the options are vested after a year from the Date of Grant. Thereafter, 1/16 of the options are vested every 3 months for the following 3 years; Expiration Date -5.5 years from the grant date.

On July 25, 2005, we issued to Simon Langbart 3,150 restricted shares of common stock as consideration for consultancy services. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Simon Langbart had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On September 28, 2005, we sold 157,500 D Warrants which are exercisable at $3.80 per share, and a Secured Convertible Term Note for 574,713 shares of common stock to Laurus Master Fund Ltd. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Laurus Master Fund Ltd, had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 285,000 restricted shares of common stock, 71,250 A Warrants, and 71,250 B Warrants to Crestview Capital Mater, LLC. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Crestview Capital Mater, LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 131,162 restricted shares of common stock, 32,791 A Warrants, and 32,790 B Warrants to Burlingame Equity Investors, LP. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 16,906 restricted shares of common stock, 4,227 A Warrants and 4,226 B Warrants to Burlingame Equity Investors II, LP. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors II, LP had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 51,932 restricted shares of common stock, 12,983 A Warrants, and 12,983 B Warrants to Burlingame Equity Investors (offshore) Ltd. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Burlingame Equity Investors (offshore) Ltd had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On October 31, 2005, we sold 400,000 restricted shares of common stock, 100,000 A Warrants and 100,000 B Warrants to Mercantile Discount-Provident Funds. The A Warrants are exercisable at $3.00 per share and the B Warrants are exercisable at $3.25 per share, and both are exercisable for a period of 5 years. We are obligated to register 130% of the securities issued to this investor. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Mercantile Discount-Provident Funds had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 13, 2005, our Board of Directors ratified the grant of 600,000 options to Wade Spooner and 300,000 options to Ted Parsons, under our 2004 Stock Option Plan, pursuant to the terms described in their March 10, 2005 employment agreements.

On November 16, 2005, we issued 245,000 C Warrants to Oberon Securities, LLC. The C Warrants are exercisable at $3.15 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Oberon Securities LLC had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 16, 2005, we issued 10,370 D Warrants to Yitzhak Rosenbaum. The D Warrants are exercisable at $3.50 per share for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Yitzhak Rosenbaum had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

On November 16, 2005, we issued 32,500 E Warrants and 32,500 F Warrants to Elite Financial Communications Group, LLC. The E Warrants are exercisable at $5.10 per share, the F Warrants are exercisable at $6.80 per share, and both are exercisable for a period of 5 years. We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. We believed Section 4(2) was available because they were a private transaction with no underwriter involved.

i.	the offer and sale did not involve a public offering;
ii.	all certificates were marked with restrictive legends;
iii.	each investor represented they were sophisticated enough to evaluate the merits of the investment; and
iv.	Elite Financial Communications Group, LLC.had a preexisting relationship with Guy Nissenson, our Chief Executive Officer and President.

ITEM 27. EXHIBITS

a) Exhibits and Index of Exhibits.

Exhibit Number / Description

2.	Agreement and plan or reorganization between Xfone, Inc. and Swiftnet Ltd. dated September 20, 2000 (1)
3.1	Articles of Incorporation of Xfone, Inc. (1)
3.2a	Bylaws of Xfone, Inc. (1)
3.2b	Amended Bylaws of Xfone, Inc. (4)
3.3	Articles of Incorporation of Swiftnet, Ltd. (1)
3.4	Bylaws of Swiftnet, Ltd. (1)
3.5	Amended bylaws of Xfone, Inc. (3)
3.6	By-Laws of Xfone USA, Inc. (7)
3.7	Office of the Mississippi Secretary of State, Articles of Merger or Share Exchange Profit Corporation (7)
4.	Specimen Stock Certificate (1)
5.	Opinion of Gersten Savage LLP.

10.1	Agreement between Swiftnet Ltd. and Guy Nissenson dated May 11, 2000 (1)
10.2	Employment Agreement with Bosmat Houston dated January 1, 2000 (1)
10.3	Loan Agreement with Swiftnet Ltd., Guy Nissenson, and Nissim Levy dated August 5, 2000 (1)
10.4	Promissory Note executed between Xfone and Swiftnet Ltd. dated September 29, 2000 (1)
10.5	Stock Purchase Agreement between Swiftnet, Ltd, Abraham Keinan, and Campbeltown Business, Ltd.
dated June 19, 2000 (1)
10.6	Consulting Agreement between Swiftnet, Ltd. and Campbeltown Business, Ltd. dated May 11, 2000 (1)
10.7	Agreement with Campbeltown Business Ltd. dated July 30, 2001 (1)
10.8	Contract with WorldCom International, Ltd. dated June 20, 1998 (1)
10.9	Contract with VoiceNet Inc. dated April 11, 2000 (1)
10.10	Contract with InTouchUK.com Ltd. dated April 25, 2000 (1)
10.11	Letter of Understanding from Campbeltown Business, Ltd. to Xfone, Inc. dated July 30, 2001 (2)
10.12	Agreement between Adar International, Inc./Mr. Sidney J. Golub and Swiftnet dated April 6, 2000 (2)
10.13	Lease Agreement between Elmtree Investments, Ltd. and Swiftnet, Ltd. dated December 4, 1991 (2)
10.14	Lease Agreement between Postwick Property Holdings Limited and Swiftnet, Ltd. dated October 8, 2001.(2)
10.15	Agreement between Xfone, Inc., Swiftnet, Ltd., and Nir Davison dated September 30, 2002 (5)
10.16	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Platinum Partners Value
Arbitrage Fund LP, Countrywide Partners LLC and WEC Partners LLC. [3 investors] (6)
10.17	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Simon Langbart, Robert Langbart,
Arik Ecker, Zwi Ecker, Michael Derman, Errol Derman,Yuval Haim Sobel, Zvi Sobel, Tenram
Investment Ltd., Michael Zinn, Michael Weiss. [11 investors] (6)
10.18	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Southridge Partners LP and
Southshore Capital Fund Ltd. [2 investors] (6)
10.19	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Crestview Capital Master LLC. [1 investors] (6)
10.20	As to Form: Shares and Warrant Purchase Agreement, Irrevocable Proxy, Warrant A, Warrant B
and Registration Rights Agreement of Selling Shareholders Adam Breslawsky, Oded Levy,
Michael Epstein, Steven Frank, Joshua Lobel, Joshua Kazan and The Oberon Group LLC. [7 investors] (6)
10.21	Newco (Auracall Limited) Formation Agreement. (6)
10.22	Agreement with ITXC Corporation (6)
10.23	Agreement with Teleglobe International (6)
10.23.1	Amendment to Agreement with Teleglobe International (6)
10.24	Agreement with British Telecommunications (6)
10.25	Agreement with Easyair Limited (OpenAir) (6)
10.26	Agreement with Worldnet (6)
10.27	Agreement with Portfolio PR (6)
10.28	Agreement with Stern and Company (6)

10.29	December 31, 2003 letter to Xfone from A. Keinan (6)
10.30	Agreement between Swiftnet, Ltd. and Dan Kirschner (8)
10.31	Agreement and Plan of Acquisition (7)
10.32	Escrow Agreement (7)
10.33	Release Agreement (7)
10.34	Employment Agreement between WS Telecom, Inc. and Wade Spooner (7)
10.35	Employment Agreement between WS Telecom, Inc. and Ted Parsons (7)
10.36	First Amendment to Agreement and Plan of Merger (WS Telecom, Inc./Xfone, Inc./Xfone USA, Inc.) (11)
10.37	Finders Agreement with The Oberon Group, LLC (11)
10.38	Agreement with The Oberon Group, LLC (11)
10.39	Management Agreement (WS Telecom, Inc. and Xfone USA, Inc.) (8)
10.40	Engagement Letter to Tommy R. Ferguson, Confidentiality Agreement, and Executive Inventions Agreement dated August 19, 2004 (11)
10.41	Voting Agreement dated September 28, 2004 (11)
10.42	Novation Agreement executed September 27, 2004 (11)
10.43	Novation Agreement executed September 28, 2004 (11)
10.44	Ilan Shoshani Investment Agreement dated August 26, 2004 (12)
10.44.1	Addendum and Clarification to the Ilan Shoshani Investment Agreement dated September 13, 2004 (12)
10.45	Elite Financial Communications Group Agreement (13)
10.46	Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement (13)
10.47	Agreement and Plan of Merger to acquire I-55 Internet Services, Inc. dated August 18, 2005 (14)
10.48	Agreement and Plan of Merger to acquire I-55 Telecommunications, LLC dated August 26, 2005 (15)
10.49	Securities Purchase Agreement, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.50
Secured Convertible Term Note, dated September 27, 2005, by the Registrant in favor of Laurus Master Fund, Ltd.; Adjustment Provision Waiver Agreement, dated September 27, 2005, by and between the Registrant and Laurus Fund, Ltd. (16)

10.51	Common Stock Purchase Warrant, dated September 27, 2005, by the Registrant in favor of Laurus Master Fund, Ltd. (16)
10.52	Registration Rights Agreement, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.53	Master Security Agreement, dated September 27, 2005, by and between the Registrant, Xfone USA, Inc., eXpeTel Communications, Inc., Gulf Coast Utilities, Inc., and Laurus Master Fund, Ltd. (16)
10.54	Stock Pledge Agreement, dated September 27, 2005, by and between the Registrant, Xfone USA, Inc., and Laurus Master Fund, Ltd. (16)
10.55	Subsidiary Guarantee dated September 27, 2005, by Xfone USA, Inc., eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. in favor of Laurus Master Fund, Ltd. (16)
10.56	Funds Escrow Agreement, dated September 27, 2005, by and between the Registrant, Laurus Master Fund, Ltd. and Loeb & Loeb LLP; Disbursement Letter, dated September 27, 2005 (16)
10.57	Incremental Funding Side Letter, dated September 27, 2005, by and between the Registrant and Laurus Master Fund, Ltd. (16)
10.58	Securities Purchase Agreement, dated September 28, 2005, by and between the Registrant and the Purchasers (16)
10.59	Registration Rights Agreement, dated September 28, 2005, by and between the Registrant and the Purchasers (16)
10.60	Common Stock Purchase Warrant, dated September 28, 2005, by the Registrant in favor of the Purchasers (16)
10.61	Escrow Agreement, dated September 28, 2005, by and between the Registrant, the Purchasers and Feldman Weinstein LLP (16)
10.62	Management Agreement dated October 11, 2005 (17)
10.63	First Amendment to the Agreement and Plan of Merger to acquire I-55 Internet Services, Inc., dated October 10, 2005 (17)
10.64	Letter Agreement with MCG Capital Corporation dated October 10, 2005 (17)
21.1	List of Subsidiaries (Amended) (8)
23	Consent of Chaifetz & Schreiber, P.C. (13)

(1)	Denotes previously filed exhibits: filed on August 10, 2001 with Xfone, Inc.'s SB-2 registration statement, file # 333-67232.
(2)	Denotes previously filed exhibits: filed on October 16, 2001 with Xfone, Inc.'s SB-2/Amendment 1 registration statement, file # 333-67232.
(3)	Denotes previously filed exhibit: filed on November 28, 2001 with Xfone, Inc.'s SB-2/Amendment 2 registration statement, file # 333-67232.
(4)	Denotes previously filed exhibit: filed on December 5, 2002 with Xfone, Inc.'s Form 8-K.
(5)	Denotes previously filed exhibit: filed on March 3, 2003 with Xfone, Inc.'s SB-2/Post Effective Amendment No. 2 registration statement, file # 333-67232
(6)	Denotes previously filed exhibit: filed on April 15, 2004 with Xfone's, Inc.SB-2 Amendment 1 Registration Statement, file # 333-113020.
(7)	Denotes previously filed exhibit: filed on June 1, 2004 with Xfone, Inc.'s Form 8-K
(8)	Denotes previously filed exhibit: filed on June 7, 2004 with Xfone, Inc.'s SB-2/Amendment 2 Registration Statement, file # 333-113020.
(9)	Denotes previously filed exhibit: filed on August 11, 2004 with Xfone's, Inc.SB-2 Amendment 3 Registration Statement, file # 333-113020.
(10)	Denotes previously filed exhibit: filed on September 13, 2004 with Xfone's, Inc.SB-2 Amendment 4 Registration Statement, file # 333-113020.
(11)	Denotes previously filed exhibits: filed on October 4, 2004 with Xfone, Inc.‘s Form 8-K
(12)	Denotes previously filed exhibits: filed on November 29, 2004 with Xfone, Inc.‘s Form 8-K.
(13)	Denotes previously filed exhibits; filed on March 31, 2005 with Xfone, Inc.‘s Form 10-KSB.
(14)	Denotes previously filed exhibit: filed on August 22, 2005 with Xfone, Inc.‘s Form 8-K.
(15)	Denotes previously filed exhibit: filed on August 31, 2005 with Xfone, Inc.‘s Form 8-K.
(16)	Denotes previously filed exhibits: filed on October 3, 2005 with Xfone, Inc.‘s Form 8-K.
(17)	Denotes previously filed exhibits: filed on October 11, 2005 with Xfone, Inc.‘s Form 8-K/A #1.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the Petach Tikva, Israel, on November 18, 2005.

XFONE, INC

By:/s/Guy Nissensson
Guy Nissenson, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this amended report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Guy Nissenson	Chief Executive Officer, President and Director	November 18, 2005
Guy Nissenson

/s/ Alon Mualem	Chief Financial Officer	November 18, 2005
Alon Mualem